UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Dean Foods Company
(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
OF DEAN FOODS COMPANY

Date:	May 11, 2016
Time:	10:00 a.m. Central time
Location:	Dallas Museum of Art, 1717 North Harwood, Dallas, Texas 75201
Items of Business:

1.    To elect as directors the eight nominees named in the attached Proxy Statement.

2.    To ratify the selection of Deloitte & Touche LLP as our independent auditor for 2016.

3.    To approve, on an advisory basis, an amendment to our bylaws to add a forum selection provision.

4.    To hold a non-binding advisory vote to approve our executive compensation.

5.    To approve the 2016 Stock Incentive Plan.

6.    To vote on a stockholder proposal, if properly presented at the meeting.

7.    To transact any other business that is properly brought before the meeting.

Webcast:	If you cannot attend the 2016 Annual Meeting in person, we invite you to join a live webcast of the meeting at www.deanfoods.com.
Who May Vote:
You are eligible to vote at the 2016 Annual Meeting and at any postponements or adjournments thereof only if you were a Dean Foods stockholder as of the close of business on March 17, 2016, the record date for the 2016 Annual Meeting.
How to Vote:
Please cast your vote by telephone or over the Internet as described in our Proxy Statement and in the Notice of Internet Availability of Proxy Materials. If you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date and return the proxy/voting instruction card in the envelope provided.
Date of Distribution:	On or about March 30, 2016, we will begin mailing our Notice of Internet Availability of Proxy Materials and any paper copies of our Proxy Statement with related proxy/voting instruction cards.
Electronic Availability of Materials:
The Company's Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2015, are available at www.viewproxy.com/deanfoods/2016. These documents are also posted on our website at www.deanfoods.com.

Date: March 30, 2016	By order of the Board of Directors,
Kristy N. Waterman Vice President, Chief Counsel – Corporate and Deputy Corporate Secretary

Your vote is very important to us. Whether or not you plan to attend the meeting in person, we encourage you to vote promptly so that your shares will be represented at the Annual Meeting.

Unless otherwise noted, all numbers of shares or share prices relating to our common stock in this Proxy Statement reflect the August 2013 Reverse Stock Split and all numbers of shares or units and corresponding prices related to equity awards granted prior to the WhiteWave Spin-Off have been adjusted to preserve the pre-spin intrinsic value of the award.

YOU ARE INVITED

March 30, 2016

Dear Fellow Stockholders,

We hope that you will attend our Annual Meeting of Stockholders on May 11, 2016. At the Annual Meeting, after we vote on the proposals described in this Proxy Statement, we will present a brief report on our 2015 results and an update on our business. As always, we will conclude the meeting with a brief period for questions and comments. For your convenience, we will present a live webcast of the meeting, which you can access through our website at www.deanfoods.com under Investor Relations.

If you have questions regarding any of the matters contained in this Proxy Statement, please contact our Investor Relations Department at 800.431.9214. We thank you for your continued support of Dean Foods, and we look forward to seeing you at the 2016 Annual Meeting.

Sincerely,

Gregg A. Tanner Chief Executive Officer and Director

Jim L. Turner Non-Executive Chairman of the Board

PROXY SUMMARY

Below is a summary that highlights information contained elsewhere in this Proxy Statement. Please refer to the complete Proxy Statement before you cast your vote.

Please refer to the Definitions on pages 94 and 95 for the meaning of certain terms used in this summary and the rest of this Proxy Statement.

2016 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 11, 2016 at 10:00 a.m. Central time
Location:	Dallas Museum of Art, 1717 North Harwood, Dallas, Texas 75201
Record Date:	March 17, 2016
If you were a stockholder of record of the Company as of the close of business on March 17, 2016, you are entitled to vote at the 2016 Annual Meeting and any adjournments or postponements of the meeting.
VOTING MATTERS AND BOARD RECOMMENDATIONS

	Board Recommendation	Page Reference

Election of Directors	FOR each Director Nominee	15
Ratification of Selection of Independent Auditor	FOR	39
Approval, on an Advisory Basis, of Bylaw Amendment ("Forum Selection Provision")	FOR	43
Non-Binding Advisory Vote on Executive Compensation	FOR	44
Approval of 2016 Stock Incentive Plan	FOR	78
Stockholder Proposal on GMO Reporting	AGAINST	90
GOVERNANCE OF THE COMPANY (page 27)

Recent Initiatives

Stakeholder Engagement Efforts.   We strongly believe that regular engagement with all of our stakeholders – including stockholders, customers, consumers, suppliers and advocacy groups – is critical to our long-term success. Our engagement activities have provided us with valuable feedback from stockholders and other stakeholders, who have contributed important external viewpoints that inform our decisions and our strategy. In 2015, members of our management team met with a significant number of our stockholders to discuss corporate governance practices, executive compensation and board composition, and to solicit feedback on these and a variety of other topics. We also engaged with a number of advocacy groups regarding our animal welfare efforts, water reporting and sustainability goals. Please see page 50 of this Proxy Statement for more information about our recent engagement efforts.

Proposed Forum Selection Bylaw Amendment.   Our Board of Directors is proposing, for approval by our stockholders, on an advisory basis, an amendment to our Bylaws to establish Delaware as the exclusive forum for the adjudication of certain types of specified corporate disputes. Although our Bylaws allow the Board of Directors to unilaterally adopt amendments to the Bylaws, our Board of Directors believes, as a matter of good corporate governance, that it is important to give our stockholders an opportunity to voice their position regarding whether this amendment is appropriate. The Board believes that the proposed provision provides substantial benefits to the Company and its stockholders as a whole. For example, the Delaware Chancery Court offers a specialized system to deal with corporate law questions, with streamlined procedures and processes that help provide relatively quick decisions, and the adoption of the provision would reduce the risk that we could be involved in costly duplicative litigation in more than one forum, which has become increasingly common. For more information, please see Proposal 4 – Approval, on an Advisory Basis, of Amendment to Amended and Restated Bylaws ("Forum Selection Provision") on page 43 of this Proxy Statement.

Proposed 2016 Stock Incentive Plan.   The Dean Foods Company 2007 Stock Incentive Plan will expire by its terms on April 2, 2017. Our Board has approved the Dean Foods Company 2016 Stock Incentive Plan, subject to stockholder approval, so that a sufficient amount of shares of Company common stock will be available for appropriate compensation to employees, consultants and directors. Equity awards are an important part of our compensation program and align the interests of our employees, consultants and directors with the long-term interests of our stockholders. Please see Proposal 5 – Approval of 2016 Stock Incentive Plan on page 78 of this Proxy Statement for more information.

Governance Features

Size of Board	9

Number of Independent Directors	8 of 9

Committee Independence – Independent Directors on Audit, Compensation, Nominating/Corporate Governance	100%

Separate Chairman and CEO Roles

Independent Chairman or Lead Director

Annual Election of All Directors

Majority Voting for Directors in Uncontested Elections

Executive Sessions of Independent Directors at Each Regularly Scheduled Board Meeting

Annual Board, Committee and Director Evaluations

Formal Code of Ethics, Ethics Hotline and Ethics Training and Communications to All Employees

Robust Stock Ownership Guidelines for Directors and Executive Officers

Directors and Executive Officers Prohibited from Pledging/Hedging Company Shares

Stockholders May Act by Written Consent

DIRECTOR NOMINEES(page 15)

Our Board of Directors has nominated eight directors for election at the Annual Meeting. Please see Proposal 1 – Election of Directors on page 15 of this Proxy Statement for additional information about each nominee. The table below is a summary of key information regarding the nominees.

				Committee Membership
Director Nominee Principal Role	DFC Director Since	Age*	Independent**	Audit	Compensation	Nominating / Corporate Governance

Janet Hill Principal, Hill Family Advisors	2001	68		• $

J. Wayne Mailloux Owner, Stonehill Partners Limited	2009	67		$	•

Helen E. McCluskey Former CEO, The Warnaco Group, Inc.	2015	60		• $	•

John R. Muse Chairman, Kainos Capital, LLC	1997	65			•

B. Craig Owens Former CFO, Campbell Soup Company	2015	61		• $		•

Gregg A. Tanner CEO, Dean Foods Company	2012	59

Jim L. Turner (Non-Executive Chairman) Principal, JLT Beverages L.P.	1997	70				•

Robert T. Wiseman Former Chairman and CEO, Robert Wiseman Dairies Limited	2013	61				•

	–	Committee chair
	$–	"Audit committee financial expert" under SEC rules and "financially literate" under NYSE Rules
*	–	Our directors may not stand for reelection after reaching age 72 without a determination by our Nominating / Corporate Governance Committee that such director's election is in the best interest of our stockholders.
**	–	Independent under NYSE Rules, our Corporate Governance Principles and, if a member of our Audit Committee, under Exchange Act Rule 10A-3, and, if a member of the Compensation Committee, under Exchange Act Rule 10C-1.
EXECUTIVE COMPENSATION(page 48)

This Proxy Statement contains information about the Company's executive compensation programs. Detailed information regarding our compensation programs, practices and philosophy can be found in the Compensation Discussion and Analysis beginning on page 48 and the compensation tables starting on page 65.

To ensure that management's interests are aligned with those of our stockholders and to motivate and reward individual initiative and effort, we emphasize a pay-for-performance compensation philosophy so that attainment of Company and individual performance goals is rewarded. Through the use of performance-based plans that emphasize attainment of Company goals, we seek to foster teamwork and a commitment to performance. The use of tools such as equity ownership and long-term incentive compensation programs is important to ensure that the efforts of management are consistent with the objectives of our stockholders.

We believe that a significant portion of each senior executive's compensation should be dependent on value created for our stockholders. Our incentive compensation programs are designed to align the results achieved for stockholders with the rewards provided to our senior executives. In 2015, variable compensation represented 83% of our CEO's 2015 target total compensation opportunity and, on average, 72% of our other current NEOs' target total compensation opportunity. Variable compensation includes the NEO's annual target bonus and LTI awards. Fixed compensation (in the form of base salary) represented 17% of our CEO's 2015 target total compensation and, on average, 28% of the 2015 target total compensation of our other current NEOs. In addition, the 2015 short-term incentive bonus targets were revised from 2014 to increase the weighting of the financial objectives component from 60% to 75% and to decrease the weighting of the individual objectives component from 40% to 25%. To further align executive and stockholder interests, we require stock ownership levels equal to at least five times base salary for our CEO and two times base salary for the other executive officers.

In 2015, adjusted operating income and Bank EBITDA, the performance measures for the financial component of the 2015 STI Plan and 2015 CPU Plan, respectively, exceeded maximum performance levels approved by the Compensation Committee at the beginning of the year and resulted in payouts of 200% of target for the financial component under such plans. In contrast, in fiscal year 2014, when our performance fell below target and we did not meet target thresholds, none of our executive officers received any payments under our 2014 STI Plan relating to 2014 financial performance or any CPU accruals for the 2014 performance period.

The "say-on-pay" proposal received strong stockholder support at our 2015 Annual Meeting, with 94% of shares voted in favor of the proposal. As a result, the Compensation Committee continued to apply the same effective principles and philosophy it has used in prior years to determine executive compensation and will continue to consider stockholder concerns and feedback in the future.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING
The Purpose of this Proxy Statement

Our Board of Directors is soliciting your proxy to vote your shares at the Company's 2016 Annual Meeting of Stockholders to be held on May 11, 2016 and at any adjournments or postponements of the meeting. A proxy is your legal designation of another person to vote the stock that you own. This Proxy Statement includes detailed information about the matters that will be discussed and voted on at the meeting and provides updated information about our Company that you should consider in order to make an informed voting decision.

Who May Vote

Only stockholders who owned shares of the common stock of Dean Foods Company at the close of business on the Record Date are entitled to vote at the 2016 Annual Meeting or any postponement or adjournment of the meeting. The Board established March 17, 2016 as the Record Date, on which date there were 91,729,182 shares of Dean Foods common stock issued and outstanding. Dean Foods common stock was the only class of our stock outstanding on that date.

Stockholder of Record.    If you are a stockholder of record, meaning your shares are registered in your own name, you may vote in person at the Annual Meeting or you may provide your proxy via the Internet or by telephone or mail in accordance with the instructions provided on the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card.

Beneficial Owner.    If you are a beneficial owner of shares held in street name, meaning you hold your shares through a broker, bank or other nominee, you may provide your proxy via the Internet or by telephone or mail in accordance with the instructions provided on the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card. To vote in person at the Annual Meeting you must obtain a legal proxy, executed in your favor, from the broker, bank or other nominee of your shares as of that time.

Your broker, bank or other nominee has discretionary voting power with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the 2016 fiscal year and may vote your shares on that proposal if he or she has not received voting instructions from you. However, your broker, bank or other nominee does not have discretionary voting power with respect to any of the other proposals discussed in this Proxy Statement and cannot vote your shares on those proposals unless he or she has received your instruction.

Delivery of Proxy Materials

Internet Availability of Proxy Materials.    In accordance with SEC rules, rather than mailing a full paper set of the proxy materials to each stockholder, many stockholders will receive a single-page notice advising the recipient of the availability of the proxy materials on the Internet. This Notice of Internet Availability includes instructions on how to access our proxy materials and vote on the Internet. It also includes instructions on how stockholders may obtain a paper copy of the proxy materials by mail or a printable copy electronically. Stockholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via e-mail regarding how to access these materials electronically. All other requesting stockholders, including stockholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail. This distribution process contributes to our sustainability efforts and reduces the costs of printing and distributing our proxy materials.

Duplicate Sets.    If you received more than one set of printed proxy materials or more than one notification regarding the availability of proxy materials on the Internet, your shares are likely registered differently or are held in more than one account. To vote your shares, please follow the instructions on each notification, proxy card or voting instruction card that you received.

Eliminating Duplicate Sets.    If, for any reason, you and members of your household are receiving multiple copies and you want to eliminate duplications, please contact our Investor Relations Department by telephone at 800.431.9214 or by mail at: Dean Foods Company, 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204, Attention: Investor Relations. That request must be made by each stockholder of record in the household.

Obtaining Separate Proxy Materials and Other Mailings.    Stockholders who are registered owners of our stock and who live in the same household generally receive only one copy per household of the 2015 Annual Report, Proxy Statement and most other mailings. If you would like to start receiving a separate set of printed proxy materials in your name, apart from others in your household, please contact our Investor Relations Department at the mailing address or phone number provided above and request that action. Within 30 days after your request is received, we will start sending you separate mailings.

Obtaining Paper Copies of Materials for the 2016 Annual Meeting.    Instructions about how to obtain a paper copy of the proxy materials and the 2015 Annual Report are included on each proxy card, voting instruction card, and the Notice of Internet Availability of proxy materials. The instructions are included in e-mail notifications as to the availability of the proxy materials as well. We will also have materials available at the meeting. If you want paper copies of your materials and hold your shares in Street Name, you must request them from your broker, bank or other nominee. The materials will be mailed promptly but we cannot guarantee you will receive mailed copies before the meeting.

Electronic Access to Proxy Statement and 2015 Annual Report.    This Proxy Statement and the 2015 Annual Report are available online at www.viewproxy.com/deanfoods/2016. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving hard copies in the mail. You can choose this option by following the instructions when you vote over the Internet.

Establishing a Quorum

A quorum is the minimum number of votes that must be present at the Annual Meeting in order to transact business. Our Bylaws provide that to establish a quorum a majority of the shares of our common stock that were issued and outstanding and entitled to vote at the Annual Meeting must be present in person or represented by proxy. For purposes of a quorum, shares represented (a) in person at the meeting, (b) by proxy submitted via the Internet or by telephone or mail prior to the meeting, (c) Abstentions and (d) Broker Non-Votes are counted as present and entitled to vote.

If a quorum is not established, we will adjourn the meeting and reschedule it.

Matters to be Presented at the 2016 Annual Meeting

If enough stockholders are present at the meeting to conduct business, then we will vote on:

  •
  Proposal  1:  A proposal to elect the eight nominees as members of our Board of Directors, each for a one-year term.

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  Proposal  2:  A proposal to ratify the selection of Deloitte & Touche LLP as our independent auditor for 2016.

  •
  Proposal  3:  A proposal to approve, on an advisory basis, an amendment to the Company's Bylaws to include a forum selection provision.

  •
  Proposal  4:  A proposal to approve, on an advisory basis, our executive compensation.

  •
  Proposal  5:  A proposal to approve the 2016 Stock Incentive Plan, a new equity incentive plan.

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  Proposal  6:  A stockholder proposal related to GMO reporting.

The Board of Directors is now soliciting your vote on these proposals. Proposals 1, 2, 3, 4 and 5 have been approved by our Board of Directors, and the Board of Directors recommends that you vote FOR each of the nominees named in Proposal 1 and FOR Proposals 2, 3, 4 and 5. The Board of Directors recommends that you vote AGAINST Proposal 6.

After all of the proposals have been voted on at the meeting, we will discuss and take action on any other matter that is properly brought before the meeting. Finally, our management team will present a brief report on our 2015 operating and financial results and an update on our business.

Votes Required; Effect of Broker Non-Votes and Abstentions

On each proposal, you are entitled to one vote for each share of stock that you owned at the close of business on the Record Date. Cumulative voting is not permitted. Alliance Advisors LLC will count the votes and act as inspector of election.

Abstentions (a) will be considered as present for purposes of determining a quorum, (b) will have no effect on Proposal 1, regarding the election of directors, and Proposal 3, the advisory vote on the bylaw amendment, and (c) will be the same as a vote against a proposal other than Proposals 1 and 3.

Broker Non-Votes (a) will be considered as present for purposes of determining a quorum but (b) will not be considered present and entitled to vote on any matter for which a broker, bank or other nominee does not have authority. For the 2016 Annual Meeting, pursuant to the rules of the NYSE, your broker, bank or other nominee will be permitted to vote for you without instruction only with respect to Proposal 2 regarding the ratification of Deloitte & Touche LLP. A Broker Non-Vote will not have any impact on the outcome of Proposals 1, 3, 4, 5, and 6.

Proposal Number	Item	Votes Required for Approval	Abstentions	Signed But Unmarked Proxy Cards

1	Election of Directors	Majority of votes cast	No effect	Count as votes FOR

2	Ratification of Independent Auditor	Majority of the voting power of the shares present in person or represented by proxy and entitled to vote	Count as votes AGAINST	Count as votes FOR

3	Approval of Bylaw Amendment on an Advisory Basis	Majority of votes cast	No effect	Count as votes FOR

4	Advisory Vote to Approve Executive Compensation	Majority of the voting power of the shares present in person or represented by proxy and entitled to vote	Count as votes AGAINST	Count as votes FOR

5	Approval of 2016 Stock Incentive Plan	Majority of the voting power of the shares present in person or represented by proxy and entitled to vote	Count as votes AGAINST	Count as votes FOR

6	Stockholder Proposal – GMO Reporting	Majority of the voting power of the shares present in person or represented by proxy and entitled to vote	Count as votes AGAINST	Count as votes AGAINST

Voting Procedures

Voting by Proxy.    Voting by any means other than voting in person at the meeting has the effect of appointing Gregg A. Tanner, our CEO, and Kristy N. Waterman, Vice President, Chief Counsel – Corporate and Deputy Corporate Secretary, as your proxies. They will be required to vote on the proposals described in this Proxy Statement exactly as you have directed. If any other matter requiring a stockholder vote is properly raised at the meeting, then Mr. Tanner and Ms. Waterman will be authorized to use their discretion to vote on such matters on your behalf. Also, if you sign your proxy card but do not specify how you want to vote on a proposal, your shares will be voted FOR Proposals 1, 2, 3, 4, and 5 and AGAINST Proposal 6.

Whether you hold your shares directly as the Stockholder of Record or beneficially in Street Name, you may vote your shares by proxy without attending the 2016 Annual Meeting.

Voting Methods.    Depending on how you hold your shares, you may vote your shares in one of the following ways:

  •
  Via the Internet.  If you received a Notice of Internet Availability, you may vote by proxy via the Internet by visiting the website indicated in the Notice of Internet Availability and following the instructions on the website using the control number found in the Notice of Internet Availability. If you received or requested printed copies of the proxy materials by mail, you may vote via the Internet by following the instructions on each proxy or voting instruction card. If you vote via the Internet, you do not need to return a card by mail.

  •
  By Telephone.  If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on each proxy or voting instruction card. If you vote by telephone, you do not need to return a card by mail.

  •
  By Mail.  If you received or requested printed copies of the proxy materials by mail, you may vote by completing, signing and dating each proxy or voting instruction card you received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy or voting instruction card.

  •
  In Person at the Annual Meeting.  You may vote your shares in person at the Annual Meeting. If you are the Stockholder of Record, you may bring your printed proxy card if you received one by mail or the Company will give you a ballot at the Annual Meeting. If you are the beneficial owner of shares held in Street Name, you must obtain a legal proxy from the organization that holds your shares if you wish to vote in person at the Annual Meeting.

When you vote via the Internet or by telephone, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and not be counted.

Even if you plan to attend the 2016 Annual Meeting in person, we recommend that you also submit your vote (via Internet, telephone or mail) by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

Revoking your Proxy.    You can revoke your proxy at any time before the meeting for any reason. To revoke your proxy before the meeting, either:

  •
  write to our Corporate Secretary at 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204, or

  •
  submit a later-dated proxy, either via the Internet or by telephone (the last vote you cast before the meeting begins is the one that will be counted), or

  •
  come to the meeting and change your vote in writing (as noted above, if your shares are held in Street Name, you will need a proper legal proxy from the Stockholder of Record in order to vote your shares in person at the meeting). Attendance at the meeting will not itself be deemed to revoke a proxy unless you give affirmative notice at the meeting that you intend to revoke your proxy and vote in person.

Failure to Vote in Person or by Proxy.    If you do not submit a proxy or vote at the meeting, your failure to do so could affect whether there are enough stockholders present at the meeting to transact any business.

If your shares are held in Street Name and you do not instruct your broker, bank or other nominee how to vote your shares, such nominee will leave your shares unvoted (a Broker Non-Vote) with respect to all proposals other than Proposal 2.

Voting Results of the 2016 Annual Meeting

We will announce preliminary voting results at the meeting. We will publish the final results in a Current Report on Form 8-K filed with the SEC within four business days following the 2016 Annual Meeting. You can also obtain a copy on our website at www.deanfoods.com, on the SEC's website at www.sec.gov or by contacting our Investor Relations Department at 800.431.9214.

Stockholder Proposals for Consideration at the 2017 Annual Meeting

For Consideration at the 2017 Annual Meeting.    According to our Bylaws, if a stockholder wishes to present a proposal at the 2017 Annual Meeting, we must receive proper written notice of any such proposal no earlier than January 11, 2017, and no later than February 10, 2017. In the event that the date of the 2017 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2016 Annual Meeting, we must receive notice no earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 P.M., Central Time, on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Any notice must include the information specified in our Bylaws and must be addressed to the Corporate Secretary of Dean Foods at 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204. Instructions for nominating directors are provided in the section captioned "Corporate Governance – Nominating Directors" on page 37 of this Proxy Statement.

For Inclusion in the 2017 Proxy Statement.    Under our Bylaws, if a stockholder wants to have a proposal formally considered at the 2017 Annual Meeting, and included in the Proxy Statement for that meeting, we must receive the proposal in writing no later than November 30, 2016, and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act. Proposals must be addressed to the Corporate Secretary of Dean Foods at 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204.

Proxy Solicitation and Related Costs

We will pay all costs associated with this Proxy Statement and the solicitation of proxies. Upon request, we will reimburse stockbrokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock. We have engaged Alliance Advisors, LLC to assist in the distribution of proxy materials and the solicitation of votes. In addition, certain of our officers may solicit proxies by mail, telephone, fax, e-mail or in person. We will pay Alliance a fee of $18,000, plus certain out-of-pocket expenses.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Management

The following table presents information, as of March 17, 2016, concerning the beneficial ownership of Dean Foods Common Stock of:

  •
  each of our directors;

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  each NEO included in the Summary Compensation Table on page 65; and

  •
  all directors and executive officers as a group, including executive officers not named in the Summary Compensation Table.

Beneficial ownership is determined under the rules of the SEC and includes any shares that the individual has sole or shared authority to vote or invest and any shares that the individual has the right to acquire within 60 days after March 17, 2016, through the exercise of any stock option, vesting of any RSU or other right. Beneficial ownership is not indicative of ownership for any other purpose. Unless stated otherwise in the footnotes to the table, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

Beneficial Owner	Number of Shares Common Stock	Equity Awards(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
Chris Bellairs	69,819	81,106	150,925	*
Janet Hill	46,089	88,703	134,792	*
Marc L. Kesselman(3)	0	0	0	*
J. Wayne Mailloux	104,477	0	104,477	*
Helen E. McCluskey	0	0	0	*
John R. Muse(4)	204,093	21,393	225,486	*
Hector M. Nevares	103,252	88,703	191,955	*
B. Craig Owens	1,182	0	1,182	*
Ralph P. Scozzafava	16,395	0	16,395	*
Gregg A. Tanner	354,614	578,666	933,280	1.0%
Jim L. Turner(5)	226,023	44,413	270,436	*
Kimberly Warmbier	36,997	16,068	53,065	*
Robert T. Wiseman	31,124	0	31,124	*
Executive Officers and Directors as a Group, including three executive officers not named in the table (16 persons total)	1,211,025	934,081	2,145,106	2.3%

*
Less than 1%

(1)
If a director is 65 years of age or older, all unvested options and RSUs immediately vest upon retirement from the Board. Ms. Hill and Messrs. Mailloux, Muse, Nevares and Turner each meet this criteria. This table does not reflect shares underlying equity awards that would vest and become exercisable by each of these directors should they elect to retire, as follows: 7,096 shares with respect to Mr. Nevares and 13,317 shares with respect to each of directors Hill, Mailloux, Muse and Turner.

(2)
Shares of Dean Foods common stock that the individual has the right to acquire as of March 17, 2016, and within the 60-day period thereafter through the exercise of options or the vesting and payment of other equity awards, as applicable, are treated as outstanding shares and are included in the denominator for purposes of this percentage calculation.

(3)
Mr. Kesselman resigned effective January 15, 2016.

(4)
Includes 1,275 shares owned by Mr. Muse's spouse; Mr. Muse disclaims ownership of such shares.

(5)
Includes 37,017 shares held by Mr. Turner's spouse; Mr. Turner disclaims ownership of such shares.

Beneficial Owners Who Hold More than 5% of our Common Stock

The following table presents information concerning the beneficial ownership of Dean Foods common stock of each other stockholder known by the Company, based on the stockholder's filings with the SEC, to beneficially own more than 5% of the outstanding shares of Dean Foods common stock as of December 31, 2015.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
The Vanguard Group(2) 100 Vanguard Blvd., Malvern, PA 19355	9,146,800	10.0%
BlackRock, Inc.(3) 55 East 52nd Street, New York, NY 10022	8,414,045	9.2%
Dmitry Balyasny; Balyasny Asset Management, L.P.(4) 181 W. Madison, Suite 360, Chicago, IL 60602	4,861,355	5.3%

(1)
Based on 91,729,182 shares of common stock issued and outstanding as of March 17, 2016.

(2)
Based on a Schedule 13G/A filed with the SEC on February 10, 2016, The Vanguard Group, Inc., through its subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., beneficially owns 9,146,800 shares of our common stock and reported sole dispositive power with respect to 8,986,592 of such shares and shared dispositive power with respect to 160,208 of such shares, and sole voting power with respect to 159,008 of such shares and shared voting power with respect to 6,900 of such shares.

(3)
Based on a Schedule 13G/A filed with the SEC on January 26, 2016, BlackRock, Inc., through its subsidiaries, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC and BlackRock Life Limited, beneficially owns 8,414,045 shares of our common stock and reported sole dispositive power with respect to all of such shares and sole voting power with respect to 8,201,457 of such shares.

(4)
Based on a Schedule 13G filed with the SEC on February 12, 2016, Dmitry Balyasny, as the sole managing member of the general partner of Balyasny Asset Management, L.P. ("BAM"), and BAM, by virtue of its role as investment manager to the following entities, Atlas Master Fund, Ltd., Atlas Global, LLC, Atlas Global Investments, Ltd., Atlas Institutional Fund, LLC, Atlas Institutional Fund, Ltd, Atlas Institutional Fund II, LLC, Atlas Institutional Fund II, Ltd, Atlas Global Japan Unit Trust, Atlas Enhanced Master Fund, Ltd., Atlas Enhanced Fund, L.P., Atlas Enhanced Fund, Ltd., Atlas Fundamental Trading Master Fund, Ltd., Atlas Fundamental Trading Fund, Ltd., Atlas Fundamental Trading Fund, L.P., Lyxor/Balyasny Atlas Enhanced Fund Limited, and Atlas Quantitative Trading Fund, Ltd., beneficially owns 4,861,355 shares our common stock and reported sole voting and sole dispositive power with respect to all of such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and further requires us to identify in this Proxy Statement those executive officers, directors and persons who failed to timely file such a report. Due to a technical error, the Company was one day late in filing a Form 4 for C. Shay Braun, a former NEO, to report the vesting on October 15, 2015, of 58 shares of Dean Foods common stock pursuant to a prior award of restricted stock units. Excepting the late filing disclosed above, and based solely on our review of these forms or written representations from the executive officers, directors and persons who own more than 10% of our common stock, we believe that all Section 16(a) filing requirements were met during fiscal year 2015.

PROPOSAL 1
Election of Directors

Pursuant to the Company's Bylaws, the Board of Directors has the ability to determine the appropriate number of directors in order to maximize the Board's effectiveness and efficiency. Our Board of Directors has set the number of directors constituting the full Board at nine and we currently have nine directors. The term of each incumbent director expires concurrent with the 2016 Annual Meeting. As previously reported in March 2016, director Hector Nevares will retire upon the expiration of his term at the 2016 Annual Meeting. The Board has determined not to fill the vacancy created by Mr. Nevares' retirement, and will, in accordance with our Bylaws, reduce the number of directors to eight members effective immediately following the 2016 Annual Meeting. Accordingly, only eight directors will stand for election by the Company's stockholders at the 2016 Annual Meeting, each to serve a one-year term until our 2017 Annual Meeting, or until such director's earlier death, resignation or removal.

Each of the nominees listed below is currently a member of our Board of Directors. With the exception of Ms. McCluskey and Mr. Owens, who were elected by the Board effective November 10, 2015, each nominee has been previously elected by our stockholders. Both Ms. McCluskey and Mr. Owens were initially identified and recommended to become members of our Board of Directors by a third party search firm.

There are no family relationships among our directors or executive officers.

Each of the persons nominated for election has agreed to stand for election. If any nominee becomes unwilling or unable to stand for election then the Board may vote to reduce the size of the Board of Directors or may nominate another person to serve as director and the person(s) to whom you have given your proxy will be able to use his or her discretion to vote on your behalf for such other person.

Qualifications and Biographical Information of Director Nominees

Janet Hill

Age: 68 Director since: December 2001 Committees: Audit Nominating/Corporate Governance (Chair)	Ms. Hill currently serves as principal at Hill Family Advisors and has served in such position since 2010. Prior to that, Ms. Hill served as Vice President of Alexander & Associates, a corporate consulting firm which she owned, from 1981 until her retirement in 2010. She was originally elected to our Board of Directors in connection with our acquisition of Dean Holding Company (formerly known as Dean Foods Company) ("Legacy Dean") in December 2001. Ms. Hill had served on the Board of Directors of Legacy Dean since 1997. In addition to our Board, Ms. Hill also serves on the Boards of Directors of The Wendy's Company, where she serves on the Compensation Committee; Carlyle Group Management L.L.C., the general partner of The Carlyle Group L.P.; Esquire Bank, N.A., a private company, and Echo 360, Inc., a private company that is a global leader in active and distance learning solutions for higher education. She also serves as a trustee of Duke University and serves on the boards of the following non-profit entities: Knight Commission on Intercollegiate Athletics, Kennedy Center, and Wolf Trap Foundation for the Performing Arts. From 2005 until its merger with a subsidiary of Softbank Corp. in July 2013, Ms. Hill served on the Board of Directors of Sprint Nextel Corporation, where she served on the Compensation and Nominating/Corporate Governance committees.

Skills & Expertise:

Ms. Hill brings valuable insight to our Board as a human resources and corporate governance specialist, having co-founded Alexander & Associates where she provided corporate planning advice and analysis to directors, executives and managers in the areas of human resource planning, corporate responsibility, corporate communications and government consultation. In addition, Ms. Hill has extensive experience serving as a director on several other Boards of Directors over the past 20 years, including Nextel (pre-merger), Wendy's (pre-merger), Sprint Nextel Corporation and Wendy's/Arby's Group, Inc. (post-merger).

J. Wayne Mailloux

Age: 67 Director since: May 2009 Committees: Audit (Chair) Compensation	Mr. Mailloux is the owner of Stonehill Partners Limited, a company engaged in strategy development and business consulting, and has owned this company since 2011 and, since September 2015, he has served as principal and Chief Executive Manager of iDriver Solutions, LLC, a distributor of environmentally friendly technology solutions to the trucking industry. Until January 2014, Mr. Mailloux served as the secretary and Chairman of the Board of Directors of SCQuARE International USA inc., a private company formed in 2012 that provides consulting services to companies across a broad spectrum of industries. He previously served as Senior Vice President of PepsiCo, Inc. from 2000 through 2004. Mr. Mailloux joined PepsiCo in 1986 and held positions of increasing responsibility, including President, Pepsi Cola Europe/Africa Beverages from 1996 through 2000, President, Pepsi Cola Europe Beverage Group from 1994 through 1996 and President, Pepsi Cola Canada Beverages from 1989 through 1994. Mr. Mailloux is also a member of the Board of Directors of Beso del Sol, Inc., a privately-held maker of alcoholic beverages.

Skills & Expertise:

Mr. Mailloux's 18-year career with PepsiCo spanned a wide variety of senior management roles and included extensive general management, sales and marketing experience in both company operations and franchise environments globally. Mr. Mailloux also previously served on the Board of Directors of Ault Dairies Inc., then Canada's largest dairy, prior to its acquisition by Parmalat. His experience in the beverage industry, combined with his global business experience, make him well-qualified to advise our Company as we continue to execute our business strategies.

Helen E. McCluskey

Age: 60 Director since: November 2015 Committees: Audit Compensation	Ms. McCluskey was President, Chief Executive Officer and a member of the Board of Directors of The Warnaco Group, Inc. from February 2012 until its acquisition in February 2013 by PVH Corporation. She served as a director of PVH Corporation from February 2013 until June 2014. Ms. McCluskey joined The Warnaco Group, Inc. in July 2004, serving as its Chief Operating Officer from September 2010 to February 2012 and as Group President from July 2004 to September 2010. Prior to joining The Warnaco Group, Inc., Ms. McCluskey held various positions of increasing responsibility with Firestone Tire & Rubber Company (1977 to 1983), Playtex Apparel, Inc. (1983 to 2001) (which was acquired by Sara Lee Corporation in 1991) and Liz Claiborne Inc. (2001 to 2004). During her 18-year tenure with Sara Lee Corporation's intimate apparel units, she held executive positions in marketing, operations and general management, including President of Playtex Apparel from 1999 to 2001. Ms. McCluskey has served as member of the Board of Directors of Avon Products, Inc. since July 2014 and is a member of its Compensation and Management Development Committee and, since August 2013, has served as a director of Signet Jewelers Limited and as a member of its Audit Committee and Nomination and Corporate Governance Committee.

Skills & Expertise:

With her broad background in strategy, business planning and operations derived from her career in consumer businesses, Ms. McCluskey brings valuable skills and insight to the Company. Her experience as a Chief Executive Officer of a global public company provides her with significant expertise in global business matters, corporate leadership and management, allowing her to bring valuable insight to the management of the Company's strategic direction and growth. Additionally, having built women's brands globally, she contributes a valuable blend of branding, merchandising, and marketing expertise to the Company.

John R. Muse

Age: 65 Director since: November 1997 Committees: Compensation Executive	Mr. Muse is Chairman of a private equity firm, Kainos Capital, LLC (formerly known as HM Capital Partners LLC and prior to that known as Hicks, Muse, Tate & Furst Incorporated, which he co-founded in 1989). He also serves as Chairman of Lucchese Boot Company, Inc. a privately-held boot manufacturer, and, since December 2014, as a director of Media General, Inc., one of the nation's largest multimedia companies, where he serves on the Finance Committee. From 1984 to 1989, he was employed at Prudential Securities Inc., where Mr. Muse headed the investment banking operations for the Southwestern region of the United States. Mr. Muse also serves on the Board of Visitors of the UCLA Anderson School of Management and Klyde Warren Park Foundation. Mr. Muse was a member of the Board of Directors of The Morningstar Group Inc. prior to our acquisition of that company in November 1997.

Skills & Expertise:

Mr. Muse has more than 30 years of experience in private equity and investment banking, including experience in the food and beverage, energy and media sectors. In addition to his industry knowledge, Mr. Muse has extensive knowledge of acquisitions, capital markets and finance, which is invaluable to our Board's strategic planning for the Company's capital and liquidity needs.

B. Craig Owens

Age: 61 Director since: November 2015 Committees: Audit Nominating/Corporate Governance	Mr. Owens was the Chief Financial Officer, Chief Administrative Officer and Senior Vice President of Campbell Soup Company from 2008 until his retirement in April 2014. From 2001 to 2008, Mr. Owens served as the Chief Financial Officer and Executive Vice President of Delhaize Group, an international food retailer headquartered in Belgium. Prior, he was employed by The Coca-Cola Company and its key franchisees from 1981 to 2001 and served in various management roles of increasing importance, including as Finance Director (CFO) for Coca-Cola Beverages plc from 1998 to 2000. Mr. Owens has served on the Board of Directors of J.C. Penney Company, Inc. since October 2014, where he is a member of its Audit Committee, Finance and Planning Committee and the Committee of the Whole. From December 2011 through August 2015, he served as a director of Pall Corporation and chaired its Audit Committee from January 2013 through August 2015. Additionally, Mr. Owens has served as a director of United States Cold Storage, Inc., a private company, since June 2014, and, since 2013, has served on the Board of Trustees of Washington & Lee University and the Board of Directors of Friends' Central School (Philadelphia).

Skills & Expertise:

Mr. Owens has extensive experience in the consumer food and beverage industries and considerable knowledge of the retail industry. He brings significant financial expertise to the Board, including all aspects of financial reporting, accounting, corporate finance and capital markets, as well as significant experience in strategic planning, business integration and operations, and in managing supply chain organizations.

Gregg A. Tanner Chief Executive Officer

Age: 59 Director since: November 2012 Committees: Executive (Chair)	Mr. Tanner has served as our Chief Executive Officer since October 31, 2012, and as a member of our Board of Directors since November 2012. He joined the Company in November 2007 as Executive Vice President and Chief Supply Chain Officer and served as the President, Fresh Dairy Direct and Chief Supply Chain Officer from January 2012 until becoming our Chief Executive Officer. Prior to joining the Company, Mr. Tanner was Senior Vice President, Global Operations at The Hershey Company from 2006 to 2007. Before joining The Hershey Company, Mr. Tanner was Senior Vice President, Retail Supply Chain at ConAgra Foods, Inc. from 2001 to 2005, where he directed the entire supply chain for retail products. Previously, Mr. Tanner held positions of increasing responsibility at the Quaker Oats Company and Ralston Purina Company. Mr. Tanner serves on the Board of Directors of The Boston Beer Company, Inc. and as Chairman of its Audit Committee. He also serves as Chair of the Board of Directors of the Milk Industry Foundation, as Vice Chair of the Board of Directors of the International Dairy Foods Association, as a director for the Grocery Manufacturers Association and on the Board of Directors of Children's Health.

Skills & Expertise:

Mr. Tanner's extensive experience in supply chain management and his role as our Chief Executive Officer provide our Board with invaluable insight regarding the Company's operations.

Jim L. Turner Non-Executive Chairman of the Board

Age: 70 Director since: November 1997 Committees: Compensation (Chair) Executive Nominating/Corporate Governance	Mr. Turner currently serves as Principal of JLT Beverages L.P., a position he has held since 1996, and, since January 2015, has served as the Owner/CEO of JLT Automotive Inc. Mr. Turner served as President and Chief Executive Officer of Dr. Pepper/Seven Up Bottling Group, Inc. from its formation in 1999 through June 2005 when he sold his interest in that company. Prior to that, Mr. Turner served as Owner/Chairman of the Board and Chief Executive Officer of the Turner Beverage Group, the largest privately-owned independent bottler in the United States. Mr. Turner was a member of the Board of Directors of The Morningstar Group Inc. prior to our acquisition of that company in November 1997. Mr. Turner has served on the Board of Trustees of Baylor Scott & White Health, the largest not-for-profit healthcare system in the State of Texas, since September 2013 and has served as its Chair since July 2015. He also serves as Chair of its Finance Committee and as Vice Chair of its Executive Committee. In addition, Mr. Turner serves on the Boards of Directors of Crown Holdings, Inc., a manufacturer of consumer packaging products, where he serves on the Compensation Committee; Comstock Resources, Inc., an energy company engaged in oil and gas exploration and development, where he serves on the Compensation Committee; INSURICA, a full service insurance agency; and Davaco, Inc., a leading provider of retail services. Mr. Turner previously served on the Board of Directors of Majesty Hospitality Staffing through 2012, where he served as the Chairman, and he served as the Chair of the Board of Trustees of Baylor Health Care System until its merger with Scott & White Healthcare in September 2013. He also served on the Board of Directors of Advanced H2O, LLC, from December 2007 through May 2014 and served as a director and member of the Compensation Committee of DS Services, Inc. from July 2012 through December 2014. In addition, Mr. Turner is a member of the Texas Rangers Baseball Club ownership group.

Skills & Expertise:

Mr. Turner's ownership and chairman/CEO experience with various businesses, especially beverage and bottling companies, translates well into our Company's profile as a leading food and beverage company. In addition, Mr. Turner's varied board experiences, including with Morningstar and other consumer packaged goods companies, offer helpful insight into both the challenges and growth opportunities facing our business.

Robert T. Wiseman

Age: 61 Director since: February 2013 Committees: Nominating/Corporate Governance	Mr. Wiseman is a private investor who previously served as the Chief Executive of Robert Wiseman & Sons PLC from 2002 until its sale to the Müller Group in February 2012. Following the sale, he served as Non-Executive Director of Robert Wiseman Dairies Limited, Great Britain's largest fresh liquid milk processor, from February 2012 to August 2013. Mr. Wiseman joined Robert Wiseman & Sons Limited, in 1975 and held positions of increasing responsibility, including Managing Director, from 1994, after the company began trading on the London Stock Exchange, to 2002. Since November 2014, Mr. Wiseman has served on the Board of Directors of Ingleby Farms & Forests A/S, a privately-held company that manages mixed farms worldwide.

Skills & Expertise:

Mr. Wiseman's extensive experience in the international dairy industry is invaluable to understanding the operations of our Company, including identifying efficiencies with our assets and potential growth opportunities.

Our Board of Directors unanimously recommends that you vote FOR the election of each of the eight director nominees.

DIRECTOR COMPENSATION

Our objectives for non-employee director compensation are twofold: first, to remain competitive with the compensation paid to directors of comparable companies so that we may attract and retain qualified candidates; second, to align the interests of non-employee directors with those of our stockholders by paying a portion of their compensation in units representing shares of our stock.

Pursuant to these objectives, and based on recommendations from the Compensation Committee, our Board determined the amount and manner of non-employee director compensation for 2015 as set forth below. Because he is an employee of the Company, Mr. Tanner did not receive separate compensation for his Board service.

The Board has made no changes to non-employee director compensation for 2016.

Structure of Non-Employee Director Compensation for 2015

The compensation structure for non-employee directors during 2015 is set forth below:

Cash Compensation. In 2015, non-employee directors were entitled to receive the following cash compensation:

  •
  $100,000 per year annual base cash director retainer;
  •
  $165,000 per year for serving as Non-Executive Chairman of the Board;
  •
  $   25,000 per year for serving as Lead Director;
  •
  $   15,000 per year for chairing the Audit Committee or Compensation Committee; and
  •
  $   10,000 per year for chairing any other Board Committee.

Cash compensation is paid quarterly in arrears on a pro rata basis. Additionally, if the number of meetings of the Board exceeds eight meetings or if the number of meetings of any committee of the Board to which a director is appointed exceeds eight meetings, in each case during any fiscal year, then the Board may award additional fees for each additional meeting in an amount to be determined by the Board. In 2015, the Board determined that non-employee directors would receive $2,000 for each additional meeting in excess of eight meetings. During 2015, the Audit Committee met nine times; therefore, each member of such Committee received $2,000 for the additional meeting.

Directors may elect to receive all or any portion of their cash fees as restricted stock awards ("RSAs") rather than in cash (other than fees for serving as the Non-Executive Chairman of the Board). If a director makes this election, he or she will receive an award of RSAs with a value equal to 150% of the cash amount owed to him or her, determined as of the last day of the applicable quarter based on the average closing price of Dean Foods common stock over the last 30 trading days of the quarter. One-third of the RSAs vest on the grant date; one-third vest on the first anniversary of the grant date; and the final one-third vest on the second anniversary of the grant date. In 2015, former director Tom Davis and current directors Janet Hill, Helen McCluskey and Hector Nevares elected to receive all of their fees in cash. All other directors elected to receive their cash fees as RSAs. We refer to directors who elect RSAs in lieu of cash as "Exchanging Directors." In the table set forth below, the amount that an Exchanging Director would have received as cash fees (the "Exchanged Cash Fees") if they had elected cash is included in the column entitled "Fees Earned or Paid in Cash." The value of the RSAs actually received in excess of such Exchanged Cash Fees is included in the Stock Award column.

Equity Compensation. In addition to the cash compensation described above, during 2015 each non-employee director received an annual grant of RSUs. The number of units granted was determined based on a value of $120,000 divided by the average of the Company's closing stock price prices over the first 15 trading days in January 2015. The non-employee directors received their awards at the same time our executive officers and other key employees received their annual LTI grants. The RSUs vest pro rata over a 3-year term.

Benefits and Reimbursement Practice. In addition, non-employee directors are eligible to participate in the medical, dental and vision benefit plans maintained by the Company; provided that such non-employee directors are responsible for payment of 100% of the applicable premiums without any Company contribution. The Company also reimburses them for travel expenses and other out-of-pocket expenses incurred in connection with Company business.

Payment of Non-Employee Director Compensation in 2015

The following table summarizes the compensation paid to our non-employee directors for Board service in the fiscal year ended December 31, 2015. No options to purchase Dean Foods common stock were awarded to our non-employee directors in 2015.

2015 Non-Employee Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Janet Hill	107,000	103,665	210,665
J. Wayne Mailloux	117,000	156,372	273,372
Helen E. McCluskey	14,167	16,769	30,936
John R. Muse	100,000	148,777	248,777
Hector M. Nevares	107,000	103,665	210,665
B. Craig Owens	14,167	22,874	37,041
Jim L. Turner	180,588	155,525	336,113
Robert T. Wiseman	100,000	148,777	248,777
Tom C. Davis(4)	159,663	103,665	263,328

(1)
This column includes the value of earned cash compensation, whether paid in cash or RSAs. With respect to our Exchanging Directors Mailloux, Muse, Owens, Turner and Wiseman, this column also includes their Exchanged Cash Fees. Such amounts were $117,000 for Mr. Mailloux, $100,000 for Mr. Muse, $14,167 for Mr. Owens, $115,000 for Mr. Turner, and $100,000 for Mr. Wiseman.

(2)
This column represents the aggregate grant date fair value of the annual equity grants to directors paid in the form of RSUs. The aggregate grant date fair value is computed in accordance with FAS ASC Topic 718. Except with respect to Ms. McCluskey and Mr. Owens, the aggregate grant date fair value of the RSUs is equal to the closing price of the Company's stock on February 16, 2015, the date of grant, multiplied by the number of RSUs awarded. The aggregate grant date fair value of the RSUs awarded to Ms. McCluskey and Mr. Owens is equal to the closing price of the Company's stock on November 10, 2015, the date of grant, multiplied by the number of RSUs awarded.

In accordance with their election to receive RSAs in lieu of all or part of their 2015 cash compensation, Exchanging Directors Mailloux, Muse, Owens, Turner, and Wiseman received RSAs with a value equal to 150% of such director's Exchanged Cash Fees, determined as described above. With respect to Exchanging Directors, this column also includes the grant date fair value of the RSAs net of the director's Exchanged Cash Fees, as follows: $52,707 for Mr. Mailloux, $45,113 for Mr. Muse, $6,105 for Mr. Owens, $51,860 for Mr. Turner, and $45,113 for Mr. Wiseman. RSAs in lieu of cash compensation are granted quarterly as of the last day of the applicable quarter. The aggregate grant date fair value of the RSAs is equal to the closing price of Dean Foods common stock on the date of grant.

(3)
The following table shows the aggregate number of outstanding RSAs, RSUs and exercisable stock options held by our non-employee directors as of December 31, 2015, including any shares for which beneficial ownership has been disclaimed:

Name	RSAs	RSU Awards	Option Awards
Janet Hill	–	14,654	88,703
J. Wayne Mailloux	10,428	14,654	–
Helen E. McCluskey	–	884	–
John R. Muse	8,924	14,654	88,703
Hector M. Nevares	–	14,654	88,703
B. Craig Owens	788	884	–
Jim L. Turner	10,261	14,654	44,413
Robert T. Wiseman	8,924	14,654	–
Tom C. Davis	–	–	44,413

(4)
Mr. Davis resigned effective August 7, 2015.
Director Stock Ownership Guidelines

Our Corporate Governance Principles provide that within three years of joining the Board, each non-employee director is expected to own stock of the Company having a value of at least three times the director's annual base cash retainer paid for service on our Board of Directors. For purposes of these guidelines, a director is deemed to "own" beneficially-owned shares, as well as RSAs and RSUs, whether or not any applicable restrictions have lapsed, but not stock options, whether vested or unvested. As of March 17, 2016, all directors had at least the minimum expected level of share ownership, with the exception of Ms. McCluskey and Mr. Owens, who joined the Board in November 2015 and have until November 2018 to satisfy the required ownership level.

CORPORATE GOVERNANCE
Independent Directors

Under applicable NYSE Rules, a director qualifies as "independent" only if the Board of Directors affirmatively determines that he or she has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Company). Our Board of Directors conducts an annual assessment of the independence of each member of our Board of Directors, taking into consideration all relationships between our Company and/or our officers, on the one hand, and each director on the other, including the director's commercial, economic, charitable and family relationships and such other criteria as our Board of Directors may determine from time to time. The guidelines established by our Board of Directors to determine director independence are included in our Corporate Governance Principles, which are available on our website at www.deanfoods.com.

In 2016, our Board determined that the following members of our Board of Directors are "independent," as that term is used in the NYSE Rules and our Corporate Governance Principles:

Janet Hill	Hector M. Nevares
J. Wayne Mailloux	B. Craig Owens
Helen E. McCluskey	Jim L. Turner
John R. Muse	Robert T. Wiseman

Our Board previously made a similar determination with respect to Tom C. Davis, who served as a director until August 7, 2015.

In making its independence determinations, the Board considered certain relationships and transactions, which are described below, and which are in addition to those described under "Policies Regarding Transactions with Related Parties; Relationships with our Executive Officers and Directors" on page 36 of this Proxy Statement. Ms. Hill serves on the Board of Directors of The Wendy's Company and as a trustee for Duke University and as a director of the Kennedy Center. We sell products to The Wendy's Company, Duke University and the Kennedy Center, all in the ordinary course of our business. In 2015, The Wendy's Company paid approximately $20 million for our products, Duke University paid approximately $120,635 for our products, and the Kennedy Center paid approximately $61,258 for our products. Mr. Turner serves on the Board of Baylor Scott & White Health. We sold products to Baylor Scott & White Health in 2015, primarily through third-party managed food service companies. In 2015, Baylor Scott & White Health paid approximately $345,523 for our products, all in the ordinary course of our business. Mr. Owens serves as a director of United States Cold Storage, Inc., a private company. In 2015, we paid United States Cold Storage, Inc. approximately $708,555 for cold storage warehousing and handling services, all in the ordinary course of our business. These amounts are not material either to us or to the other parties. Our Board of Directors has determined, considering all relevant facts and circumstances, that these relationships were not material and did not impact Ms. Hill's, Mr. Turner's or Mr. Owens' status as independent directors, as defined by the rules of the NYSE and our Corporate Governance Principles.

Responsibilities of the Board

Our Board of Directors is responsible for overseeing and interacting with senior management with respect to key aspects of our business, including strategic planning, management development and succession, operating performance, compliance and stockholder returns. It is the responsibility of the Board of Directors to select and evaluate a well-qualified chief executive officer of high integrity and to approve the appointment of other members of the senior management team. The Board of Directors provides general advice and counsel to our CEO and other senior executives.

All directors are expected to avoid conflicts of interest and to represent the best interests of our stockholders in maintaining and enhancing the success of our business. The Board conducts a self-evaluation annually to ensure that it is functioning effectively.

Members of our Board of Directors are required to regularly attend Board meetings and to attend our Annual Meeting of Stockholders, unless unforeseen circumstances prevent them from doing so.

Our Board of Directors meets according to a set quarterly schedule and also holds special meetings and acts by unanimous written consent from time to time as appropriate. The Board met six times during 2015, including four regular meetings and two special meetings. In 2015, average director attendance at Board and applicable Committee meetings was 93%. No director attended fewer than 75% of the total number of Board and applicable Committee meetings in 2015. All of our directors then serving attended the 2015 Annual Meeting of Stockholders.

Board Leadership Structure

Our Company adheres to high standards of corporate governance. Our Board of Directors is composed primarily of independent directors, as that term is defined in the NYSE Rules and our Corporate Governance Principles. We have a strong and active Board of Directors that understands our business and works closely with our CEO and other senior management.

The Board may in its discretion combine or separate the roles of Chairman of the Board and CEO if it deems it advisable and in the best interests of the Company to do so. The Board has currently elected to separate the roles of Chairman of the Board and CEO with Mr. Turner serving as our Non-Executive Chairman of the Board and Mr. Tanner serving as our CEO. We believe this structure represents the appropriate allocation of roles and responsibilities at this time. With Mr. Turner's extensive experience with companies involved in businesses similar to the Company's business, combined with his leadership qualities, Mr. Turner is positioned to lead the Board in its fundamental role of providing advice to and oversight of management. Mr. Tanner is then better able to focus on our day-to-day business and strategy, meet with investors and convey the management perspective to other members of the Board.

The Company's Corporate Governance Principles provide for the annual election of the Chairman of the Board or, if the Chairman of the Board is not independent, a Lead Director. Mr. Turner was first elected as the Non-Executive Chairman of the Board in August 2015. He succeeded Mr. Davis, who had served as Non-Executive Chairman of the Board from May 2013 until his resignation in August 2015.

The independent directors on our Board meet in executive session at each regularly-scheduled Board meeting and following special meetings from time to time. Mr. Turner presides at such executive sessions. Mr. Tanner works closely with Mr. Turner to identify appropriate topics of consideration for the Board and to plan effective and informative meetings.

All members of the Audit, Nominating/Corporate Governance and Compensation Committees of our Board of Directors are independent. Therefore, oversight of critical matters such as the integrity of our financial statements, executive compensation (including the compensation of the CEO), the nomination of directors, and evaluation of the Board of Directors and its Committees and the CEO is entrusted solely to independent directors.

Board Composition

The Nominating/Corporate Governance Committee evaluates the composition of the Board annually and takes director tenure into account as part of its review. The Nominating/Corporate Governance Committee believes that Board continuity facilitates effective leadership, risk management, and oversight; further, a detailed understanding of the Company's business – particularly the core dairy business – gained over years of service is an important attribute to consider when determining whether to recommend director nominees for the Board. Notwithstanding the value of experience, the Company's Corporate Governance Principles provide that a director may not stand for reelection after reaching the age of 72 without an explicit determination by the Nominating/Corporate Governance Committee that such director's election is in the best interests of stockholders.

Standing Committees of the Board – Responsibilities and Membership

Our Board of Directors has established certain committees to assist in the performance of its various functions. Each of the Board's committees:

  •
  is composed exclusively of directors determined by the Board to be independent as defined under the rules of the NYSE and in accordance with our Corporate Governance Principles, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act, and, in the case of all members of the Compensation Committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act;

  •
  is composed of members who are appointed by our Board upon recommendation of the Nominating/Corporate Governance Committee;

  •
  makes regular reports to the Board and reviews its own performance annually;

  •
  meets at least quarterly; and

  •
  operates under a charter.

Each committee charter is available on the Company's web site at www.deanfoods.com. Stockholders may also contact our Investor Relations Department at 800.431.9214 to obtain a copy free of charge.

In addition, the Board has established the Executive Committee to act on behalf of the Board when the Board is not in session. The Executive Committee meets only as needed. In addition to the standing committees, the Board may from time to time establish ad hoc or special committees to assist in various matters.

The chart below lists the standing Committees of our Board of Directors and indicates who currently serves on those Committees and how many times each Board Committee met during 2015.

Board Member	Audit(1)(2)	Compensation(1)	Executive	Nominating/Corporate Governance(1)
Janet Hill	M			C
J. Wayne Mailloux	C	M
Helen E. McCluskey	M	M
John R. Muse		M	M
Hector M. Nevares	M			M
B. Craig Owens	M			M
Gregg A. Tanner			C
Jim L. Turner		C	M	M
Robert T. Wiseman				M

Meetings in 2015	9	6	2	5

M    Committee Member

C    Committee Member/Chair

(1)
Our Board of Directors has determined, upon recommendation of the Nominating/Corporate Governance Committee, that all of the members of our Audit, Compensation and Nominating/Corporate Governance Committees are independent as defined under the rules of the NYSE and in accordance with our Corporate Governance Principles, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act, and, in the case of all members of the Compensation Committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act. All Committee members are appointed by our Board of Directors upon recommendation of the Nominating/Corporate Governance Committee.

(2)
Our Board of Directors has determined, based upon recommendation of the Nominating/Corporate Governance Committee, that Ms. Hill, Mr. Mailloux, Ms. McCluskey, Mr. Nevares and Mr. Owens are "audit committee financial experts," as that term is defined by the SEC and that each of the members of the Audit Committee is "financially literate" as that term is used in the NYSE Rules.
Responsibilities of the Board's Standing Committees

Audit Committee. The Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of and assessing the independence of our independent auditor;

  •
  overseeing the work of our independent auditor for the purpose of preparing or issuing an audit report or related work;

  •
  reviewing and discussing our annual and quarterly financial statements with management and our independent auditor;

  •
  meeting regularly with members of our management and with our independent auditor outside the presence of management;

  •
  overseeing our internal audit function;

  •
  monitoring and discussing our major financial risk exposures, including our risk assessment and risk management policies;

  •
  recommending policies regarding the hiring of current or former employees of our independent auditor;

  •
  establishing procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

  •
  monitoring our compliance with applicable legal and regulatory requirements that may have a material impact on our financial statements or compliance policies;

  •
  providing oversight of our Insider Trading Policy, Code of Ethics and our Corporate Ethics and Compliance program;

  •
  overseeing our policies and practices with respect to corporate social responsibility, including environmentally sustainable solutions, ethics and compliance and the management of reputation risk;

  •
  pre-approving all audit services and permitted non-audit services to be performed by our independent auditor; and

  •
  preparing the Audit Committee report required by SEC rules, which is included in this Proxy Statement.

The Audit Committee has the authority to retain independent legal, accounting and other advisors, at our expense.

Nominating/Corporate Governance Committee. The purpose of the Nominating/Corporate Governance Committee is to consider, develop and make recommendations to the Board of Directors regarding corporate governance principles generally and with respect to the appropriate size, function and operation of the Board and its Committees to optimize the effectiveness of the Board. The Nominating/Corporate Governance Committee's responsibilities include:

  •
  establishing the criteria for membership on the Board of Directors;

  •
  reviewing periodically our Corporate Governance Principles;

  •
  reviewing and making recommendations to the Board of Directors with respect to management succession planning and management development;

  •
  considering, recommending and recruiting candidates to fill new or open positions on the Board of Directors;

  •
  reviewing candidates recommended by stockholders;

  •
  conducting the appropriate inquiry into the backgrounds and qualifications of potential candidates;

  •
  recommending director nominees for approval by the Board of Directors and our stockholders;

  •
  considering possible conflicts of interest of Board members and executive officers;

  •
  recommending Board Committee members and director development;

  •
  overseeing the annual evaluation of the Board and its committees and the evaluation of management; and

  •
  reviewing transactions under our Related Party Transaction Policy (as defined below).

The processes and procedures followed by the Nominating/Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading "Corporate Governance – Nominating Directors."

Compensation Committee.    The Compensation Committee's responsibilities include:

  •
  reviewing and evaluating the performance of the CEO;

  •
  determining the CEO's compensation;

  •
  reviewing and approving the compensation of our other executive officers and certain other key employees and acting in an advisory role on non-executive employee compensation;

  •
  setting our executive compensation policies and objectives and administering our executive compensation programs;

  •
  overseeing our long-term incentive compensation programs and making final determinations regarding grants under such programs;

  •
  retaining, overseeing, approving the compensation of and terminating compensation consultants and other outside advisors;

  •
  reviewing and making recommendations to the Board regarding director compensation;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis," which is included in this Proxy Statement; and

  •
  preparing the Compensation Committee report required by SEC and NYSE rules, which is included in this Proxy Statement.

Additional information regarding the processes and procedures followed by the Compensation Committee in considering and determining executive and director compensation is provided below under the heading "Compensation Discussion and Analysis" beginning on page 48 of this Proxy Statement.

The Compensation Committee reviews and approves the compensation for our executive officers, including the CEO. Our CEO makes recommendations to the Compensation Committee each year on the appropriate compensation to be paid to our executive officers, excluding himself. The Compensation Committee makes the final determination of the amount of compensation to be awarded to each executive officer, including the CEO, based on the Compensation Committee's determination of how that compensation reflects the objectives of our compensation policies. The Compensation Committee has delegated limited authority to the CEO and two designated Executive Vice Presidents to grant stock options, RSUs, CPUs and other long-term incentive awards in connection with the hiring of certain new employees or the promotion or special recognition of selected employees.

The Compensation Committee meets several times each year to discuss setting individual compensation levels. The Compensation Committee seeks to establish compensation policies that will align management's interests with those of the stockholders while also motivating and rewarding individual initiative and effort. The Compensation Committee also determines and establishes our short-term and long-term incentive plans and other executive benefits as needed throughout each year. In addition, the Compensation Committee evaluates any advisors to such committee for potential conflicts of interest and considers such conflicts in connection with any engagement of such advisors. For more information regarding the actions of our Compensation Committee, see the Compensation Discussion and Analysis section of this Proxy Statement.

Compensation Committee Consultant

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. The Compensation Committee has retained a compensation consultant, Mercer (US), LLC ("Mercer"), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to assist in connection with setting compensation. The Compensation Committee relies on Mercer to collect and analyze market compensation data. The Compensation Committee works with Mercer to ensure that position descriptions are appropriately comparable between our Company and those companies in our peer group and to properly adjust the raw data so that it is appropriate for a company of our size. Using this data, Mercer makes preliminary compensation recommendations based on our Compensation Committee's compensation philosophy.

Although the Compensation Committee approves the scope of Mercer's work for the Compensation Committee and its fees for those services, Mercer works with management as well to ensure that its advice and recommendations reinforce the Company's business strategy and are consistent with the Company's pay-for-performance philosophy.

Examples of executive compensation services provided by Mercer during 2015 include the following:

  •
  participation in Compensation Committee meetings as advisor to the Committee;

  •
  market assessments of executive total compensation;

  •
  consultations with management and the Compensation Committee on the design of short-term and long-term incentive plans;

  •
  periodic updates on market trends;

  •
  assessment of compensation of the Board of Directors;

  •
  preparation of tally sheets for executive compensation; and

  •
  assistance in evaluation and selection or peer group.

Mercer provides advice and assistance to the Company in several areas outside of executive compensation, including the following:

  •
  retirement consulting, which includes actuarial valuations;

  •
  consulting on multiemployer plans and collective bargaining agreements, plan consolidations and government forms;

  •
  defined benefit plan consulting and administration outsourcing;

  •
  internal job grading and benchmarking for executive employees;

  •
  health and benefit consulting and administration;

  •
  human resources and compensation management software; and

  •
  due diligence and consulting services related to acquisitions and dispositions.

In addition, we have engaged affiliates of Marsh & McLennan Companies, Inc., the parent company of Mercer, to provide certain group insurance, risk management services and actuarial services.

The aggregate fees billed by Mercer in 2015 were approximately $4.7 million:

  •
  $349,549 for consulting services related to executive compensation that were provided to management and the Compensation Committee; and

  •
  $4,340,083 for other services provided to the Company, as set forth above, including approximately $483,869 for services provided by affiliates of Mercer; the Mercer employees advising the Compensation Committee were not involved in the provision of services by Mercer's affiliates.

Mercer operates its compensation practice as a separate business unit from its other services, and we have been advised by Mercer that the compensation of its compensation consultants is based solely on the fees generated by the executive compensation practice. The Compensation Committee has adopted the following policy with respect to the compensation consultant:

  •
  The Compensation Committee directly engages the compensation consultant.

  •
  The executive compensation services provided by the compensation consultant to management and the Compensation Committee are approved in advance by the Compensation Committee.

  •
  The Compensation Committee reviews all other support services provided by the compensation consultant or its affiliates to the Company on a quarterly basis.

Although the Compensation Committee does not approve in advance the engagement of Mercer by management for services other than those related to executive compensation, the Compensation Committee reviews, on a quarterly basis, all other services provided by Mercer and considers on an ongoing basis whether such services compromise Mercer's independence in providing services to the Compensation Committee. The other services were approved by management in the normal course of business.

In addition, the Compensation Committee considered the independence of Mercer in light of SEC rules and NYSE listing standards. The Compensation Committee received a letter from Mercer addressing its independence, including the following factors: (i) other services provided to the Company by Mercer; (ii) fees paid by the Company as a percentage of Mercer's total revenue; (iii) policies or procedures maintained by Mercer that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of the Compensation Committee; (v) any Company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationship between the Company's executive officers and Mercer or the individual consultants involved in the engagement. The Compensation Committee concluded that the work of Mercer did not raise any conflict of interest.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of independent directors and its current members are set forth in the chart of committee information on page 30. In addition, Tom C. Davis was a member of the Compensation Committee between January 2015 and August 2015. None of our executive officers has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Compensation Committee.

Communications with the Board of Directors

Should you wish to contact our Non-Executive Chairman of the Board or any other member of our Board of Directors on a Board-related issue, you may write to him or her in care of our Corporate Secretary at 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204. Relevant communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam and surveys. In addition, material that is threatening, illegal or similarly unsuitable will be excluded. Any communication that is screened as described above will be made available to any director upon his or her request.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company's risk. While the Board is ultimately responsible for overall risk oversight at our Company, our three primary Board Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. Pursuant to its charter, the Audit Committee has primary responsibility for monitoring the Company's major financial risk exposures and the steps the Company has taken to control such exposures, including the Company's risk assessment and risk management guidelines and policies. The Company has also established a Financial Disclosure Committee composed of members of management to assist in fulfilling our obligations to maintain effective disclosure controls and procedures and to coordinate and oversee the process of preparing our securities filings with the SEC. In addition, our management team has implemented an enterprise risk management program to conduct an annual business risk assessment and present its findings and progress toward mitigating such risks to the Audit Committee throughout the year. The business risk assessment includes an action plan to address such risks, and the Audit Committee discusses with management the appropriateness of such strategies. The Compensation Committee is charged with ensuring that our compensation policies and procedures do not encourage risk taking in a manner that would have a material adverse impact on the Company. The Nominating/Corporate Governance Committee is charged with overseeing risks with respect to our Related Party Transaction Policy and with respect to issues arising with directors and director nominees. Each Committee reports its findings to the full Board on a quarterly basis for consideration. In addition, the Board receives updates from senior management on other areas of material risk at each regularly scheduled quarterly meeting, including operational, financial, legal and regulatory, and strategic and reputational risks. These measures are designed to allow the Board to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Policies Regarding Transactions with Related Parties; Relationships with our Executive Officers and Directors

Under our Code of Ethics, directors, officers and employees are expected to make business decisions and take actions based upon the best interests of the Company and not based upon personal relationships or benefits.

The Board of Directors has recognized that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written policy governing these transactions (the "Related Party Transaction Policy"). The Related Party Transaction Policy governs any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which our Company was, is or will be a participant and the amount involved exceeds $120,000, and in which any of the following persons had, has or will have a direct or indirect material interest:

  •
  our directors, nominees for director or executive officers;

  •
  any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  any immediate family member of any of the foregoing persons; and

  •
  any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The Nominating/Corporate Governance Committee of the Board of Directors is responsible for reviewing and approving these transactions.

Any transaction proposed to be entered into by the Company with a related party must be reported to our General Counsel and reviewed and approved by the Nominating/Corporate Governance Committee in accordance with the terms of the Related Party Transaction Policy, prior to effectiveness or consummation of the transaction, whenever practicable. If advance approval is not practicable under the circumstances, the Nominating/Corporate Governance Committee will review and, in its discretion, may ratify the related party transaction at the next meeting of the Nominating/Corporate Governance Committee. In the event management becomes aware of any further related party transactions subsequent to that meeting, such transactions may be presented to the Nominating/Corporate Governance Committee for approval at the next Nominating/Corporate Governance Committee meeting, or where it is not practicable or desirable to wait until the next Nominating/Corporate Governance Committee meeting, to the Chair of the Nominating/Corporate Governance Committee (to whom authority has been delegated to act between Committee meetings) subject to ratification by the Nominating/Corporate Governance Committee at its next meeting.

Any transaction with a related party previously approved by the Nominating/Corporate Governance Committee or otherwise already existing that is ongoing in nature shall be reviewed by the Nominating/Corporate Governance Committee annually.

The Nominating/Corporate Governance Committee (or the Chair) will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and our stockholders, as the Nominating/Corporate Governance Committee (or the Chair) determines in good faith in accordance with its business judgment. In addition, the transaction must be on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party. The Company did not enter into any related party transaction of the type required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

Other transactions considered by our Board in assessing director independence, but which do not involve a direct or indirect material interest for the related person, are described in this Proxy Statement under the heading "Corporate Governance – Independent Directors."

Nominating Directors

Nominations by the Board of Directors. The Nominating/Corporate Governance Committee, with the input of the CEO, is responsible for recommending to the Board (1) nominees for Board membership to fill vacancies or newly created positions and (2) the persons to be nominated by the Board for election at the Company's Annual Meeting of Stockholders. In connection with the selection and nomination process, the Nominating/Corporate Governance Committee reviews the desired experience, skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. In considering whether to recommend any candidate to the Board, the Nominating/Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Principles.

The Nominating/Corporate Governance Committee may, from time to time, as appropriate, retain search firms to assist in identifying qualified director candidates. The Nominating/Corporate Governance Committee looks for individuals who have displayed high ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, disability or sexual orientation.

Nominations by Stockholders. Stockholders may recommend individuals to the Nominating/Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and the number of shares of our common stock beneficially owned by the nominee, to the Nominating/Corporate Governance Committee, c/o Corporate Secretary, 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204. Assuming the appropriate information has been provided on a timely basis, the Nominating/Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Proxy Statement for the next annual meeting of stockholders.

Stockholders also have the right under our Bylaws to directly nominate candidates, without any action or recommendation on the part of the Nominating/Corporate Governance Committee or the Board of Directors. Our Bylaws require that the Company be given advance written notice of stockholder nominations for election to the Board of Directors. Such nomination must contain the information required by our Bylaws with respect to the nominee and the stockholder. To be timely, a stockholder's notice must be delivered to the Corporate Secretary (i) in the case of an annual meeting, not earlier than the 120th day and no later than 5:00 P.M., Central Time, on the 90th day prior to the first anniversary of the date of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 P.M., Central Time, on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company; or (ii) in the case of a special meeting at which the Board of Directors gives notice that directors are to be elected, not earlier than the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date such special meeting is less than 100 days prior to the date of such special meeting, the tenth day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. For our 2017 Annual Meeting of Stockholders, assuming no advancement or delay by more than 30 days from the first anniversary of the date of our 2016 Annual Meeting of Stockholders, such notice must be received no earlier than January 11, 2017 and no later than February 10, 2017.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, executive officers and employees. Our Code of Ethics is posted on our corporate website at www.deanfoods.com. Any amendments to or waivers of our Code of Ethics for directors or executive officers will also be posted on our website. If you would like a copy of our Code of Ethics, please request one by writing or calling our Investor Relations Department at:

Dean Foods Company
Attention: Investor Relations
2711 North Haskell Avenue, Suite 3400
Dallas, Texas 75204
800.431.9214
Ethics and Compliance Oversight

We have a designated Chief Compliance Officer who oversees our ethics and compliance program. He provides quarterly reports to the Audit Committee on the program's effectiveness and works closely with various compliance functions to coordinate the sharing of best practices across our Company.

PROPOSAL 2
Ratification of Selection of Independent Auditor

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP to serve as our independent auditor for the 2016 fiscal year and is soliciting your ratification of that selection.

The Audit Committee has responsibility for the selection of our independent auditor and stockholder ratification is not required. However, as a matter of good corporate governance, the Audit Committee is soliciting your vote on this proposal and will take your vote into consideration when selecting our independent auditor in the future.

The Audit Committee has responsibility for overseeing our financial reporting and various other matters. See page 30 of this Proxy Statement for further information about the responsibilities of our Audit Committee and page 42 for the Audit Committee Report.

Our Board of Directors unanimously recommends that you vote FOR Proposal 2.
Independent Auditor information

Deloitte & Touche LLP has served as independent auditor for the Company since its formation. In addition to performing the audit of the Company's consolidated financial statements, Deloitte & Touche also provides various other services to the Company. All of the services provided for the Company by Deloitte & Touche in 2015 were approved by the Audit Committee. The following table presents aggregate fees and reimbursable expenses billed to the Company and its consolidated subsidiaries by Deloitte & Touche in 2015 and 2014.

	2015	2014

Audit Fees(1)	$4,333,000	$4,185,000
Audit-Related Fees(2)	90,000	93,000
Tax Fees(3)	353,000	75,000
All Other Fees(4)	56,000	50,000

Total	$4,832,000	$4,403,000

(1)
"Audit Fees" includes fees and expenses billed for the audit of the Company's annual financial statements, review of financial statements included in the Company's Quarterly Reports on Form 10-Q and services provided in connection with statutory and regulatory filings. Also included in this caption is the audit of the Company's internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
"Audit-Related Fees" includes fees billed for services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported above under the caption "Audit Fees." These fees include due diligence on acquisitions and divestitures.

(3)
"Tax Fees" includes fees billed for services that are related to tax compliance and advice.

(4)
"All Other Fees" includes fees and expenses not related to audit or tax services, including advice regarding various sustainability analyses and disclosure.

The Audit Committee has recommended ratification of its engagement of Deloitte & Touche as the Company's independent auditor for 2016.

The Audit Committee has sole authority to engage and determine the compensation of the Company's independent auditor. The Audit Committee's pre-approval is required for any engagement of Deloitte & Touche. Annually, the Audit Committee pre-approves certain services to be provided by Deloitte & Touche. The Audit Committee also considers the engagement of Deloitte & Touche for the provision of other services during the year. In addition to conducting the Company's 2016 audit, the Audit Committee has pre-authorized Deloitte & Touche to provide services to the Company in connection with the following types of audit-related and tax matters:

Audit-Related Engagements

  •
  audit of the financial statements for any subsidiary or other combined financial statements of the Company as requested;

  •
  work performed in connection with registration statements such as due diligence procedures, issuance of comfort letters, consents and assistance responding to SEC comment letters;

  •
  due diligence services related to potential acquisitions and divestitures of businesses, including tax structuring, consultation on post-transaction agreement provisions and related advice;

  •
  post-acquisition review of acquired business financial statements (including purchase accounting issues); and

  •
  closing balance sheet audits pertaining to dispositions.

Tax Engagements

  •
  U.S. federal, state, local and international tax planning and advice regarding the tax consequences of proposed or actual transactions;

  •
  assistance with U.S. federal, state, local and international income, franchise and other tax filings (such as preparation of returns and related matters);

  •
  advice on tax audits;

  •
  tax structuring and related advice in connection with potential restructurings and business and legal entity realignment;

  •
  transfer pricing and cost segregation studies; and

  •
  tax advice regarding new statutory, regulatory or administrative developments.

Other

  •
  participation in Deloitte & Touche-sponsored benchmarking surveys, educational, informational or other activities;

  •
  use of Deloitte & Touche financial reporting compliance checklists; and

  •
  subscription service for use of Deloitte & Touche's accounting research tool.

The pre-approval described above will expire in the first quarter of 2017. In the event a matter of a type listed above arises before the first quarter of 2017, the Audit Committee has authorized management, if necessary, to negotiate, for the Audit Committee's approval and execution, an engagement agreement related to that matter. For each such matter, management is required to provide the Audit Committee, at its next regularly scheduled meeting, with documentation about the services provided or to be provided. Any service that management requests Deloitte & Touche to provide that is of a type that has not been pre-approved must be considered at a meeting of the Audit Committee before the service is provided, or may be pre-approved by the Chair of the Audit Committee pursuant to a delegation by the Audit Committee. In determining whether to approve the engagement of Deloitte & Touche, the Audit Committee considers whether such engagement is consistent with Deloitte & Touche's independence. The Audit Committee also considers the amount of audit and audit-related fees in comparison to all other fees paid to Deloitte & Touche and the Audit Committee reviews such comparisons regularly.

Representatives of Deloitte & Touche will be present at the 2016 Annual Meeting of Stockholders to make a statement, if they choose, and to answer any appropriate questions you may have.

AUDIT COMMITTEE REPORT

We have reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2015 and the assessment of the Company's internal control over financial reporting with representatives of Deloitte & Touche LLP and Company management. We have discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. We discussed with the Company's Chief Audit Executive and with Deloitte & Touche the overall scope and plans for their respective audits. We met with the Company's Chief Audit Executive and with Deloitte & Touche, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. We have also regularly reviewed and discussed the Company's activities with respect to risk assessment and risk management and received regular reports regarding the Company's compliance program.

We have discussed with Deloitte & Touche the matters that are required to be discussed by the Statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board.

We have received from Deloitte & Touche the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche's communications with the Audit Committee concerning independence, and we have discussed with Deloitte & Touche their independence.

We have considered whether the services performed by Deloitte & Touche, other than audit services or services related to the audit, are compatible with maintaining the independence of Deloitte & Touche, and we have concluded that they are. Based on our reviews and discussions with management and Deloitte & Touche, as described above, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

This report is presented by:

The members of the Audit Committee
J. Wayne Mailloux (Chairman)
Janet Hill
Helen E. McCluskey
Hector M. Nevares
B. Craig Owens

PROPOSAL 3
APPROVAL, ON AN ADVISORY BASIS, OF AMENDMENT TO AMENDED AND RESTATED BYLAWS ("Forum Selection Provision")

Our Board of Directors is proposing, for approval by our stockholders, on an advisory basis, an amendment to our Amended and Restated Bylaws (the "Bylaws Amendment") to establish Delaware as the exclusive forum for the adjudication of certain types of specified corporate disputes. Currently, there is no forum selection provision in our Bylaws or in our charter. Although our Bylaws allow the Board of Directors to unilaterally adopt amendments to the Bylaws without a stockholder vote, our Board of Directors believes, as a matter of good corporate governance, that it is important for our stockholders to be given an opportunity to voice their position as to whether this amendment is appropriate for Dean Foods. If the Bylaws Amendment is approved, on an advisory basis, the Board intends to adopt the Bylaw Amendment to be effective immediately following the 2016 Annual Meeting.

Under the Bylaws Amendment a new Article XIII (Forum Selection) will be added to the Bylaws that provides as follows:

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation's stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.

Our Board of Directors believes that our stockholders will benefit from having disputes of this nature litigated in the Delaware Chancery Court. Although some plaintiffs could prefer to litigate matters in a forum outside of Delaware because another court may be more convenient to them (among other reasons), the Board of Directors believes that the proposed provision provides substantial benefits to the Company and its stockholders as a whole. The Delaware Chancery Court offers a specialized system to deal with corporate law questions, with streamlined procedures and processes that help provide relatively quick decisions. This accelerated schedule can limit the time, cost and uncertainty of litigation for all parties. The Delaware Chancery Court has developed considerable expertise in dealing with corporate law issues, as well as a substantial and influential body of case law construing Delaware's corporate law and long-standing precedent regarding corporate governance. This provides stockholders and the Company with more certainty with respect to the outcome of intra-corporate disputes. The filing of duplicative litigation in more than one forum has become increasingly common especially in connection with acquisition and divestiture activity. Adoption of the provision also would likely reduce the risk that the Company could be involved in costly multi-forum litigation as well as the risk that the outcome of cases in multiple forums could be inconsistent with Delaware law.

Our Board of Directors unanimously recommends that you vote FOR Proposal 3.

PROPOSAL 4
Non-Binding Advisory Vote on Executive Compensation ("Say-on-Pay")

Pursuant to Section 14A of the Exchange Act, the Company asks stockholders to cast an advisory vote to approve the compensation paid to our Named Executive Officers in 2015 as disclosed in this Proxy Statement. The executive officers named in the Summary Compensation Table on page 65 and deemed to be Named Executive Officers or NEOs are Gregg A. Tanner, Chris Bellairs, Ralph P. Scozzafava and Kimberly Warmbier as well as former executive officer Marc L. Kesselman. This vote is not intended to address any specific item of compensation, but rather the overall compensation of such officers as described in this Proxy Statement. While this vote is non-binding, the Company values the opinions of its stockholders and will consider the outcome of the vote when making future compensation decisions.

Our compensation policies and practices are described in the Compensation Discussion and Analysis section beginning on page 48 of this Proxy Statement and in the related compensation tables, notes and narrative disclosure included in this Proxy Statement. The Compensation Discussion and Analysis discusses in detail how our compensation policies and procedures implement our compensation philosophy of directly linking executive compensation to the Company's performance and strongly aligning the interests of our executive officers with our stockholders.

Our Board of Directors is asking stockholders to approve, on an advisory basis, the following resolution:

RESOLVED, the stockholders of Dean Foods Company hereby approve, on an advisory basis, the compensation paid to the Company's Named Executive Officers (as defined below in "Compensation Discussion and Analysis"), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table, other compensation tables and any related material disclosed in this Proxy Statement.

The Board has adopted a policy of providing annual advisory votes on the compensation of our NEOs. The next advisory vote to approve our executive compensation will occur at the 2017 Annual Meeting of Stockholders, unless the Board modifies its policy on the frequency of holding such advisory votes.

Our Board of Directors unanimously recommends that you vote FOR
Proposal 4.

Executive Officers of the Company

The term "executive officer" is defined by applicable securities law as a company's president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function or any other person who performs similar policy-making functions for the company. According to that definition, as of the date of this Proxy Statement, our Board of Directors has determined that our "executive officers" are:

Gregg A. Tanner
Chief Executive Officer and Director

See Mr. Tanner's biography on page 21 of this Proxy Statement.

Chris Bellairs
Executive Vice President, Chief Financial Officer

Mr. Bellairs, age 55, has served as our Executive Vice President and Chief Financial Officer since March 1, 2013. Prior to being promoted to such position he served in various capacities including as our Executive Vice President, Chief Financial Officer Designate from November 2012 to March 2013; as Chief Financial Officer of our Fresh Dairy Direct business from January 2012 until November 2012; and as our Vice President—Supply Chain Finance from 2008 through 2011. Prior to joining Dean Foods, Mr. Bellairs worked at PepsiCo, Inc., a global food and beverage company, from 1996 to 2004, where he most recently served as Vice President and Chief Financial Officer for the Foodservice and Vending division and led the financial integration of the Quaker Oats, Gatorade and Tropicana brands. Prior to joining PepsiCo, he worked at Procter & Gamble in various finance management roles and served as divisional Chief Financial Officer at Expedia, Inc. and Iron Mountain Incorporated and in a senior leadership role at The University of Notre Dame. Mr. Bellairs was an intelligence officer in the U.S. Army for six years.

Brad Cashaw
Executive Vice President, Supply Chain

Mr. Cashaw, age 52, joined Dean Foods in March 2016 as Executive Vice President, Supply Chain and is responsible for oversight of both the Operations and Logistics functions of the Company. He has over 25 years of supply chain experience in the consumer packaged goods industry. Prior to joining Dean Foods, Mr. Cashaw served as Vice President, Integrated Supply Chain of Kraft Foods Group, Inc. from October 2013 to August 2015 and as Senior Vice President, Supply Chain of Kellogg Company from April 2012 to October 2013. Prior to that, he held positions of increasing responsibility with PepsiCo, Inc. where he last served as its Vice President, Supply Chain and NA Operations, Quaker Foods and Snacks from 2008 to 2012.

S. Craig McCutcheon
Senior Vice President, Logistics

Mr. McCutcheon, age 55, assumed his current role as Senior Vice President, Logistics in August 2014. Mr. McCutcheon leads all transportation and logistics operations for our nationwide distribution network. Prior to that, he led our Continuous Improvement and Business Optimization activities as Vice President, Continuous Improvement from 2006 to 2014. Mr. McCutcheon is one of Dean Foods' most seasoned veterans with more than 34 years of experience in various locations, functions and roles. He began his career in 1980 with Flav-O-Rich Dairy in Georgia, and later joined Mayfield Dairy, which was acquired by Dean Foods. During his time with Dean Foods, he has served as a Distribution Supervisor, Branch Manager, Sales and Operations Manager, and General Manager in various locations in the Southeast and in Ohio.

Brian Murphy
Senior Vice President, Chief Information Officer

Mr. Murphy, age 49, has served as Senior Vice President, Chief Information Officer of Dean Foods since September 2013. In his current role, he is responsible for the Company's information technology solutions. Mr. Murphy first joined Dean Foods in 2010 as Vice President, Supply Chain IT. He later served as Chief Information Officer for the Company's Morningstar business unit, and continued in that role after Dean Foods sold Morningstar to Saputo Inc. in early 2013. He returned to Dean Foods in his current role in September 2013. Prior to Dean Foods, Mr. Murphy served as Senior Manager Shared Service of T-Mobile (USA) from 2008 to 2010, where he was responsible for the creation of a shared service organization to implement and support an order revenue stream as well as core operations. He also served in various IT, supply chain, logistics and engineering roles, both in the U.S. and internationally, at Whirlpool Corporation from 2002 to 2008 and at Colgate Palmolive Limited from 1994 to 2002. He also serves on the Board of Directors of Momentx Corporation, the parent company of Dairy.com, a leading provider of market intelligence and software-as-a-service solutions for the dairy industry.

Ralph P. Scozzafava
Executive Vice President, Chief Operating Officer

Mr. Scozzafava, age 57, has served as Executive Vice President, Chief Operating Officer of Dean Foods since October 2015. In this role, he oversees all commercial operations for Dean Foods, with responsibility for the Company's geographically diverse selling, marketing, and research and development activities. He also oversees the Company's Procurement area. Mr. Scozzafava joined Dean Foods in October 2014 as Executive Vice President and Chief Commercial Officer. From May 2008 to November 2013, Mr. Scozzafava served as the Chairman of the Board of Directors and Chief Executive Officer of Furniture Brands International, Inc. and as its Vice Chairman and Chief Executive Officer -designate from June 2007 to May 2008. Furniture Brands filed a petition under Chapter 11 in the United States Bankruptcy Court for the District of Delaware in September 2013, culminating with the sale of the assets of the company in November 2013. Prior to that, he was employed at Wm. Wrigley Jr. Company, where he held several positions, including serving as Vice President—Worldwide Commercial Operations from March 2006 to June 2007, and as Vice President & Managing Director—North America/Pacific from January 2004 to March 2006. Prior to joining Wrigley, Mr. Scozzafava served in sales, marketing and merchandising positions at Campbell Soup Company, Clorox Company, and Johnson & Johnson. Mr. Scozzafava also serves on the Board of Directors of Stage Stores, Inc., where he is a member of the Compensation Committee and the Audit Committee.

Kimberly Warmbier
Executive Vice President, Chief Human Resources Officer

Ms. Warmbier, age 54, joined Dean Foods in May 2012 as Senior Vice President of Human Resources for Fresh Dairy Direct. She was promoted to her current position in November 2012. Prior to Dean Foods, Ms. Warmbier served as the Senior Vice President, Human

Resources, for J.C. Penney Company, Inc. from November 2009 to December 2011 where she led human resource professionals supporting more than 150,000 associates in supply chain, stores and corporate. Her experience also includes more than 20 years in the consumer packaged goods industry with PepsiCo, Inc. where she led the HR PepsiCo Customer teams for the company's five North American sales divisions including Frito-Lay, Pepsi, Tropicana, Quaker Oats and Gatorade. Ms. Warmbier currently serves on the North Texas Food Bank Board of Directors and is a member of their NTFB Finance and Executive Committees. She is a former member of the Board of Directors of Girl Scouts Northeast Texas, a nonprofit organization, where she served on the CEO Selection Committee.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is intended to provide our stockholders with an understanding of our compensation policies and practices during 2015 for our Chief Executive Officer, our Executive Vice President and Chief Financial Officer and the three other most highly compensated executive officers serving as of December 31, 2015. These individuals, collectively referred to herein as the "Named Executive Officers" or "NEOs," are:

  •
  Gregg A. Tanner, our Chief Executive Officer ("CEO") and a director;

  •
  Chris Bellairs, our Executive Vice President and Chief Financial Officer;

  •
  Ralph P. Scozzafava, our Executive Vice President and Chief Operating Officer;

  •
  Kimberly Warmbier, our Executive Vice President, Chief Human Resources Officer; and

  •
  Marc L. Kesselman, our former Executive Vice President, General Counsel, Corporate Secretary and Government Affairs.

To further illustrate the concepts in this Compensation Discussion and Analysis, we have included charts and tables where we believe appropriate to enhance our stockholders' understanding of our NEOs' compensation. These tables and charts are meant to be in addition to, and not an alternative to, the charts and tables provided under the heading "Compensation Tables for Named Executive Officers" beginning on page 65 of this Proxy Statement.

Executive Summary

Our executive compensation program is intended to:

  •
  attract and retain top talent;

  •
  motivate and reward the performance of executive officers to achieve the Company's strategic, financial and operating performance objectives;

  •
  ensure that our total compensation is competitive with our peers; and

  •
  align our executive officers' interests with the long-term interests of our stockholders with the ultimate goal of driving long-term stockholder value.

In 2015, the three primary components of the NEOs' total target direct compensation were salary, short-term incentives and long-term incentives, as described below:

Program	Component	Type	Form	Description

Salary	Base Salary	Fixed	Cash	• Relatively small portion of NEO compensation • Peer group target: 60th percentile

Short-Term Incentives	Financial Performance	Performance (Company)	Cash	• 75% of total short-term incentive award • Based on adjusted operating income target approved by Compensation Committee • Peer group target: 50th percentile

(2015 STI Plan)	Individual Objectives	Performance (Individual)	Cash	• 25% of total short-term incentive award • Based on individual objectives approved by Compensation Committee • Peer group target: 50th percentile

	Restricted Stock Units ("RSUs")	Fixed	Equity	• 50% of total long-term incentive award • Vest ratably over three years • Peer group target: 50th percentile

Long-Term Incentives (2007 Stock Incentive Plan)	Cash Performance Units ("CPUs")	Performance (Company)	Cash

•

50% of total long-term incentive award

•

CPU awards are potentially earned
following a 3-year performance cycle

•

Any earned awards are based on
performance against annual Bank
EBITDA (as defined below) targets in
each year of 3-year cycle

•

Bank EBITDA targets approved by
Compensation Committee

•

Peer group target: 50th percentile

Our 2015 Financial Performance

2015 was a strong year for Dean Foods Company. Some highlights of our financial and other achievements in 2015 include:

  •
  Consolidated adjusted operating income of approximately $248 million;

  •
  Adjusted EBITDA of $404 million;

  •
  Adjusted diluted earnings per share of $1.23;

  •
  Free cash flow of $246 million;

  •
  Returned $79 million in cash to our stockholders through cash dividends and share repurchases; and

  •
  Successfully launched DairyPure®, the first and largest fresh, white milk national brand.

Consolidated adjusted operating income, Adjusted EBITDA, Bank EBITDA, adjusted diluted earnings per share and free cash flow are non-GAAP financial measures. Please see Annex A for more information and for reconciliations of the foregoing measures with the most directly comparable financial measure calculated in accordance with GAAP.

Our Pay Practices

Our Board of Directors and the Compensation Committee have adopted compensation practices that are intended to emphasize our pay-for-performance compensation philosophy and to ensure that the efforts of our executive officers are consistent with the objectives of our stockholders.

What We Do	What We Don't Do

Emphasize pay-for-performance. A substantial portion of our executive officers' compensation is at-risk and subject to either Company or individual performance goals.	No hedging/pledging transactions. We do not allow our directors, officers or other employees to hedge or otherwise enter into derivative transactions relating to our common stock and we prohibit future pledges of our common stock.

Challenging performance goals. Our Compensation Committee sets rigorous performance targets. We believe these targets motivate our executives to deliver value to our stockholders.	No Uncapped incentive plans. Each of our incentive awards has a limit on the amount an executive can earn to ensure that our incentive programs reward positive performance without offering a windfall opportunity.

Require stock ownership. Our executive officers share the interests of our stockholders through our stock ownership guidelines.	No repricing of options. We do not allow repricing of underwater stock options unless approved by our stockholders.

Provide double-trigger provisions. Our change in control agreements and equity awards contain modified double-trigger provisions.	No tax gross-ups. We do not provide for tax gross-up provisions in change in control agreements with our NEOs.

Maintain a clawback policy. Our clawback policy protects the Company in the event of fiscal mismanagement.	No defined benefit pension. We do not maintain a defined benefit pension plan for our executive officers.

Stockholder Engagement

Our Board strives to align our compensation practices with our stockholders' interests, and we conduct significant outreach efforts to stockholders regarding our executive compensation programs and corporate governance practices with a view toward understanding our stockholders' concerns and strengthening our compensation practices. In 2015, we reached out to stockholders representing approximately 60% of the outstanding common stock of the Company and invited them to speak with us regarding our corporate governance and compensation practices. In response, we spoke with or received input from a number of stockholders (representing approximately 25% of our outstanding equity). Our stockholders are generally supportive of our corporate governance practices, including our executive compensation programs, and we strive to keep and build on that support through continued dialogue and stockholder engagement going forward.

The Compensation Committee also takes into account stockholders' feedback regarding our executive compensation programs through the annual "say-on-pay" vote on executive compensation. This feedback is an important consideration when reviewing potential changes to our executive compensation programs and policies. Approximately 94% of the votes cast on the "say-on-pay" proposal at our 2015 Annual Meeting of Stockholders supported the Company's executive compensation program.

Governance Practices Related to Executive Compensation

In addition to designing our compensation plans to achieve the objectives outlined above, the Compensation Committee seeks to employ corporate governance best practices to align the interests of our executives with the interests of our stockholders, as evidenced by the following compensation policies.

Clawback Policy	Our clawback policy is applicable to both our short-term and long-term incentive compensation plans and provides the Company with the right to recover all or part of an employee's cash bonus or equity-based compensation award, or to cancel any equity-based compensation award granted on or after February 1, 2010, if there is any restatement of our audited financial statements resulting from such employee's fraud, intentional misconduct, gross negligence or other misfeasance or nonfeasance, which results in an employee's award being greater than the amount that should have been awarded, paid or accrued.

Stock Ownership Guidelines	Our stock ownership guidelines apply to our executive officers and require our CEO to own, at a minimum, common stock of the Company equal in value to five times his annual base salary and require our other executive officers to own, at a minimum, common stock of the Company equal in value to two times their annual base salaries.

No Tax Gross-Ups in Our Change in Control Agreements	None of the change in control agreements with our executive officers contain excise tax gross-up provisions.

Double Trigger Provisions in Our Change in Control Agreements	We have entered into change in control agreements with each of our executive officers pursuant to which we would provide certain payments in the event of a qualified termination following a change in control (i.e. double trigger) as described under the heading "Potential Benefits Upon a Change in Control."

Double Trigger Provisions in Our Equity Plan	Our 2007 Stock Incentive Plan provides that any awards granted after December 31, 2014 will not automatically vest upon the occurrence of a change in control so long as they continue in effect on terms that are no less favorable than were applicable immediately prior to the change in control. However, such awards will vest in full if the Company or its successor terminates the employee's employment involuntarily (other than for cause) or constructively within 24 months after the change in control. If these post-2014 awards will not continue in effect on terms which are at least as favorable as those that applied immediately prior to the change in control, whether because the acquiring entity decides not to provide appropriate substitute awards, or because the requisite conditions to preserve the existing terms of these awards are not met, the effected awards will vest in full, and generally become payable, upon the change in control.

Prohibition on Hedging and Other Derivative Activities	Our insider trading policy prohibits the hedging of our common stock or entering into other derivative transactions relating to our common stock by our directors, executive officers and other employees.

Prohibition on Pledges	Our insider trading policy prohibits pledges of our common stock by directors and executive officers. While the Chair of our Nominating/Corporate Governance Committee, in consultation with our general counsel, may grant an exception to the prohibition on pledging in certain extraordinary circumstances, no such exception has been granted.

NEO Pay Mix

Total potential compensation of our executive officers is substantially weighted toward performance-based short-term incentive ("STI") and long-term incentive ("LTI") programs. Our 2015 target total direct compensation (excluding any promotional, inducement or special incentive grants) for the NEOs was composed of the following:

Components of Our Executive Compensation and Benefits Programs

Base Salary

The base salary component of our compensation program is designed to attract and retain key talent and reward executive officers for their experience and contributions. The Compensation Committee targets the 60th percentile of the peer group for base salary because it positions the Company to effectively attract and retain valuable resources from key consumer packaged goods companies with whom we compete for talent. A competitive base salary is also critical because, unlike a number of our peer companies, our executive officers are not eligible for defined benefit pension plans. Base salaries may be above or below this target for certain executive officers for a variety of reasons, including salary at a previous employer, internal promotions, or his or her unique talent and contributions.

The Compensation Committee reviews base salary annually and may make adjustments based on changes in the peer group, the performance of the Company and the individual, changes in job responsibility, or recommendations from the CEO for all executives except himself. The Compensation Committee separately reviews the performance of the CEO, as described below, and makes salary adjustments as warranted.

The table below discloses base salary for each NEO in 2015. During the Compensation Committee's annual review of base salaries in 2015, the Compensation Committee determined that Mr. Tanner, Mr. Bellairs and Ms. Warmbier would each receive an increase in his or her base salary in 2015 due to the importance of each to the Company's ongoing success and their strong performance. This follows two years of no base salary increases for

Mr. Tanner or Mr. Bellairs in 2014 or 2013. In addition, the increase in Mr. Scozzafava's base salary was due to his promotion from Executive Vice President, Chief Commercial Officer to Executive Vice President, Chief Operating Officer during 2015 and recognizes the additional responsibilities of the Chief Operating Officer role.

Named Executive Officer	Fiscal Year 2015 Base Salary(1)	Salary Increase Over Previous Year
Gregg A. Tanner	$1,080,000	8.0%
Chris Bellairs	$500,000	7.5%
Marc L. Kesselman	$450,000	– (2)
Ralph P. Scozzafava	$825,000	3.1%
Kimberly Warmbier	$400,000	6.7%

(1)
Reflects annual base salary as of December 31 of the year presented. Actual base salary earned and paid during the fiscal year may differ due to the timing of increases as noted below. See "Compensation Tables for Named Executive Officers—Summary Compensation Table for Fiscal Year 2015."

(2)
Mr. Kesselman was not employed by the Company in 2014.

Short-Term Incentive Compensation

The short-term incentive component of compensation is designed to motivate senior executives to achieve annual financial and other goals based on our short-term strategic, financial and operating performance objectives. In 2015, in connection with our review of our strategic and operating plans, we established target short-term incentive payout targets competitive with the peer group for each NEO, the achievement of which is based on a combination of the Company's financial performance (75%) and individual objectives (25%) aligned with the executive's area of business responsibility. This reflects an increase from the 60% weighting applied to financial performance last year and a decrease to the individual objectives weighting, which was 40% in 2014.

The following are the 2015 annual short-term incentive target award opportunities for the NEOs:

Named Executive Officer	2015 Annual Short-Term Incentive Target as a % of Base Salary
Gregg A. Tanner	140%
Chris Bellairs	90%
Marc L. Kesselman(1)	70%
Ralph P. Scozzafava	100%
Kimberly Warmbier	60%

(1)
Mr. Kesselman resigned effective January 15, 2016.

Our executive officers' efforts during 2015 significantly contributed to the achievement by the Company of adjusted operating income in excess of the target established by the Compensation Committee under the 2015 STI Plan. Thus, due to our improved operating performance, the NEOs' contribution to achieving such operating results, and our pay-for-performance philosophy that seeks to align the interests of our executive officers with the interests of our stockholders, our NEOs received above-target payments under the financial performance portion of our 2015 STI Plan. As discussed below, certain NEOs also received a payment under the 2015 STI Plan due to their achievement of individual objectives.

Short-term incentive awards, if any, are calculated using the base salary of the NEO as of the last day of the year with any change to an executive officer's target short-term incentive payout percentage being applied on a pro rata basis. In addition, to meet the requirements of the performance-based exception from the application of Section 162(m) of the Internal Revenue Code, the Compensation Committee established performance criteria for specified executive officers based on annual adjusted operating income that established a maximum bonus amount that could be paid to such executive officers for performance during 2015.

Financial Objectives. The 2015 STI Plan placed 75% of the overall weight on the achievement of financial objectives, which is aligned with the market as defined by our peer group. The 2015 STI Plan used consolidated adjusted operating income as its key performance measure. In establishing the 2015 STI Plan, the Compensation Committee considered adjusted operating income an appropriate performance criterion to measure the achievement of the Company's objectives because it is representative of the profitability and operating efficiency of the Company as a whole. The achievement of objectives under the 2015 STI Plan was reviewed and approved by our Compensation Committee.

In February 2016, the Compensation Committee assessed the Company's performance against the financial goals that had been established at the beginning of 2015. The target adjusted operating income for 2015 was $155.4 million, with threshold and maximum performance and payout levels as a percent of target as set forth below. The payout factor for the financial component of short-term incentive compensation for each executive officer ranged from 0% to 200% of that executive officer's financial component target payment, depending on actual performance in 2015 against the financial objectives established by the Compensation Committee. Our consolidated adjusted operating income for 2015 was $247.7 million, which was 159.4% of the $155.4 million target adjusted operating income for 2015 and resulted in an earned award of 200% of the target opportunity.

2015 Adjusted Operating Income (Non-GAAP)% to Plan		Percentage of Target Award Opportunity Earned

110	% +	200%

105%		150%

100%		100%

95%		50%

90%		0%

Individual Objectives. In addition to the financial performance measure described above, 25% of each NEO's short-term incentive payout under the 2015 STI Plan was based on individual objectives approved by the Compensation Committee. Our Compensation Committee determined that Messrs. Tanner, Bellairs, Kesselman and Scozzafava and Ms. Warmbier met or exceeded individual objectives.

The payout factor for the individual objective component of short-term incentive compensation ranged from 0% to 200% of that executive officer's individual objective target payment, depending on the executive officer's performance in 2015 against the individual objectives established by the Compensation Committee. Performance was measured against each executive officer's leadership and execution of strategic and organizational objectives established at the beginning of 2015. An overview of key objectives achieved by the NEOs is set forth below.

Name	Individual Objectives

Gregg A. Tanner

•

Developed and obtained Board approval of new strategic plan

•

Successfully executed specified productivity initiatives

•

Improved quality and safety performance, including reducing recalls/withdrawals to the lowest level in Company history

•

Successfully oversaw completion of numerous Company transactions, including debt restructuring, stock repurchase, and acquisitions

•

Significantly increased outreach to investors and investment community

•

Further deepened working relationship with the Board

Chris Bellairs

•

Completed balance sheet restructuring (including significant debt refinancing)

•

Returned $79 million in cash to stockholders through dividends and repurchases

•

Achieved 31% reduction in voluntary turnover in finance team versus 2014

•

Completed significant updates to our strategic growth plan

•

Oversaw significant training and mentoring programs for finance personnel

Marc L. Kesselman

•

Counseled our CEO, senior management and our Board of Directors with respect to securities laws, executive compensation, corporate governance and mitigation of business and legal risks

•

Provided legal support for debt restructuring efforts

•

Managed antitrust litigation and other significant legal proceedings

Ralph P. Scozzafava

•

Launched DairyPure – national white milk brand

•

Delivered above target operating income

•

Exceeded contribution margin and net contribution margin rate targets

•

Developed pricing governance process/decision rights

Kimberly Warmbier

•

Achieved 7% reduction in Company-wide voluntary turnover versus 2014

•

Trained over 650 employees in leadership courses

•

Completed commercial restructure for field and national accounts

•

Mentor/mentee training successfully implemented on schedule

•

Significant amount of labor contracts negotiated within economic targets

With respect to the individual objective component of the 2015 STI Plan, the Compensation Committee determined that Messrs. Tanner, Bellairs, and Scozzafava and Ms. Warmbier would receive an "above target" rating, and that Mr. Kesselman would receive an "on target" rating, with respect to their individual objectives described above. Pursuant to the 2015 STI Plan, payout for an "above target" rating ranges from 140% to 180% of that portion of the short-term incentive payout, and payout for the "on target" rating was 90% of that portion of the short-term incentive payout.

The following tables shows the STI payout targets for fiscal year 2015 and the actual payouts for each NEO based on the achievement of financial objectives and individual objectives:

Named Executive Officer	2015 Annual STI Target as a % of Base Salary	2015 STI Target Payouts ($)	2015 STI Actual Payout – Financial Objectives ($)	2015 STI Actual Payout – Individual Objectives ($)	2015 STI Total Actual Payout ($)
Gregg A. Tanner	140%	1,512,000	2,268,000	680,400	2,948,400
Chris Bellairs	90%	450,000	675,000	213,750	888,750
Marc L. Kesselman(1)	70%	315,000	433,125	64,969	498,094
Ralph P. Scozzafava	100%	825,000	1,237,500	371,250	1,608,750
Kimberly Warmbier	60%	240,000	360,000	108,000	468,000

(1)
Mr. Kesselman resigned effective January 15, 2016; his STI payout was prorated for 11 months of service.

Long-Term Incentive Compensation

We believe that a significant portion of each executive officer's compensation should be dependent on long-term value created for our stockholders. Our long-term incentive compensation program, which is administered under the 2007 Stock Incentive Plan, is designed to align the results achieved for stockholders with the rewards provided to our executive officers. In 2015, the Compensation Committee granted the following mix of awards to the NEOs: 50% of long-term incentive compensation was in the form of RSUs and 50% of long-term incentive compensation was in the form of CPUs. The Compensation Committee annually reviews market practices and trends, as well as the availability of shares in our incentive program, in determining the mix of awards. Our Compensation Committee has determined that performance stock units (PSUs) instead of CPUs will be granted in 2016. See "2016 Compensation Actions" below.

Awards in 2015 were granted at the dollar amount representing the 50th percentile of long-term incentive grants made to executive officers with similar positions in our peer group.

Restricted Stock Units ("RSUs"). An RSU represents the right to receive one share of our common stock in the future. RSUs are used to provide an ongoing retention element and a continuing link to stockholder value. Historically, annual awards were valued based on an average of the Company's closing stock price during the first fifteen trading days of the year in order to align valuation periods with the annual grant date; off-cycle awards are made on the first business day of each month for all employees selected for such awards and are valued based on the Company's closing stock price on the date of the grant. The 2015 annual grants of RSUs were determined using the intrinsic value as of the determination date, valued based on an average of the Company's closing stock price during the first fifteen trading days of January 2015. The price used for determining the number of shares underlying the annual RSU awards granted on February 16, 2015, was $16.19. Beginning in 2016, annual awards will be valued based on the Company's closing stock price on the day the Compensation Committee approves the grants. Generally, RSUs granted by the Compensation Committee vest ratably over three years, and employment as of the vesting date is required in order to qualify for receipt of the vested portion of the award. All RSU awards granted in 2015 or later provide for cash dividend equivalents which will vest on the same schedule as the corresponding RSU awards. The Compensation Committee determined this change was warranted because cash dividend equivalents are commonly provided by our peer group companies.

Cash Performance Units ("CPUs"). In 2015, the Compensation Committee awarded CPUs to our NEOs and certain other senior executives. CPUs are designed to link compensation to the Company's performance over a 3-year period. During 2015, the Committee reviewed current market practice with the assistance of Mercer (US), LLC ("Mercer"), the Compensation Committee's independent external advisor (see "How Executive Pay Levels are Determined – Independent External Advisor"), and determined to continue to use the performance metric of "Bank EBITDA," which is calculated as adjusted operating income plus depreciation and amortization plus all non-cash expenses as determined under the Company's revolving credit facilities.

The Compensation Committee believes Bank EBITDA is the appropriate measurement for long-term performance rather than a relative metric based on peer companies, such as "Total Shareholder Return," because the Compensation Committee could not identify an adequate number of sufficiently similar publicly traded companies (based on critical factors such as size, geographic scope, mix of products, impact of dairy commodities, and other factors) to have a meaningful peer group against which to compare performance, and the Compensation Committee was presented with insufficient evidence that the inclusion of such a relative metric in the long-term compensation programs of other public companies has led to the improved financial performance of those companies.

Pursuant to the terms of the CPUs granted in 2013, 2014 and 2015, the Compensation Committee established performance goals for each calendar year in the 3-year performance cycle (the "CPU Performance Cycle"). The "2013 CPU Performance Cycle" commenced January 1, 2013, and ended December 31, 2015; the "2014 CPU Performance Cycle" commenced January 1, 2014, and ends December 31, 2016; and the "2015 CPU Performance Cycle" commenced January 1, 2015, and ends December 31, 2017. The Compensation Committee will annually set the performance target for Bank EBITDA or decide on a different performance measure for each calendar year during the CPU Performance Cycles. The target Bank EBITDA for the 2015 calendar year was $324.7 million, with threshold and maximum performance payout levels as a percent of target relating to the 2015 calendar year as follows:

2015 Bank EBITDA % to Plan	Percentage of Target Award Opportunity Earned

120%	200%

110%	150%

100%	100%

90%	50%

80%	0%

In February 2016, the Compensation Committee determined that the Bank EBITDA actually achieved by the Company during the calendar year 2015 was $412.7 million, which was 127.1% of the target Bank EBITDA for the 2015 calendar year and resulted in a 200% of target accrual for the 2015 performance period. Accordingly, one-third of the value of the 2013 CPUs, one-third of the value of the 2014 CPUs, and one-third of the value of the 2015 CPUs has been accrued at 200% of target. No payments are made until after completion of the entire applicable CPU Performance Cycle, and to receive a payout of the CPU award the participant must remain employed by the Company through the end of the 3-year CPU

Performance Cycle. The payments with respect to the 2013 CPUs were calculated based on results achieved during 2013, 2014 and 2015. The payments with respect to the 2014 CPUs will be calculated at the end of 2016 based on results achieved during 2014, 2015 and 2016. The payments with respect to the 2015 CPUs will be calculated at the end of 2017 based on results achieved during 2015, 2016 and 2017.

Calendar Year: Metrics
Plan	2013:	2014:	2015:	2016:	2017:
	Bank EBITDA	Bank EBITDA	Bank EBITDA	Bank EBITDA	TBD

2013 CPU Plan	Year 1	Year 2	Year 3

2014 CPU Plan		Year 1	Year 2	Year 3

2015 CPU Plan			Year 1	Year 2	Year 3

Deferred Compensation Plan and Supplemental Executive Retirement Plan

Our current NEOs may defer a portion of their salary and bonus each year into the Company's non-qualified deferred compensation plan. We believe a deferred salary and bonus plan is a potential retention tool for our eligible executives, and that this program is similar to that offered at most of the companies in our peer group. For more information on amounts deferred pursuant to the deferred compensation plan, see "Compensation Tables for Named Executive Officers – Deferred Compensation Plan."

In addition, we maintain the Dean Foods Company Supplemental Executive Retirement Plan (the "SERP"), which is a nonqualified deferred compensation arrangement for our executive officers and other employees earning compensation in excess of the maximum compensation that can be taken into account with respect to our 401(k) plan, as set forth in the Internal Revenue Code. The SERP is designed to provide these employees with retirement benefits from the Company that are equivalent, as a percentage of total compensation, to the benefits provided to other employees under our 401(k) plan. The Company credits to each eligible employee's account an amount equal to 4% of his or her covered compensation in excess of the maximum described above, and, through April 30 2015, credited interest on those balances at the mid-term applicable federal rate set by the Internal Revenue Service, plus 1%. Effective May 1, 2015, the Company transferred responsibility for the administration of the SERP accounts to Fidelity Workplace Services, LLC, which allows each accountholder to manage investment decisions with respect to his or her SERP account balances. Each employee's plan balance will be paid to him or her upon termination of employment, a change in control or the employee's death or qualifying disability.

Under both the Deferred Compensation Plan and the SERP, upon a termination that is not in connection with a change in control, death or disability, specified employees (including the NEOs) must wait until the seventh month following termination before they are eligible to receive a distribution.

Other Compensation

We provide our executive officers with a limited number of perquisites. The perquisites include:

  •
  an annual executive physical exam;

  •
  a long-term disability benefit;

  •
  financial counseling;

  •
  occasional personal use of event tickets that would not otherwise be used for business purposes; and

  •
  personal use of the company aircraft (CEO only).

The perquisites are designed to minimize the amount of time the executive officers devote to administrative matters other than the Company's business, promote a healthy work/life balance and provide opportunities for developing business relationships.

Our senior executives, including our current NEOs, participate in the Company's broad-based programs generally available to all employees or other key employees, including our 401(k) plan, health and dental plans and various other insurance plans, including disability and life insurance. For additional information regarding perquisites and other compensation, see "Compensation Tables for Named Executive Officers – All Other Compensation."

How Executive Pay Levels Are Determined

Compensation Committee

The Compensation Committee oversees the design and administration of our executive compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. As part of its processes and procedures for determining executive compensation, the Compensation Committee:

  •
  reviews and approves the compensation-related performance goals and other objectives for our CEO and recommends CEO compensation to the independent members of the Board based on performance;

  •
  reviews and approves, with input from the CEO, the compensation of the Company's executives officers (other than the CEO);

  •
  reviews and establishes the peer group companies used as a reference to benchmark executive officer compensation;

  •
  reviews and approves the executive compensation policies, such as share ownership guidelines and prohibitions against pledging and hedging of the Company's stock;

  •
  sets the specific performance targets for performance-based incentive awards to our executive officers; and

  •
  approves payouts based on performance achieved relative to the pre-established performance targets.

Independent External Advisor

The Compensation Committee has engaged Mercer as its independent external advisor. The Compensation Committee considers analysis and advice from Mercer when making compensation decisions and recommendations for the CEO and the executive officers, and when making decisions on incentive plan design. Mercer provides recommendations on CEO pay directly to the Compensation Committee without consulting with the CEO or management. The Compensation Committee has the sole authority to hire and terminate Mercer, and the Compensation Committee members have direct access to Mercer.

Role of Management

The Compensation Committee and independent members of the Board of Directors determine the compensation of the CEO without management input. The Compensation Committee meets with the CEO at the beginning of the year to discuss and establish his performance objectives for the year. At the end of the year, the CEO provides the Compensation Committee with a self-assessment based on his performance and achievement of the pre-established objectives. This self-assessment, in addition to Company performance, is used by the Compensation Committee in their overall determination of CEO compensation.

The Compensation Committee solicits input from the CEO regarding his evaluation of performance and compensation recommendations for other executive officers, before they make their final pay decisions related to the executive officers compensation. No executive officer is present when his or her compensation is discussed by the Compensation Committee.

Peer Group

The Compensation Committee utilizes a comparison group, or peer group, to evaluate whether executive officer pay levels are aligned with Company performance on a relative basis and to compare the Company's compensation design and governance features. The Compensation Committee primarily identifies companies that are of comparable size, operate within the Company's industry category, have product lines that are impacted by commodity prices and/or generate the majority of their revenue domestically. For 2015, with input from Mercer, the Compensation Committee determined to revise and expand the peer group from 12 to 18 companies and used the following group of peer companies:

2015 Compensation Peer Group

Campbell Soup Company	Ingredion Incorporated
The Clorox Company	The J. M. Smucker Company
ConAgra Foods, Inc.	Kellogg Company
Dr Pepper Snapple Group, Inc.	McCormick & Company, Incorporated
Flowers Foods, Inc.	Pilgrim's Pride Corporation
Fresh Del Monte Produce Inc.	Pinnacle Foods Inc.
General Mills, Inc.	Post Holdings, Inc.
The Hershey Company	Sanderson Farms, Inc.
Hormel Foods Corporation	TreeHouse Foods, Inc.

Agreements with Named Executive Officers

Letter Agreements

In general, we enter into letter agreements with each of our executive officers that govern the terms of his or her employment. Such letter agreements generally state the executive's base salary, signing bonus, if any, annual STI compensation opportunity, LTI awards to be granted upon hire or in the future, if applicable, and any other benefits, such as relocation benefits, COBRA reimbursement, and eligibility to participate in the Executive Severance Plan.

Severance and Change in Control Agreements

We have entered into Change in Control ("CIC") Agreements with each of our executive officers pursuant to which we would provide certain payments in the event of a qualified termination following a change in control (i.e. double trigger) as described under the heading "Executive Officer Severance" and "Potential Benefits Upon a Change in Control." Pursuant to these agreements, our current NEOs generally would be paid a sum of cash equal to up to three times his or her base salary and target short-term incentive compensation for the year, plus his or her target short-term incentive compensation prorated to the month in which a qualified termination occurred following a change in control along with insurance benefits, outplacement services and certain other benefits. As of December 31, 2015, none of our NEOs were entitled to receive excise tax gross-up payments pursuant to their respective CIC Agreements. Additionally, all CIC Agreements provide that unvested awards under the 1997 Plan and 2007 Plan automatically vest upon the change in control.

The Compensation Committee believes that change in control benefits are important for attracting and retaining executive talent and help to ensure that executive officers can remain focused during periods of uncertainty. These are particularly important in an environment where merger and acquisition activity is high. We believe that our change in control benefits are consistent with those maintained by comparable companies.

We also maintain the Executive Severance Plan for our executive officers, which provides certain severance benefits in the event of a qualified termination defined as a termination other than for "cause" or if the executive officer terminates his or her employment due to a material reduction in compensation or scope of duties or relocation (as described under "Estimated Payments Upon a Qualified Termination").

Generally, upon a qualified termination, our current NEOs would receive a cash payment equal to up to two times his or her annual base salary plus his or her target bonus, a payment in the amount of the officer's prorated bonus for the year of termination, a cash payment for the in-the-money value of any long-term incentive awards that would vest during a specified period following the date of severance (24 months for EVPs and 36 months for the CEO), and cash payments for certain health benefits and outplacement services. We believe this plan helps create stability during periods of significant change, aids in recruiting and retaining executive talent and enables us to avoid negotiating individual severance arrangements. We also believe this plan reduces the likelihood and extent of litigation from executive separation. In addition, we require each executive to sign non-competition and non-solicitation agreements effective for two years after termination and release the Company from all claims. We believe that our severance benefits are generally consistent with those maintained by comparable companies.

Tax Deductibility Policy and Accounting Treatment Considerations

The United States income tax laws generally limit the deductibility of compensation paid to each NEO to $1 million per year. An exception to this general rule exists for performance-based compensation that meets certain requirements. The Company has sought and received approval from its stockholders to grant performance-based awards that would, and has granted certain long-term incentive awards that should, qualify for the exception from this deduction limit. As and when appropriate in light of its business objectives, the Company intends to design incentive compensation awards and programs in a manner that satisfies the conditions to this performance-based exception to the otherwise applicable deduction limits. The Company has structured its annual short-term and long-term performance-based incentive plans so that each should qualify for the exemption.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. We believe it is important to retain the flexibility to compensate executive officers competitively. We will continue to monitor our compensation practices and consider additional opportunities to take advantage of the Section 162(m) exemption when we believe it is in the best interests of the Company and our stockholders.

The Company considers the financial accounting effects of the long-term incentive awards it grants to our executives, but such effects do not materially impact the types of awards that are granted as part of our compensation program.

2016 Compensation Actions

The Compensation Committee regularly reviews the design of our executive compensation program to ensure that it continues to serve our objectives. For 2016, the Compensation Committee has made the following changes to our executive compensation program:

  •
  Performance Stock Units ("PSUs").    The Compensation Committee determined that in 2016 executive officers will receive PSUs rather than CPUs as part of our long-term incentive compensation program. The PSUs would award shares of our common stock at the end of a 3-year performance period contingent upon the achievement of specific Bank EBITDA targets. The 2016 performance period will begin January 1, 2016, and end December 31, 2018. An executive officer will be required to be employed on December 31, 2018, in order to receive any earned shares.

  •
  Merit/Market Changes.    Base salaries for our current NEOs in 2016 will increase to reflect their contributions and maintain competitiveness with our peers. These increases will range from 3% to 3.5% for merit increases based on the individual's performance and 0% to 12.4% for salary adjustments to provide market-competitive base salaries.

  •
  2016 Stock Incentive Plan.    The Committee reviewed and recommended that the Board adopt a new stock incentive plan to allow for continued equity grants to employees and non-employee directors. See "Proposal 5 – Approval of 2016 Stock Incentive Plan" for additional information.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is presented by:

The members of the Compensation Committee
Jim L. Turner (Chairman)
J. Wayne Mailloux
Helen E. McCluskey
John R. Muse

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS

The charts presented below should be read in conjunction with the Compensation Discussion and Analysis set forth above. The following chart shows the compensation earned during fiscal years 2015, 2014, and 2013, as applicable, by our NEOs.

Summary Compensation Table for Fiscal Year 2015

NEOs - Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)(7)
Gregg A. Tanner	2015	1,080,000	–	1,851,753	–	6,520,066	95,477	9,547,296
CEO and Director	2014	1,000,000	–	1,909,483	–	195,000	83,630	3,188,113
	2013	1,000,000	–	2,123,752	–	444,000	149,438	3,717,190
Chris Bellairs	2015	500,000	–	323,978	–	1,672,082	32,899	2,528,959
EVP, CFO	2014	465,000	–	770,662	–	148,825	33,698	1,418,185
	2013	465,000	–	390,363	–	153,106	46,609	1,055,078
Marc L. Kesselman(8)(9)	2015	450,000	302,500	642,387	–	731,426	38,583	2,164,896
Former EVP, General Counsel	2014	–	–	–	–	–	–	–
Corporate Secretary and	2013	–	–	–	–	–	–	–
Government Affairs
Ralph P. Scozzafava(8)	2015	825,000	–	820,736	–	2,400,416	89,963	4,136,115
EVP, Chief Operating Officer	2014	–	–	–	–	–	–	–
	2013	–	–	–	–	–	–	–
Kimberly Warmbier(8)	2015	400,000	–	226,773	–	959,666	39,867	1,626,306
EVP, Chief Human Resource	2014	375,000	–	578,772	–	120,000	34,068	1,107,840
Officer	2013	–	–	–	–	–	–	–

(1)
Amounts shown include amounts deferred under the Dean Foods 401(k) plan and the Deferred Compensation Plan.

(2)
With respect to Mr. Kesselman, reflects the net amount of a $660,000 sign-on bonus paid to him in January 2015 less $357,500 he returned to the Company in March 2016 in accordance with the terms of his employment letter. See "Agreements with our Named Executive Officer or our Directors – Agreements with Marc L. Kesselman" for more information.

(3)
Amounts shown reflect the aggregate grant date fair value of RSUs, calculated in accordance with FAS ASC Topic 718, without taking into account estimated forfeitures. The aggregate grant date fair value of the RSUs is equal to the closing price of the Company's stock on the date of grant multiplied by the number of RSUs awarded; each RSU award vests ratably over three years.

Mr. Tanner's RSUs include grants made in connection with his employment letter agreement entered into in 2007. See "Agreements with our Named Executive Officer or our Directors – Agreements with Gregg A. Tanner" for more information regarding these grants.

All RSUs awarded to Mr. Kesselman in 2015 were forfeited due to his resignation from the Company on January 15, 2016, prior to vesting of any portion of the awards.

Bank EBITDA is used as the performance metric used for CPUs awarded in 2013, 2014 and 2015 and, accordingly, the 2013, 2014 and 2015 CPU awards are treated as non-equity incentive plan compensation and are included in the Non-Equity Incentive Plan Compensation column.

(4)
Amounts shown reflect the aggregate grant date fair value of stock options relating to Dean Foods common stock awarded by Dean Foods for all years presented calculated in accordance with FAS ASC Topic 718, without taking into account estimated forfeitures. The assumptions used in valuing the stock options are described under the caption "Stock Options" in Note 11 to the Consolidated Financial Statements included within our Annual Report on Form 10-K for the year ended December 31, 2015.

(5)
Amounts include STI and the portion of the CPUs granted in 2013, 2014 and 2015 that has been accrued based on the achievement of the applicable performance criteria in 2013, 2014 and 2015, respectively. The CPUs granted in 2013, 2014 and 2015 are subject to a 3-year CPU Performance Cycle ending on December 31 of 2015, 2016 and 2017, respectively. As noted in the CD&A above, the 3-year CPU Performance Cycle for the 2013 CPUs has been completed and accrued amounts paid; two-thirds of the CPU Performance Cycle for the 2014 CPUs has been completed and one-third of the CPU Performance Cycle for the 2015 CPUs has been completed, with values having accrued as follows:

Accruals for Performance Periods % of target based on the Company's performance against Bank EBITDA as of the end of the performance cycle

Award	Performance Cycles

	2013	2014	2015	2016	2017

2013 CPU	41%	0%	200%

2014 CPU		0%	200%	*

2015 CPU			200%	*	*

*Not yet completed

  The following table reflects STI earned in 2015 and, regarding CPUs granted in 2013, 2014 and 2015, the amount that accrued with respect to the CPU Performance Cycle ending on December 31, 2015:

Name	STI ($)	CPUs ($)	Total ($)
Gregg A. Tanner	2,948,400	3,571,666	6,520,066
Chris Bellairs	888,750	783,332	1,672,082
Marc L. Kesselman	498,094	233,332	731,426
Ralph P. Scozzafava	1,608,750	791,666	2,400,416
Kimberly Warmbier	468,000	491,666	959,666

  No payments will be made with respect to the 2014 and 2015 CPUs until their respective 3-year CPU Performance Cycle has concluded and the participant has remained employed by the Company through the end of the related CPU Performance Cycle. See "Compensation Discussion and Analysis – Components of our Executive Compensation and Benefits Programs – Short-Term Incentive Compensation" and "– Long-Term Incentive Compensation" for a description of these plans.

(6)
See the "All Other Compensation" table below for a description of the included amounts.

(7)
Represents the sum of the compensation amounts (expressed in dollars) shown in the columns to the left.

(8)
Ms. Warmbier was not a NEO in 2013 and Messrs. Kesselman and Scozzafava were not NEOs in 2013 and 2014, thus, no amounts have been included for those respective years in the table above.

(9)
Mr. Kesselman resigned effective January 15, 2016.

All Other Compensation(1)

Name	Year	401(k) ($)(2)	SERP ($)(3)	Life Insurance ($)(4)	Long- Term Disability Premiums ($)(5)	Severance ($)	Other ($)(6)	Total ($)
Gregg A. Tanner	2015	10,600	40,400	7,482	5,781	–	31,214	95,477
	2014	10,400	37,192	5,440	5,781	–	24,817	83,630
	2013	11,000	114,600	4,115	5,781	–	13,942	149,438
Chris Bellairs	2015	10,600	11,353	3,341	–	–	7,605	32,899
	2014	10,400	10,101	1,787	4,277	–	7,133	33,698
	2013	11,000	30,224	1,108	4,277	–	–	46,609
Marc L. Kesselman(7)(8)	2015	10,600	7,400	563	–	–	20,020	38,583
	2014	–	–	–	–	–	–	–
	2013	–	–	–	–	–	–	–
Ralph P. Scozzafava(7)	2015	10,600	24,000	5,160	–	–	50,203	89,963
	2014	–	–	–	–	–	–	–
	2013	–	–	–	–	–	–	–
Kimberly Warmbier(7)	2015	10,600	7,200	1,415	–	–	20,652	39,867
	2014	3,750	5,914	1,415	3,719	–	19,270	34,068
	2013	–	–	–	–	–	–	–

(1)
The amounts in the table are valued on the basis of the aggregate incremental cost to the Company. The amounts do not include group health, hospitalization, medical reimbursement, disability or other benefits that are available to all other employees, or the incremental cost of any health-related screenings.

(2)
Amounts shown are for Company matching contributions.

(3)
Our Compensation Committee approved a SERP for the benefit of employees who receive salary and bonus in excess of the amount that IRS regulations allow to be contributed to a 401(k) plan. The amount shown in this column includes the amount credited to the NEO under the SERP. See "Compensation Discussion and Analysis – Components of our Executive Compensation and Benefits Programs – Deferred Compensation Plan and Supplemental Executive Retirement Plan" for more information on the SERP.

(4)
Amounts shown relate to life insurance policies available to all employees generally.

(5)
Effective January 1, 2009, we implemented an Executive Long-Term Disability Plan (the "Executive LTD") for our executive officers and other key employees, which provides supplemental income replacement for key leaders and enhances coverage provided under the general long-term disability plan. The Executive LTD coverage is provided at the Company's expense through individual non-cancelable and guaranteed renewable policies. The Company pays the premiums on the employees' behalf monthly.

(6)
For 2015, includes (i) for Mr. Tanner, $5,597 for personal use of Company aircraft (reflects the incremental cost of operating the aircraft, based on our variable cost per hour of operating the aircraft multiplied by the number of hours of personal travel), $1,500 for employer contribution to employee's health savings account and gross-up amounts of $10,117 for taxes payable related to financial counseling services of $14,000 (ii) for Mr. Bellairs, $1,000 for employer contribution to employee's health savings account and gross-up amounts of $1,627 for taxes payable related to financial counseling services of $4,978; (iii) for Mr. Kesselman, $750 for employer contribution to employee's health savings account and gross-up amounts of $5,257 for taxes payable related to financial counseling services of $14,013; (iv) for Mr. Scozzafava, payment of $20,203 for relocation costs (the aggregate incremental cost paid by us for Mr. Scozzafava's relocation, including amounts grossed up for tax purposes of $10,008 in 2015 in accordance with our relocation policy) and gross-up amounts of $5,992 for taxes payable related to financial counseling services of $14,000; and (v) for Ms. Warmbier, $1,500 for employer contribution to employee's health savings account and gross-up amounts of $2,073 for taxes payable related to financial counseling services of $17,079.

(7)
Ms. Warmbier was not a NEO in 2013 and Messrs. Kesselman and Scozzafava were not NEOs in 2013 and 2014, thus, no amounts have been included for those respective years in the table above.

(8)
Mr. Kesselman resigned effective January 15, 2016.

The following table presents all plan-based awards granted to our NEOs during 2015.

Grants of Plan-Based Awards in Fiscal Year 2015(1)

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards						Grant Date Fair Value of Stock and Option Awards ($)
										Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Gregg A. Tanner(4)	(5)	–	1,512,000	3,024,000
	(6)	–	1,637,500	3,275,000
	02/16/2015							87,380			1,414,682
	12/01/2015							23,101			437,071
Chris Bellairs	(5)	–	450,000	900,000
	(6)	–	375,000	750,000
	02/16/2015							20,011			323,978
Marc L. Kesselman(7)	(5)	–	315,000	630,000
	(6)		350,000	700,000
	02/16/2015							39,678			642,387
Ralph P. Scozzafava	(5)	–	825,000	1,650,000
	(6)		950,000	1,900,000
	02/16/2015							50,694			820,736
Kimberly Warmbier	(5)	–	240,000	480,000
	(6)	–	262,500	525,000
	02/16/2015							14,007			226,773

(1)
Awards in the table above consist of STI, RSUs and CPUs. No options were awarded in 2015.

(2)
Includes STI and CPU awards. See "Compensation Discussion and Analysis – Components of our Executive Compensation and Benefits Programs – Short-Term Incentive Compensation" and "– Long-Term Incentive Compensation" for descriptions of these plans.

(3)
RSU awards were granted pursuant to our 2007 Plan. RSUs granted in 2015 vest ratably over three years beginning on the first anniversary of the grant date and also vest immediately upon a change of control and in the following additional circumstances: (i) if the employee retires after reaching age 65, and (ii) in certain cases upon death or qualified disability.

(4)
In 2015, Mr. Tanner was awarded 23,101 RSUs in connection with his employment agreement entered into in 2007. Pursuant to that agreement and a subsequent related award of additional RSUs, he is entitled to receive annual RSU awards from 2012 through 2016, contingent upon his continued employment with the Company. The awards, which are granted pursuant to our 2007 Plan, are made on December 1 of each award year and vest one year after grant. Provided he continues his employment, Mr. Tanner would be entitled to receive awards of 23,101 RSUs in 2016. See "Agreements with our Named Executive Officer or our Directors – Agreements with Gregg A. Tanner" for more information regarding these awards.

(5)
Includes 2015 STI awards. Amounts earned in 2015 pursuant to the 2015 STI Plan are included in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column.

(6)
Reflects possible payout range of 2015 CPU awards. Actual amounts payable with respect to the 2015 CPU awards could range from 0% to 200% of the amounts set forth in the Target CPU Awards column above. If the Company's Bank EBITDA falls between 80% to 90% of target, the awards will be paid out between 0% to 50% of target. Below 80% of target Bank EBITDA, no amounts are payable under the 2015 CPUs. No payments will be made with respect to the 2015 CPU awards until the 3-year CPU Performance Cycle has been completed and the participant has remained employed by the Company through December 31, 2017, the end of the CPU Performance Cycle. However, in accordance with the applicable disclosure requirements, the portion of the 2015 CPU awards accrued based on the achievement of the performance criteria for 2015 is reported in the Summary Compensation Table above. See "Compensation Discussion and Analysis – Components of our Executive Compensation and Benefits Programs – Long-Term Incentive Compensation" for a description of the performance measures for the CPUs. Due to his resignation, Mr. Kesselman forfeited his 2015 CPU award in January 2016 prior to the payout of any portion of the award.

(7)
On February 16, 2015, Mr. Kesselman was awarded 21,001 RSUs in connection with his employment agreement entered into in 2015 and an additional award of 18,677 RSUs as part of his long-term incentive compensation for 2015. Both awards were forfeited upon his resignation from the Company effective January 15, 2016, prior to the vesting of any portion of such awards.

The following table presents all outstanding equity awards held by our NEOs as of December 31, 2015.

Outstanding Equity Awards at 2015 Fiscal Year-End(1)(2)

Name		Option Awards(3)				Stock Awards(4)

	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Gregg Tanner	12/01/2015	0	0	–	–	23,101	396,182	0	0
	02/16/2015	0	0	–	–	87,380	1,498,567	0	0
	02/13/2014	0	0	–	–	71,428	1,224,990	0	0
	02/15/2013	0	0	–	–	40,257	690,408	0	0
	02/17/2012	91,162	0	10.44	02/17/2022	0	0	0	0
	02/18/2011	63,102	0	8.96	02/18/2021	0	0	0	0
	02/12/2010	36,249	0	12.60	02/12/2020	0	0	0	0
	02/13/2009	69,307	0	17.36	02/13/2019	0	0	0	0
	01/15/2008	69,307	0	21.96	01/15/2018	0	0	0	0
	11/06/2007	249,539	0	23.08	11/06/2017	0	0	0	0

TOTAL		578,666	0			222,166	3,810,147

Chris Bellairs	02/16/2015	0	0	–	–	20,011	343,189	0	0
	11/12/2014	0	0	–	–	18,475	316,846	0	0
	02/13/2014	0	0	–	–	14,400	246,960	0	0
	02/15/2013	0	0	–	–	9,198	157,746	0	0
	02/17/2012	30,387	0	10.44	02/17/2022	0	0	0	0
	02/18/2011	14,986	0	8.96	02/18/2021	0	0	0	0
	02/12/2010	6,971	0	12.60	02/12/2020	0	0	0	0
	02/13/2009	9,818	0	17.36	02/13/2019	0	0	0	0
	07/01/2008	18,944	0	16.66	07/01/2018	0	0	0	0

TOTAL		81,106	0			62,084	1,064,741

Marc Kesselman(5)	02/16/2015	0	0	–	–	39,678	680,478	0	0

TOTAL		0	0			39,678	680,478

Ralph P. Scozzafava	02/16/2015	0	0	–	–	50,694	869,402	0	0
	11/13/2014	0	0	–	–	11,350	194,653	0	0

TOTAL		0	0			62,044	1,064,055	0	0

Kimberly Warmbier	02/16/2015	0	0	–	–	14,007	240,220	0	0
	08/13/2014	0	0	–	–	15,812	271,176	0	0
	02/13/2014	0	0	–	–	9,600	164,640	0	0
	02/15/2013	0	0	–	–	4,870	83,521	0	0
	06/01/2012	16,068	0	13.30	06/01/2022	0	0	0	0

TOTAL		16,068	0			44,289	759,556

(1)
The amounts shown reflect outstanding equity awards granted under our 1997 Plan and our 2007 Plan.

(2)
Numbers shown in the table include adjustments made in connection with the spin-offs of TreeHouse Foods, Inc. and WhiteWave, the August 2013 Reverse Stock Split and previous stock splits and reflect adjustments as a result of the $15 per share special cash dividend paid on April 2, 2007.

(3)
Generally, stock option awards vest one-third on the first anniversary of grant, one-third on the second anniversary of grant, and one-third on the third anniversary of grant, unless otherwise noted.

(4)
Each RSU represents the right to receive one share of Dean Foods common stock in the future. RSUs have no exercise price. The RSUs vest ratably over three years.

(5)
Mr. Kesselman forfeited all of his equity awards upon his resignation from the Company effective January 15, 2016, and prior to the vesting of any portion of such awards.

The following table presents all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by our NEOs during 2015.

Option Exercises and Stock Vested in Fiscal Year 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Gregg A. Tanner	–	–	152,721	2,611,441
Chris Bellairs	–	–	36,208	621,178
Marc L. Kesselman	–	–	0	0
Ralph P. Scozzafava	–	–	5,675	103,172
Kimberly Warmbier	–	–	22,492	379,852

(1)
The value realized upon exercise of stock option awards is equal to the difference between the closing price of Dean Foods common stock on the exercise date and the exercise price of the options, multiplied by the number of shares acquired upon exercise of the stock options. All amounts are shown prior to the surrender of shares, if any, to cover exercise price or taxes in connection with an exercise of options. The NEOs exercised no options in 2015.

(2)
Where appropriate, these amounts were adjusted for the WhiteWave Spin-Off and the August 2013 Reverse Stock Split. The original number of shares related to these awards were: Mr. Tanner, 81,297; Mr. Bellairs, 17,116; and Ms. Warmbier, 8,470. All amounts are shown prior to the forfeiture of shares, if any, to cover taxes in connection with the vesting of awards.

(3)
The value realized upon vesting is equal to the closing price of Dean Foods common stock on the vesting date multiplied by the number of units vesting.

Deferred Compensation Plan

U.S.-based employees of the Company with a base compensation in excess of $150,000, including the NEOs, may defer all or a portion of their salary and bonus each year into the Company's Deferred Compensation Plan, which is a tax deferred plan. The balances in the deferred compensation accounts are unsecured general obligations of the Company. This program is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. Under the Deferred Compensation Plan, the Company contributes an annual restoration benefit to the plan account of any participant whose ability to receive Company contributions under the 401(k) plan is reduced due to their deferral of salary and bonus. The Company made no such contributions to the plan accounts of the NEOs in 2015.

Executive Officer Severance

We maintain two severance plans for our U.S.-based executive officers, depending on the circumstances that result in their termination – CIC Agreements and the Executive Severance Plan. In 2013, due to the changes in our executive team, all of our NEOs entered into new CIC Agreements which are applicable in the event of a qualifying termination following a change in control. The Executive Severance Plan is applicable in the event of certain involuntary terminations. The following is a description of the benefits that may be paid to the executive officers pursuant to the CIC Agreements and the Executive Severance Plan. An executive officer may not receive benefits under both plans.

Potential Benefits Upon a Change in Control

We have entered into agreements with our NEOs, pursuant to which, in the event of a change in control and a subsequent qualifying termination (as defined below), we must:

  •
  pay each of the NEOs a lump sum of cash equal to three times the sum of his or her (a) base annual salary plus (b) target bonus for the year in which the termination occurs;

  •
  pay each of the NEOs a prorated bonus for the portion of the year served prior to termination;

  •
  pay each of the NEOs three times the most recent annual Company match made to his or her 401(k) account, plus;

  •
  continue the NEO's insurance benefits for two years; and

  •
  provide certain outplacement services.

In addition, all unvested awards granted prior to December 31, 2014, vest in full upon a change in control. Awards granted in 2015 and subsequent will not automatically vest so long as the awards continue in effect on terms that are no less favorable than were applicable immediately prior to the change in control. With respect to CPU awards, the amount is prorated based on the date of the change in control using that date as the performance measurement date.

Pursuant to the CIC Agreements, a "change in control" means (1) any person becomes the "beneficial owner," as such term is defined in the Exchange Act, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (2) individuals who currently serve on the Board, or whose election to the Board or nomination for election to the Board was approved by a vote of at least two-thirds of the directors who either currently serve on the Board, or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; (3) the Company or any subsidiary of the Company merges with or consolidates into any other corporation, other than a merger or consolidation that would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than 60% of the combined voting power of the voting securities of the Company or such surviving entity (or its ultimate parent, if applicable) outstanding immediately after such merger or consolidation; or (4) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, or such a plan is commenced.

Pursuant to the CIC Agreements, a qualifying termination means a termination of employment by the Company or its successor without "cause" (as defined below), within 13 months following a change in control or by the executive officer with "good reason" (as defined below). Pursuant to the CIC Agreements, "cause" means the executive officer's: (i) willful and intentional material breach of the CIC Agreement, (ii) willful and intentional misconduct or gross negligence in the performance of, or willful neglect of, the executive officer's duties which has caused material injury (monetary or otherwise) to the Company, or (iii) conviction of, or plea of nolo contendere to a felony. Pursuant to the CIC Agreements, "good reason" means any of the following occurring prior to the first anniversary of a change in control: (1) (i) Any material reduction in the amount of the executive's annual pay, (ii) any material reduction in the amount of executive's other incentive compensation opportunities, or (iii) any significant reduction in the aggregate value of the executive's benefits as in effect from time to time (unless in the case of either (ii) or (iii), such reduction is pursuant to a general change in compensation or benefits applicable to all similarly situated employees of the Company and its affiliates); (2) (i) the removal of the executive from the executive's position of the ultimate parent of the business of the Company or (ii) any other significant reduction in the nature or status of the executive's duties or responsibilities; (3) transfer of the executive's principal place of employment to a metropolitan area other than that of the executive's place of employment immediately prior to the Change in Control; or (4) failure by the Company to obtain an assumption agreement prior to the effectiveness of any succession referred to therein.

The CIC Agreements also contain:

  •
  a covenant pursuant to which the executives have agreed not to compete with us for two years after termination;

  •
  a confidentiality provision pursuant to which the executives have agreed not to divulge any of our confidential information; and

  •
  agreements not to solicit any of our employees for two years after termination.

None of our NEOs had tax gross-up provisions in their CIC Agreement as of December 31, 2015.

If a change in control occurred as of December 31, 2015, and the rights of our NEOs serving as such on December 31, 2015, under the agreements had been triggered, they would have received approximately the following:

Estimated Payments Upon Termination Following A Change in Control

Name	Severance Amount ($)(1)	Early Vesting of RSUs ($)(2)	Early Vesting of Stock Options ($)(3)	Early Vesting of CPU Awards ($)(4)	Other ($)(5)	Total ($)
Gregg A. Tanner	9,319,800	3,810,147		2,040,033	72,000	15,241,980
Chris Bellairs	3,331,800	1,064,741		449,749	72,000	4,918,290
Marc L. Kesselman(6)	2,641,800	680,478		116,666	72,000	3,510,944
Ralph P. Scozzafava	5,806,800	1,064,055		395,833	72,000	7,338,688
Kimberly Warmbier	2,191,800	759,556		276,583	72,000	3,299,939

(1)
This amount represents (a) three times the sum of the NEO's base salary in effect at the time of the termination plus his or her target short-term incentive payment for the year, (b) the NEOs target short-term incentive compensation prorated to the date of termination, and (c) three times the aggregate matching contributions payable to the NEO's 401(k) account for the most recent year.

(2)
This amount represents the payout of all unvested RSUs based on the Company's closing stock price on December 31, 2015.

(3)
This amount represents the payout of all unvested stock options based on the Company's closing stock price on December 31, 2015.

(4)
Assumes that the change in control occurred on December 31, 2015 but prior to the completion of the 2015 annual performance cycle. Unvested CPUs would be paid based on actual accruals for completed performance periods and at target (100%) with respect to the 2015 annual performance period, as follows:

Accruals for Annual Performance Periods *% of target based on the Company's performance against Bank EBITDA as of the end of the annual performance period

Award	2013 Actual*	2014 Actual	2015 Deemed	2016 Deemed	2017 Deemed*

2013 CPU	41%	0%	100%

2014 CPU		0%	100%	*

2015 CPU			100%	*	*

*Not eligible for payment under terms of CIC Agreement

  The payout of unvested CPUs based on actual accruals as of December 31, 2015 for the 2013, 2014 and 2015 performance periods respectively, is reflected in the table below entitled "Estimated Payments Upon a Qualified Termination".

(5)
This amount represents the value of outplacement services and medical coverage.

(6)
Mr. Kesselman resigned effective January 15, 2016.

Executive Severance Pay Plan

The Executive Severance Plan provides severance benefits to certain designated officers, including the NEOs, who are involuntarily terminated, other than for cause (as defined below), or who voluntarily terminate their employment for good reason (as defined below). Generally, the executive officer will be entitled to receive a payment in an amount up to two times (depending on the executive's title) the sum of his or her base salary and target bonus, plus a pro rata portion of his or her target bonus for the fiscal year in which the termination occurs. The Executive Severance Plan Administrator may impose certain conditions on a participant's right to receive benefits under the plan including the execution of a release of claims. In addition, participants receive a cash payment for the in-the-money value of all outstanding and unvested long-term incentive awards that would vest up to 36 months for the CEO, up to 24 months for executive vice president level participants, and up to 18 months for senior vice president level participants, following the date of severance based on the average closing price of the Company's stock for 30 calendar days immediately following the date of severance; however, the unaccrued portion of cash-based awards and stock-based awards whose payment is based upon the satisfaction of certain performance criteria will be valued based on the measurement of the performance criteria as of the end of the calendar year in which the date of severance occurs, unless otherwise expressly provided in the terms of the award. The participant would also be entitled to additional payments which may be used to pay COBRA health benefits and to obtain outplacement services.

Under the Executive Severance Plan, "cause" means: (i) the executive officer's conviction of any crime deemed by the Company to make the executive officer's continued employment untenable; (ii) the willful and intentional misconduct or negligence that has caused or could reasonably be expected to result in material injury to the business or reputation of the Company; (iii) the conviction of or plea of guilty or of nolo contendere to a crime constituting a felony, (iv) the breach by the executive officer of any written covenant or agreement with the Company; or (v) the executive officer's failure to comply with or breach of the Company's "code of conduct" from time to time. "Good reason" means a termination of a participant's employment by such participant following the occurrence of one or more of the following events: (i) a material reduction in the participant's annual base salary or target annual bonus opportunity (unless a similar reduction is applied broadly to similarly situated employees), (ii) a material reduction in the scope of a participant's duties and responsibilities, or (iii) the relocation of the participant's principal place of employment to a location that is more than 50 miles from such prior location of employment.

In November 2010, the Executive Severance Plan was amended to include all forms of LTI compensation that may be awarded to participants in the future, including the Company's CPUs. This change ensures that all components of LTI compensation will be included in a participant's severance calculation.

In the event the rights of the NEOs under the Executive Severance Plan had been triggered as of December 31, 2015, absent a change in control, they would have received approximately the amounts set forth in the following table.

Estimated Payments Upon a Qualified Termination

Name	Severance Amount ($)(1)	Early Vesting of Restricted Stock ($)(2)	Early Vesting of Stock Options ($)(3)	Early Vesting of CPU Awards ($)(4)	Other ($)(5)	Total ($)
Gregg A. Tanner	6,696,000	4,058,973	0	3,825,866	50,000	14,630,839
Chris Bellairs	2,350,000	1,012,396	0	841,416	50,000	4,253,812
Marc L. Kesselman(6)	1,845,000	483,260	0	233,332	50,000	2,611,592
Ralph P. Scozzafava	4,125,000	824,817	0	791,666	50,000	5,791,483
Kimberly Warmbier	1,520,000	723,857	0	522,416	50,000	2,816,273

(1)
This amount represents (a) two times the sum of the NEO's base salary in effect at the time of the termination plus the target short-term incentive payment for the year and (b) the NEOs target short-term incentive compensation prorated to the date of the qualified termination.

(2)
This amount represents the payout of RSUs scheduled to vest in a specified period (36 months with respect to Mr. Tanner, and 24 months with respect to Messrs. Bellairs, Kesselman and Scozzafava and Ms. Warmbier) following December 31, 2015, in accordance with the terms of our Executive Severance Plan, based on the average of the Company's closing stock price for 30 calendar days following December 31, 2015.

(3)
This amount represents the payout of stock options scheduled to vest in a specified period (36 months with respect to Mr. Tanner, and 24 months with respect to Messrs. Bellairs, Kesselman and. Scozzafava and Ms. Warmbier) following December 31, 2015, in accordance with the terms of our Executive Severance Plan, based on the average of the Company's closing stock price for 30 calendar days following December 31, 2015.

(4)
This amount represents the payout of all unvested CPUs, with one-third of the 2013 CPU award being paid out at 41% of target (based on the Company's performance against Bank EBITDA as of December 31, 2013), with one-third of the 2013 CPU award and one-third of the 2014 CPU award being paid out at 0% of target (based on the Company's performance against Bank EBITDA as of December 31, 2014), with the final one-third of the 2013 CPU award, one-third of the 2014 CPU award and one-third of the 2015 CPU award being paid out at 200% (based on the Company's performance against Bank EBITDA as of December 31, 2015, the end of the calendar year in which the severance was deemed to have occurred).

Accruals for Annual Performance Periods *% of target based on the Company's performance against Bank EBITDA as of the end of the annual performance period

Award	2013 Actual*	2014 Actual	2015 Deemed	2016 Deemed	2017 Deemed

2013 CPU	41%	0%	200%

2014 CPU		0%	200%	*

2015 CPU			200%	*	*

*Not eligible for payment under terms of Executive Severance Agreement

(5)
This amount represents the value of outplacement services and medical coverage for the NEOs.

(6)
Mr. Kesselman resigned effective January 15, 2016.
Agreements with Our Named Executive Officers

We have executed a CIC Agreement with each of our NEOs that provides for certain payments upon a change in control as defined in the agreement. The CIC Agreement is in the form of those provided to our other executive officers, the terms and conditions of which are described under the heading, "Executive Officer Severance—Potential Benefits Upon a Change In Control." None of the CIC Agreements with our NEOs include an excise tax gross-up provision.

In addition, the CIC Agreements contain a covenant pursuant to which the NEO has agreed not to compete with us or solicit any of our customers or employees, or interfere with our customer relationships, for two years following his or her termination and that he or she would keep the Company's proprietary information confidential.

Agreements with Gregg A. Tanner. On February 25, 2013, we entered into a letter agreement with Mr. Tanner relating to his service as CEO effective October 31, 2012. Pursuant to the agreement, we agreed to pay Mr. Tanner an initial annual salary of $1,000,000, which has since been reviewed annually by the Compensation Committee. Under a letter agreement dated October 23, 2007, Mr. Tanner also is entitled to receive five annual grants of restricted shares each year from 2012 through 2016. The original grant was for a total of 25,000 RSUs, but this amount was subsequently adjusted for the WhiteWave Spin-Off and the August 2013 Reverse Stock Split. He is entitled to receive these grants each year on the first of the month following the anniversary of his employment date. Each of these grants will vest one year after their issue date. Mr. Tanner must be employed by the Company on the date of issue in order to receive these annual grants of RSUs. In addition, on October 6, 2010, the Compensation Committee of the Board of Directors approved additional grants of RSUs, in connection with his 2007 letter agreement, to compensate Mr. Tanner for retirement benefits he surrendered upon accepting employment with the Company. He is entitled to receive these grants on December 1 of each year from 2010 through 2016. The original grant was for a total of 111,000 RSUs, but this amount was subsequently adjusted for the WhiteWave Spin-Off and the August 2013 Reverse Stock Split. The 2010 and 2011 grants vested 11 months after their issue date, while each of the remaining grants vested or will vest one year after their issue date.

Agreements with Chris Bellairs. On February 25, 2013, we entered into a letter agreement with Mr. Bellairs pursuant to which we appointed him to the position of Executive Vice President and CFO effective March 1, 2013. Pursuant to this letter agreement, we agreed to pay Mr. Bellairs an initial annual salary of $465,000, which has since been reviewed annually by the Compensation Committee, and granted Mr. Bellairs RSUs with an approximate value of $150,000 (which vest over a 3-year period) in connection with his promotion.

Agreements with former executive officer Marc L. Kesselman. On January 16, 2015, we entered into a letter agreement with Mr. Kesselman pursuant to which we appointed him to the position of Executive Vice President, General Counsel, Corporate Secretary and Government Affairs effective as of the same date. Pursuant to this letter agreement, we agreed to pay Mr. Kesselman an annual salary of $450,000 to be reviewed annually by the Compensation Committee, a one-time signing bonus of $660,000 (subject to reimbursement of a pro-rated portion of the gross amount in the event of Mr. Kesselman's voluntary separation from the Company within 24 months), and three special annual RSU awards (each vesting over a 3-year period) with an aggregate target value of $840,000. On February 16, 2015, Mr. Kesselman received the first of the three special annual RSU awards (21,001 RSUs with an approximate value of $340,000) and an annual incentive award under the Company's long-term incentive program award (18,677 RSUs with an approximate value of $300,000); each award vesting over a 3-year period. Mr. Kesselman is also eligible for benefits under the Company's Executive Severance Plan. Mr. Kesselman resigned, effective January 15, 2016, to take a position with another publicly-traded company. As a result, he forfeited all of his RSU awards, which required continued employment through the vesting date, and returned $357,500 of his signing bonus.

Agreements with Ralph P. Scozzafava. On September 25, 2014, we entered into a letter agreement with Mr. Scozzafava pursuant to which we appointed him Executive Vice president, Chief Commercial Officer effective as of October 13, 2014. Pursuant to the terms of his letter agreement, we agreed to pay Mr. Scozzafava an initial base salary of $800,000 per year, which has since been reviewed annually by the Compensation Committee and to issue him performance-based new hire grants under the Company's long-term incentive plan with a target value of $475,000 and 3-year vesting period. The letter agreement also provided that Mr. Scozzafava is eligible to receive grants under the LTI Program, in such amounts as determined by the Company's Board of Directors or the Compensation Committee, with a target value for 2015 of $1,900,000.

Agreements with Kimberly Warmbier. On February 25, 2013, we entered into a letter agreement with Ms. Warmbier pursuant to which we appointed her to the position of Executive Vice President, Chief Human Resources Officer effective as of October 31, 2012. Pursuant to this letter agreement, we agreed to pay Ms. Warmbier an initial annual salary of $375,000, which has since been reviewed annually by the Compensation Committee, and granted her RSUs with an approximate value of $50,000 (which vest over a 3-year period) in connection with her promotion.

PROPOSAL 5
Approval of 2016 Stock Incentive Plan

The Dean Foods Company 2007 Stock Incentive Plan (as amended, the "2007 Plan") was adopted by our Board on March 1, 2007, and approved by the stockholders of the Company on May 18, 2007. The 2007 Plan will expire by its terms on April 2, 2017.

On March 3, 2016, our Board approved the Dean Foods Company 2016 Stock Incentive Plan (the "2016 Plan"), subject to stockholder approval, so that a sufficient amount of shares of Company common stock will be available for appropriate compensation to employees, consultants and directors. Equity awards are an important part of our compensation program and align the interests of our employees, consultants and directors with the long-term interests of our stockholders through equity awards.

The aggregate number of shares that were authorized for issuance under the 2007 Plan as of December 31, 2015 was 12,340,000 shares and the number of shares available for issuance under the 2007 Plan as of March 1, 2016 was 9,167,797 shares. If the 2016 Plan is approved by our stockholders, there will be 11,750,000 shares available for the issuance of equity awards under the 2016 Plan, which is inclusive of the shares remaining available for issuance under the 2007 Plan.

If stockholders decline to approve the 2016 Plan, the Company will not be authorized to compensate employees, consultants or directors in shares of Company common stock after the 2007 Plan expires on April 2, 2017. As a result, the Company would need to make significant changes to its compensation practices that would limit its flexibility to provide competitive compensation and thus its ability to attract, motivate and retain highly qualified talent. See "Determination of Shares Available Under the 2016 Plan" below for additional information regarding the factors considered by our Board in determining the amount of shares available under the 2016 Plan.

Additionally, our Compensation Committee generally grants awards that are intended to meet the tax deductibility rules for "performance-based" compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and, as a result, are intended to be eligible to be fully deductible by the Company. For the Company to retain that ability to grant performance-based compensation eligible for deduction after the 2007 Plan expires, the Company must have in place a new plan that includes Section 162(m) performance goals approved by stockholders. In approving the 2016 Plan, stockholders would approve the material terms of the performance goals provided in the 2016 Plan.

If approved by stockholders, the 2016 Plan will be effective on May 11, 2016.

The following is a summary of provisions of the 2016 Plan and is qualified in its entirety by reference to the complete text of the 2016 Plan included in this Proxy Statement as Annex B.

Description of the 2016 Stock Incentive Plan

The purposes of the 2016 Plan are to attract and retain non-employee directors, consultants, executive personnel and other key employees of outstanding ability, to motivate them by means of performance-related incentives and to enable them to participate in our growth and financial success. Eligibility to participate in the 2016 Plan is limited to our non-employee directors, consultants and employees (including officers and directors who are employees), and the non-employee directors, consultants and employees of our subsidiaries. Under current law, however, incentive stock options may only be granted to employees of the Company and our present or future subsidiaries.

The 2016 Plan would be administered by our Compensation Committee, which consists entirely of independent directors. The Compensation Committee will, from time to time, determine the specific persons to whom awards under the 2016 Plan will be granted, the extent of any such awards and the terms and conditions of each award. The Compensation Committee may delegate this authority, in its discretion, to the Chief Executive Officer and/or such other officers as it shall specify, but only with respect to awards to individuals who are not executive officers of the Company. The Compensation Committee or its designee, pursuant to the terms of the 2016 Plan, also will make all other necessary decisions and interpretations under the 2016 Plan.

Under the 2016 Plan, the Compensation Committee may grant awards of various types of equity-based compensation, including stock options, stock appreciation rights ("SARs"), restricted stock and restricted stock units, performance shares and performance units and other types of stock-based awards. The maximum number of shares that are available to be awarded under the 2016 Plan is 11,750,000 shares of common stock of the Company, inclusive of any shares remaining for issuance under the 2007 Stock Incentive Plan.

Any "full-value award" of restricted stock, restricted stock units, performance share or any other stock-based award that is granted under the 2016 Plan will count against the plan's share authorization as though two shares of our common stock had been awarded. A share subject to a stock option granted under the 2016 Plan will only count as one share against the plan's share authorization.

Any shares subject to any award granted under the 2016 Plan or the 2007 Plan which for any reason expires after the effective date of the 2016 Plan without having been exercised, or is canceled, terminated or otherwise settled without the issuance of stock will again be available for grant under the 2016 Plan. However, to the extent that any options or SARs are exercised by delivering the net value of such award in shares (a so-called "net exercise"), the total number of shares for which the option or SAR is exercised, and not just the net number of shares delivered upon such exercise, will be counted as though issued under the 2016 Plan. Additionally, any shares that are cancelled or surrendered to satisfy a participant's applicable tax withholding obligations in respect of any award granted under the 2016 Plan or the 2007 Plan will not again become available for issuance. If any full-value award granted under the 2016 Plan or granted under the 2007 Plan expires without having been exercised or is canceled, terminated or otherwise is settled without the issuance of stock, that number of shares equal to (x) the number of shares subject to such award multiplied by (y) the multiplier applicable under the applicable plan (that is, two shares for each share subject to each such full-value award granted under the 2016 Plan and 1.67 shares for each full-value award granted under the 2007 Plan) will become available for issuance under the 2016 Plan. If any stock option award granted under the 2016 Plan or the 2007 Plan expires without having been exercised or is canceled, terminated or otherwise is settled without the issuance of stock, there will become available for issuance under the 2016 Plan one share of our common stock for each share of our common stock subject to such stock option award.

The maximum number of shares of our common stock that may be issued under the 2016 Plan with respect to incentive stock options may not exceed one million shares. In addition, no participant may be granted awards of restricted stock, restricted stock units, performance shares or performance units covering more than one million shares in any calendar year and no participant may be granted options and SARs with respect to more than one million shares of our common stock in any calendar year under the 2016 Plan. No more than $5 million may be paid to any one participant with respect to cash-based awards made during a calendar year under the 2016 Plan. In addition, any participant who is a non-employee director cannot be granted stock-based awards or cash-based awards, in either case, having a value, at the date of grant, in excess of $500,000.

The 2016 Plan limits the Compensation Committee's general discretion in setting the original terms of any award by providing that no award granted under the 2016 Plan may provide that such award will vest, in whole or in part, prior to the participant completing one year of service or prior to the achievement of the performance conditions applicable to the vesting of such award. The 2016 Plan contains certain exceptions to this restriction. For example, it does not apply to any award granted under the 2016 Plan in respect of an adjustment made in connection with a corporate restructuring or to any award granted in replacement or assumption of a pre-existing award in connection with the acquisition by the Company or a subsidiary of another entity. Additionally, the Compensation Committee may grant awards under the 2016 Plan for up to 5% of the number of shares authorized for issuance that do not comply with this minimum service requirement.

Upon the occurrence of certain corporate events, such as a change in capitalization of the Company, merger or stock split, the Compensation Committee will, in order to prevent dilution or enlargement of award-holders' rights, substitute or adjust share limits and terms of awards under the 2016 Plan. The Compensation Committee may make adjustments in the terms and conditions of awards due to other unusual or nonrecurring events affecting the Company or changes in applicable laws, regulations, or accounting principles, whenever the Compensation Committee determines appropriate to prevent unintended dilution or enlargement of the benefits of the award.

Except to the extent arising pursuant to an adjustment upon a corporate event as described above, the Compensation Committee is prohibited from amending or modifying any outstanding option or SAR in a manner that would have the effect of reducing the original exercise price or that would otherwise constitute repricing or providing consideration for the cancelation or surrender of an underwater option or SAR.

In addition, awards under the 2016 Plan will be subject to any required clawbacks or recoupment policies as required under any law, government regulation or stock exchange listing requirements or any policy providing for clawback, recoupment or forfeiture established by the Company.

Performance Shares and Performance Units; Performance Awards; Performance Criteria

The Compensation Committee may grant awards of performance shares or performance units under the 2016 Plan based upon the achievement of specified performance objectives or the occurrence of other events, such as a change in control, as determined by the Compensation Committee in its discretion. The Compensation Committee has the authority to determine other terms and conditions of the performance shares and performance units. Participants may not transfer any shares underlying such awards before they vest. The Compensation Committee may also grant performance awards under the 2016 Plan. Performance awards may be payable in cash or in shares of common stock, and may relate to a single-year performance period, such as an annual bonus award, or multi-year periods.

The Compensation Committee may establish performance goals applicable to any award, including performance awards, performance shares and performance units. When establishing a performance goal, the Compensation Committee will determine the performance period over which performance against the goal will be measured and the amount of cash or number or value of shares earned based on the level of the performance goal achieved. Additional provisions relating to the setting of the performance goal, certifying achievement of performance against the goal and the amount earned, and the ability to use negative discretion to reduce the amount earned apply to awards made to executive officers which are intended to meet the tax deductibility rules for "performance-based" compensation under Section 162(m) of the Internal Revenue Code.

Under the 2016 Plan, the Compensation Committee may base the performance goals upon the relative or comparative attainment of one or more of the following performance criteria (whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): profit before tax; revenue; net revenue; earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings and which may be calculated in accordance with existing credit agreements); operating income; operating margin; operating profit; controllable operating profit, or net operating profit; net profit; gross margin; operating expenses or operating expenses as a percentage of revenue; net income; earnings per share; total shareholder return; market share; return on assets or net assets; the Company's share price; growth in shareholder value relative to a pre-determined index; cash flow (including free cash flow or operating cash flows); individual confidential business objectives; overhead or other expense reduction; credit rating; strategic plan development and implementation; succession plan development and implementation; improvement in workforce diversity; new product invention or innovation; attainment of research and development milestones; improvements in productivity; and any other metric that is capable of measurement as determined by the Committee. Performance criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or subsidiaries. When establishing performance criteria for a performance period, the Compensation Committee may exclude any or all "extraordinary items" as determined under U.S. GAAP including charges or costs associated with restructurings of the Company or any subsidiary, mergers, acquisitions, divestitures, discontinued operations, other unusual or non-recurring items, the cumulative effects of accounting changes or such other objective factors as the Compensation Committee deems appropriate.

The 2016 Plan specifies the consequences of a participant's termination of service that apply regardless of the otherwise applicable terms of any performance based award. Unless otherwise determined by the Compensation Committee or provided in an employment or individual severance agreement, if a participant's service is terminated by reason of death, disability or retirement on or after the first anniversary of the commencement of the relevant performance cycle (or other period specified by the Compensation Committee at the time of grant), the participant will receive a distribution of the same performance awards, number of performance shares, or value of performance units, without proration, that would have been payable for the performance cycle had the participant's service continued until the end of the performance cycle, with the remainder being forfeited and canceled. The distribution pursuant to the preceding sentence will be made at the same time as the performance awards, performance shares or value of performance units are paid to other participants, or such earlier times as the Compensation Committee may permit. If a participant's service is terminated for any other reason, any rights to performance awards, performance shares and performance units held by the participant will be immediately forfeited and canceled (unless otherwise determined by the Compensation Committee or provided in an employment or individual severance agreement), and, in any event, all such performance awards, performance shares and performance units will be immediately forfeited and canceled upon termination of service for cause.

Restricted Stock and Restricted Stock Units

The Compensation Committee may grant awards of restricted stock and restricted stock units under the 2016 Plan. The restricted stock and restricted stock units are forfeitable until they vest, and the participant may not transfer the restricted stock before it vests. Unless otherwise determined by the Compensation Committee, the restricted stock and the restricted stock units will generally vest ratably over three years on each anniversary of the date of grant (subject to the participant's continued service with us) or upon satisfaction of any additional conditions to vesting, such as the achievement of specified performance objectives or changes in control, as determined by the Compensation Committee in its discretion.

The 2016 Plan specifies the consequences of a Participant's termination of service that apply regardless of the otherwise applicable terms of any restricted stock or restricted stock unit award. Unless otherwise determined by the Compensation Committee or provided in an employment or individual severance agreement, if a participant's service is terminated by reason of death, disability or retirement during the restricted period, a pro rata portion of any restricted stock or restricted stock units held by the participant will vest and become not forfeitable based on the number of full calendar months of the participant's service relative to the number of months in the restricted period at the date of termination. If a participant's service is terminated for any other reason, any restricted stock or restricted stock units held by the participant will be immediately forfeited and canceled (unless otherwise determined by the Compensation Committee or provided in an employment or individual severance agreement), and, in any event, all such restricted stock and restricted stock units will be immediately forfeited and canceled upon termination of service for cause.

Stock Options and Stock Appreciation Rights ("SARs")

The Compensation Committee may grant awards of stock options and stock appreciation rights under the 2016 Plan. The stock options may be either "incentive stock options" intended to qualify under Section 422 of the Internal Revenue Code, which provide the recipient with favorable tax treatment, or options that are not incentive stock options ("non-qualified stock options"). The Compensation Committee has the authority to determine the terms and conditions of the stock options, including the number of shares subject to each stock option and SAR, the exercise price per share, which must be at least the fair market value of a share of our common stock on the date of grant (as determined in accordance with the 2016 Plan), when the stock option or SAR will become exercisable and whether any holding period will be imposed with respect to any common stock acquired upon exercise. Unless otherwise determined by the Compensation Committee, the stock options and SARs will become vested and exercisable in three approximately equal installments on each of the first three anniversaries of the date of grant. Options and SARs may also become exercisable upon satisfaction of any additional conditions to vesting, such as the achievement of specified performance objectives or changes in control, as determined by the Compensation Committee in its discretion. The exercise period for any stock options and SARs awarded under the Plan may not extend beyond ten years from the date of grant.

Stock options and SARs awarded under the 2016 Plan that become vested and exercisable may be exercised in whole or in part. The exercise price of a stock option award may be paid either in cash or cash equivalents or, if permitted by the Compensation Committee, with previously acquired shares of our common stock, by means of a brokered cashless exercise or by a combination of the foregoing provided that the consideration tendered, valued as of the date tendered, is at least equal to the exercise price for the stock options being exercised. Additionally, to the extent permitted by the Compensation Committee, options may be "net exercised," meaning that the excess, if any, of the full market value of the shares being exercised at the date of exercise over the exercise price for such shares will be delivered in shares without any requirement that the participant pay the exercise price.

SARs are similar to stock options, except that no exercise price is required to be paid. Upon exercise of a SAR, the participant will receive payment equal to the increase in the fair market value of a share of common stock on the date of exercise over the exercise price (fair market value on date of grant) times the number of shares as to which the SAR is being exercised. The payment will be made in cash or shares of common stock of equivalent value.

The 2016 Plan specifies the consequences of a participant's termination of service that apply regardless of the otherwise applicable terms of any option or SAR granted under the 2016 Plan. Unless otherwise determined by the Compensation Committee or provided for in an employment or individual severance agreement, if a participant's service is terminated by reason of death or disability, all stock options and SARs held by the participant at the date of termination will vest and become exercisable and will remain exercisable until the earlier of (i) the first anniversary of such termination or (ii) the expiration date of the option or SAR. If a participant's service is terminated for any other reason, any stock options held by the participant that have not become vested and exercisable will be immediately canceled and any stock options that have become vested and exercisable will remain exercisable for 90 days following such termination. In any event, all stock options and SARs (whether or not then vested and exercisable) will be immediately canceled upon termination of service for cause.

Other Stock-Based Awards

The 2016 Plan permits the Compensation Committee to grant other forms of stock-based awards with such terms and conditions as the Compensation Committee determines, including provisions relating to the impact of termination of service and a change in control. Such awards may include outright grants of shares without restriction or awards structured to meet the requirements of non-U.S. law or practice. Such awards may be settled by the issuance of shares or by a cash payment equal to the value of the shares earned under the award.

Dividends and Dividend Equivalents

The Compensation Committee may, in its discretion, provide for restricted stock, restricted stock units, performance shares, performance units and performance awards to be credited with dividends paid on shares of Company common stock or dividend equivalents. Holders of options and stock appreciation rights will not be credited with dividends or dividend equivalents on account of dividends declared or paid on shares of Company common stock.

Change in Control

The 2016 Plan specifies the consequences of a change in control that apply regardless of the otherwise applicable terms of any outstanding award. Upon a change in control, awards granted under the 2016 Plan will not become vested and payable, so long as the awards continue in effect on terms that are no less favorable than were applicable immediately prior to change in control, as set forth in the 2016 Plan, and provided that the terms of such awards provide that they will vest in full if the Company or its successor terminates the employee's employment involuntarily (other than for "cause" (as defined in the 2016 Plan)) or constructively within 24 months after the change in control.

If any awards will not continue in effect following the change in control on the terms referenced above, whether because the acquiring entity decides not to provide appropriate substitute awards or because the requisite conditions to preserve the existing terms of these awards are not met, then, upon the occurrence of the change in control: (i) each option and SAR will become vested and exercisable immediately, (ii) the restriction period applicable to each outstanding share of restricted stock and restricted stock unit will immediately lapse, and (iii) each performance award, performance share and performance unit will be canceled in exchange for a payment equal to the greater of the amount that would have been payable in respect of the award had the performance criteria been achieved at target or based on actual performance to the date of the change in control. The Compensation Committee may also provide in connection with the change in control that each option and SAR will be canceled in exchange for a payment in an amount equal to the excess, if any, of the fair market value over the exercise price for such option, and that each share of restricted stock and restricted stock unit will be canceled in exchange for a payment equal to the fair market value multiplied by the number of shares of common stock covered by the award.

Any participant whose service is involuntarily terminated (other than for cause) on or after the date on which our stockholders approve the transaction giving rise to the change in control will be treated for purposes of the 2016 Plan as continuing service with us until the consummation of the change in control and to have been terminated immediately thereafter.

Under the 2016 Plan, "change in control" means the first occurrence of any of the following events:

  •
  any person other than the Company, its subsidiaries or its employee benefit plans acquires securities representing 30% or more of the combined voting power of the Company's then outstanding securities;

  •
  the persons who are serving as the members of our Board (the "Incumbent Directors") cease to constitute at least a majority of the Board, provided that any director elected to the Board by at least two-thirds of the Incumbent Directors then still in office will be deemed to be an Incumbent Director;

  •
  the Company consummates a merger or consolidation with any other corporation, and as a result of which (A) persons who were stockholders of the Company immediately prior to such transaction own 50% or less of the combined voting power of the voting securities in the surviving or resulting entity immediately after the transaction, and (B), within twelve months after the transaction, the members of the Board as of the consummation of the transaction cease to constitute a majority of the Board of the Company or surviving or resulting entity;

  •
  the stockholders of the Company approve a sale, transfer or other disposition of all or substantially all of the assets of the Company, and immediately following the transaction, the stockholders of the Company immediately prior to the transaction own 50% or less of the combined voting securities of the acquiring entity; and

  •
  a plan of complete liquidation of the Company is approved by the Company's stockholders or commenced.

Amendment and Termination

The Board may terminate or suspend the 2016 Plan at any time, and from time to time may amend or modify the 2016 Plan, provided that without the approval by a majority of the votes cast at a duly constituted meeting of stockholders, no amendment or modification to the 2016 Plan may (i) materially increase the benefits accruing to participants under the 2016 Plan,

(ii) except as a result of an adjustment in capitalization or similar adjustments, materially increase the number of shares of stock subject to awards under the 2016 Plan or the number of awards or amount of cash that may be granted to a participant under the 2016 Plan, (iii) materially modify the requirements for participation in the 2016 Plan, or (iv) materially modify the 2016 Plan in any way that would require stockholder approval under any regulatory requirement that the Compensation Committee determines to be applicable. Consequently, the 2016 Plan cannot be amended to, among other things, permit the grant of options or SARs at below fair market value exercise prices without stockholder approval. No amendment, modification or termination of the 2016 Plan will in any material way adversely affect any award previously granted under the 2016 Plan without the consent of the participant. If approved by stockholders, the 2016 Plan will become effective on May 11, 2016, and will continue in effect, unless sooner terminated by the Board, until May 11, 2026, the tenth anniversary of the date on which the 2016 Plan was approved by stockholders, at which time no additional awards may be granted after that date.

Determination of Shares Available Under the 2016 Plan

In determining that the amount of the shares to be available for issuance under the 2016 Plan is appropriate and fair to the Company's stockholders, our Board considered, among other things, our hiring plans and expected number of employees, our historic share usage under our stock incentive plans, our "burn rate" and our "overhang" as described below, the highly competitive environment for employees, and the other factors discussed below.

We are committed to maintaining an equity incentive program that accomplishes our incentive and retention goals while being sensitive to our stockholders' concerns about dilution and expense.

Set forth below is a table that reflects our burn rate for 2013, 2014 and 2015, as well as the average over those years.

Fiscal Year	Options Granted	RSUs/RSAs Granted(1)	Total Equity Awards Granted(2)	Basic Weighted Average Number of Shares of Common Stock Outstanding	Adjusted Burn Rate(2)
2015	0	483,053	966,106	93,298,467	1.04%
2014	0	789,642	1,579,284	93,916,656	1.68%
2013	0	473,438	946,876	93,785,611	1.01%
Three-Year Average	0	582,044	3,492,266	93,666,911	1.24%

(1)
All full-value awards of restricted stock, restricted stock units, and other stock-based awards are counted in the total equity awards granted as though two shares of our common stock had been awarded pursuant to the multiple proposed for the fungible share pool under the 2016 Plan.

(2)
Adjusted Burn Rate" is defined as the number of total equity awards granted in the year divided by the basic weighted average number of shares of common stock outstanding as of the end of each fiscal year.

We use an intended dollar value to be delivered to determine the number of shares to be awarded to a participant, rather than a fixed number of shares. Accordingly, the number of shares we use under the plan varies based on our stock price. We modeled our anticipated equity program needs for 2017, 2018 and 2019 (assuming a consistent program) and determined that we would need to grant equity with an aggregate value of approximately $30,525,000 million for each of those years. Assuming that elements of our equity program (number of participants, grant value and grant practices) remain consistent with our current expectations, the 11,750,000 shares should take us through 2019, which would enable us to make our anticipated equity awards for three years. We modeled the effect the proposed number of additional shares would have on shareholder value transfer (value that could be transferred to employees as equity is issued), shareholder voting power dilution (relative reduction in voting power as shares are issued), and our burn rate. We believe these measures indicate that our equity incentive program is appropriate and fair to stockholders while enabling us to provide the equity compensation incentives necessary to obtain, retain and incent the personnel necessary to increase stockholder value.

Summary of Federal Tax Consequences

The following is a brief description of the federal income tax treatment that generally applies to 2016 Plan awards. The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the 2016 Plan. A participant may also be subject to state, local and foreign taxes.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess, if any, of the then fair market value of the stock acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant if the participant was, without a break in service, employed by us or an affiliate from the date of the grant of the option until the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). The excess, if any, of the fair market value of the stock at the time of the exercise over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and we will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, the additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the amount of cash or the fair market value of the shares paid upon exercise, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of any shares received will be treated as capital gains or losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

Restricted Stock and Performance Shares. A grant of restricted stock or performance shares will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction, assuming that the shares are subject to transferability restrictions and that certain restrictions on the shares constitute a "substantial risk of forfeiture" for federal income tax purposes. Upon vesting, the holder will realize ordinary income in an amount equal to the then fair market value of the vested shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder of restricted stock during the restricted period also will be compensation income to the participant, and we will be entitled to a corresponding deduction when the dividends no longer are subject to a substantial risk of forfeiture or become transferable. A participant may elect, pursuant to Section 83(b) of the Code, to have income recognized at the date a restricted stock award or performance share award, as the case may be, is granted and to have the applicable capital gain holding period commence as of that date. In such a case, we will be entitled to a corresponding deduction on the date of grant.

Restricted Stock Units and Performance Units. A grant of restricted stock units or performance units will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction. Upon vesting and issuance of the underlying shares, the holder will realize ordinary income in an amount equal to the then fair market value of the issued shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance. Dividend equivalents paid to the holder of restricted stock units during the restricted period also will be compensation income to the participant, and we will be entitled to a corresponding deduction when the dividend equivalents are paid. No election pursuant to Section 83(b) of the Code may be made with respect to restricted stock units and performance units.

Phantom Shares. The grant of phantom shares will not result in taxable income to the participant. Phantom shares are settled in cash, and the participant will realize ordinary income at the time of settlement in an amount equal to the cash value of the closing sales price of Company stock on the vesting date, multiplied by the number of shares vesting, and we will be entitled to a corresponding deduction.

Performance Awards and Other Stock-Based Awards. A grant of a performance award or other stock-based award will not result in taxable income to the participant at the time of grant, and we will not be entitled to a corresponding deduction. Upon payment of cash or the vesting or issuance of the underlying shares, the participant will realize ordinary income in an amount equal to the cash received or the then fair market value of the issued shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon subsequent disposition of such shares will be treated as capital gains or losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting and issuance.

Section 162(m). With respect to certain executive officers, including the Chief Executive Officer, the amount of compensation payments that may be deducted by us in any given taxable year may be limited to $1 million, regardless of whether we would otherwise be entitled to a deduction for such payments. This limit does not apply to performance-based compensation that satisfies certain conditions. The 2016 Plan is intended to comply with the rules for performance-based compensation, such that stock options, SARs, performance awards, performance shares and performance units as well as other performance-based cash plans, such as our short-term incentive and retention plans, can be awarded in a manner that is intended to satisfy the applicable conditions and be deductible on the same basis as applies to all employees generally. Other types of non-performance based awards may not qualify for this performance-based exception to the deduction limit.

Section 409A. Section 409A of the Code may cause certain deferred compensation amounts to be deemed currently taxable at normal rates and subject to an additional tax rate of at least 20%. It is intended that any amounts awarded pursuant to the 2016 Plan that are treated as deferred compensation for purposes of such Section shall be administered in a manner intended to comply with such requirements, to the extent applicable to such compensation.

Tax Withholding. As a condition to the delivery of any shares to the recipient of an award, we may require the recipient to make arrangements for meeting certain tax withholding requirements in connection with the award.

The preceding is based on current federal tax laws and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the 2016 Plan. A participant may also be subject to state and local taxes.

Plan Benefits

As of March 1, 2016, approximately 316 persons were eligible to receive awards under the 2016 Plan, including our executive officers and non-employee directors. The granting of awards under the 2016 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On March 1, 2016, the last reported sale price of our common stock on the New York Stock Exchange was $19.22.

For these reasons, our Board of Directors unanimously recommends that you vote FOR Proposal 5.

EQUITY COMPENSATION PLAN INFORMATION

Our equity compensation plans have been approved by our stockholders. The following table contains certain information about our plans as of December 31, 2015:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	3,202,804	20.06	9,807,207	(1)(2)(3)
Equity compensation plans not approved by security holders	0	N/A	0	(4)

Total	3,202,804	20.06	9,807,207

(1)
Includes 667,375 shares reserved for issuance upon vesting of outstanding RSUs.

(2)
Subsequent to December 31, 2015, the Compensation Committee granted RSUs in connection with our annual long-term incentive award grant cycle. These grants were made under the 2007 Plan and accordingly reduced the remaining shares available for future grants under the 2007 Plan. Following these additional grants, and including stock option exercises, stock option and RSU cancellations, shares withheld for taxes on vested RSUs, and additional vesting of RSUs after the end of fiscal 2015, the following is a summary of our 2007 Plan as of March 1, 2016:

  •
  There are 2,311,524 shares of stock to be issued upon exercise of outstanding options, with a weighted average price of $19.62 and a weighted average remaining term of 2.52 years.

  •
  There are 1,514,308 shares of stock to be issued upon vesting of outstanding RSUs and PSUs.

  •
  The number of shares available for future grants under the 2007 Plan is 9,167,797, of which approximately 5,489,699 shares can be granted as RSUs or restricted stock awards.

(3)
Pursuant to the amendment to the 2007 Plan approved by stockholders on May 15, 2013 (the "Amendment"), the design of the 2007 Plan changed from one under which limits were placed on the number of shares that could be granted with respect to awards other than stock options and stock appreciation rights ("Full Value Awards") to one under which all awards may be granted from a fungible share pool. As provided in the Amendment, effective May 15, 2013, each share subject to any Full Value Award that is granted from the pool of available shares counts against the 2007 Plan's share authorization as though 1.67 shares of the Company s stock had been awarded. As of December 31, 2015, the number of securities remaining available for future issuances (i) 9,807,207, if awarded as option grants, or (ii) 5,872,578, if awarded as Full Value Awards.

(4)
This amount is subsequent to the Post-Effective Amendment No. 1 to Registration Statement on Form S-8 No. 333-135577 filed by the Company on March 16, 2016, to deregister 1,200,000 securities issuable under the Inducement Stock Option and Restricted Stock Unit Awards Plan.

PROPOSAL 6
Stockholder Proposal - GMO Reporting

Dale Wannen, President of Sustainvest Asset Management, LLC, a beneficial owner of 177 shares of our common stock, has notified us that Sustainvest Asset Management, LLC intends to present a proposal at the 2016 Annual Meeting. The proposal and supporting statement, for which the Board of Directors accepts no responsibility, is set forth below. The Board of Directors opposes the proposal for the reasons stated after the proposal.

Proponent's Proposed Resolution

WHEREAS:    Dean Foods uses genetically modified (GMO) ingredients in its products. Genetic engineering is the direct manipulation of an organism's genome using biotechnology. For thousands of years, mankind has modified plants through grafting, artificial selection, and without the use of genetic engineering. Transgenic DNA produced through modern genetic engineering is not found in natural foods and was not in the food supply of previous generations of mankind. Americans have the right to know what they are eating. U.S. law does not require the labeling of patented biotechnology in foods sold in grocery stores. The Company stands by its products and believes they are safe.

Due to the uncertainty regarding the potential negative side effects of genetic engineering on humans, animals, and the environment, it is imperative that the Company be transparent with customers concerning our labeling efforts. Transparency provides consumers the power to decide what kind of foods are grown on farms and served on dinner tables. Over 60 countries around the world have regulations concerning the labeling of foods produced using genetic engineering. In 2013, there was legislation introduced in over two dozen U.S. state legislatures concerning the labeling of foods created using genetic engineering. The state legislatures of Connecticut and Maine have passed legislation requiring foods sold in those states to be labeled if they were produced using genetic engineering, but only after 4 or more other New England states pass similar legislation.

Resolved, the shareholders request that our Board of Directors prepare a report, at reasonable expense and omitting proprietary information, assessing any material financial risks or operational potential impacts on the Company in order to work with the FDA or any other respective association to develop food labeling guidelines for American consumers that discloses whether genetic engineering was used to produce the food.

The report shall be available by December 2016 and be posted online on our Company's website.

Proponent's Supporting Statement

Will genetically modified foods provide us with new health benefits or make us ill from allergic reactions and increased antibiotic resistance? Will it feed the world's poor as major corporations claim, or make the poor more dependent on patented seeds and food monopolies? Will it create more weed- and pest-resistant plants or create "superweeds" and "superpests" that will need even stronger poisons to kill them?

We believe that GMOs involves social, economic and environmental risks. Our company should become a leader, not a laggard, in the sector and take a leadership role regarding the sale and/or inclusion of genetically engineered crops and foods. Failure to do so could leave our company financially liable and at risk of damage to the brands and reputation, should detrimental effects to public health or the environment appear in the future.

Our Board of Directors unanimously recommends that stockholders vote AGAINST this proposal for the following reasons:

For the second year in a row, the same proponent is putting forward a proposal designed to force the labeling of foods developed through biotechnology (also known as "genetically modified" or "GMOs"). This year's proposal is in essence the same proposal the proponent made last year and that was overwhelmingly rejected by our stockholders. Creating a report, as the proposal recommends, is unnecessary and not in the best interest of our stockholders because it would cause Dean Foods to expend resources unnecessarily to meet a perceived risk that has not been broadly recognized by consumers or regulators or validated by the scientific community.

Dean Foods is committed to ensuring that our products adhere to the highest standards of food safety and quality. We are proud to offer a wide range of wholesome and delicious dairy products that provide essential nutrients to our consumers. We are also leaders in transparency, ensuring that consumers know about the ingredients in our products. Dean Foods takes great care to label all of its products clearly, accurately, and in accordance with applicable laws and regulations. We fully believe that our current efforts regarding GMOs and GMO labeling are appropriate for our circumstances. In contrast, this stockholder resolution would work at cross purposes with the current pro-consumer initiatives on GMO labeling that we support; be unduly burdensome to our business; and lead to misinformation and higher prices for consumers.

As a leader in our category, we already support federal legislation to establish a national uniform GMO labeling standard that does not mislead or misinform consumers. A federal standard would promote transparency in the marketplace, while avoiding the high cost and confusion of other approaches such as mandatory labeling or state-by-state level legislation. It would ensure that when consumers wish to purchase products made without GMOs, they are able to do so with confidence. Federal legislation that would preempt state-by-state GMO labeling laws and establish a national uniform GMO labeling standard has been introduced in the Senate. We plan to closely follow the development of such legislation and will support any final legislation that is in the best interests of our stockholders and consumers.

Dean Foods supports the U.S. Department of Agriculture's current system of certifying products that meet the standards of its National Organics Program. For consumers seeking products that do not intentionally contain GMOs, they already have the option to purchase foods bearing the organic label. In addition, a private marketplace has already been created for food companies that wish to label products as "non-GMO," without meeting the full requirements for organic certifications. For instance, the Non-GMO Project is a non-profit organization that verifies products that meet its standards for labeling as Non-GMO Project Verified. These types of programs – which ensure the integrity of products voluntarily labeled as "non-GMO" or "organic" – allow agricultural producers, processors, and consumers to opt in to the costs and burdens of their choice, while allowing everyone else to maintain the freedom to choose other production techniques.

Unlike a federally-mandated national uniform GMO labeling standard, state-by-state mandatory GMO labeling laws would place a significant burden on the entire food supply chain. Studies have shown that mandatory state-by-state GMO labeling laws could increase a family's annual food costs by hundreds of dollars per year. We believe that any unnecessary increase in food costs is problematic when a significant amount of consumers are already food insecure. Moreover, the State of Vermont has adopted a mandatory labeling law which will become effective in July 2016, and Vermont's law is already causing significant market distortion and cost pressure for the entire food-supply chain. Additional state-by-state labeling laws would further increase consumer confusion and costs due to the varying requirements of each state. The U.S. Food & Drug Administration ("FDA") estimates that approximately 90% of corn and soybeans planted in the U.S. contain GMOs. Farmers use this technology to produce higher crop yields, improve farming sustainability, use less pesticides and water, and reduce greenhouse gas emissions. Mandatory GMO labeling, especially on a state-by-state basis, could create an unnecessary stigma for foods that the federal government has deemed safe and not materially different from those without GMOs. Health officials at the FDA, the U.S. Department of Agriculture, the U.N. World Health Organization, the U.N. Food and Agriculture Organization, and Health Canada have found GMOs to be safe and have found no negative health effects associated with their use. Experts at the American Medical Association, the National Academy of Sciences, and the British Royal Society concur that there are no health risks associated with GMO foods or ingredients. Indeed, many of these organizations strongly support the further development and adoption of foods developed through biotechnology due to their potential to increase agricultural productivity and improve the nutritional value of foods.

Thus, we believe that a national uniform GMO labeling standard at the federal level strikes the right balance between providing consumers useful information, while minimizing higher grocery costs and consumer confusion.

Finally, when thinking specifically about Dean Foods, it is important to put the issue into perspective as GMOs are not an issue for our single biggest product line – fluid white milk. Conventional white milk processed in the U.S. does not contain GMOs, and Dean Foods does not introduce GMOs into our white milk processing. Some of our flavored milks and other dairy and non-dairy products contain sweeteners and other minor ingredients derived from GMO crops; and we do not market those products as GMO free.

We encourage anyone interested in this topic to visit www.factsaboutGMOs.org. As a leading food and beverage company, Dean Foods will continue to evaluate its policies regarding the labeling of GMO ingredients in light of any changes in the scientific and regulatory environments, as well as consumer preferences.

For these reasons, our Board of Directors unanimously recommends that you vote AGAINST Proposal 6.

OTHER INFORMATION
Committee Charters/Form 10-K

We believe the charters adopted by the Audit, Compensation and Nominating/Corporate Governance Committees comply with applicable corporate governance rules of the NYSE. These charters and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, as filed with the SEC, are available on our Company website at www.deanfoods.com. Stockholders may also contact Investor Relations at 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204 or at 800.431.9214 to obtain copies of the Committee charters or our Annual Report on Form 10-K without charge.

DEFINITIONS

1997 Plan: the Company's 1997 Stock Option and Restricted Stock Plan

2007 Plan: the Dean Foods Company 2007 Stock Incentive Plan, as amended

2016 Plan: the Dean Foods Company 2016 Stock Incentive Plan, submitted to stockholder for approval at the 2016 Annual Meeting.

2015 Annual Meeting of Stockholders or 2015 Annual Meeting: Dean Foods Annual Meeting of Stockholders held on May 13, 2015

2016 Annual Meeting of Stockholders or 2016 Annual Meeting: Dean Foods Annual Meeting of Stockholders held on May 11, 2016

2015 STI Plan: the 2015 Short-Term Incentive Compensation Plan

2016 STI Plan: the 2016 Short-Term Incentive Compensation Plan

401(k) plan: the Dean Foods 401(k) plan

Abstentions: Proxies that are received but marked as "abstained" with respect to any one proposal or all proposals. Abstentions represent shares entitled to vote

Adjusted Operating Income: A non-GAAP measure, which differs from the corresponding GAAP measure by excluding charges related to facility closings and reorganization costs, gains and losses associated with divestitures and other strategic transactions, litigation settlement charges, the income tax impact for income from continuing operations before income tax adjustments, certain financing costs, and other non-recurring charges.

Alliance: Alliance Advisors, LLC serves as the Company's proxy solicitor. Representatives of Alliance will serve as the inspectors of election at the 2016 Annual Meeting

Annual Report to Stockholders or 2015 Annual Report: Dean Foods' Annual Report to Stockholders for fiscal 2015

August 2013 Reverse Stock Split: the reverse stock split of the Company's issued common stock by a ratio of 1-for-2 effected August 26, 2013

Bank EBITDA: generally defined with respect to the Company as adjusted operating income plus depreciation and amortization plus all non-cash expenses as determined under the Company's revolving credit facilities

Beneficial Owner: you are a beneficial owner if, on the Record Date, your shares were held in an account at a broker, bank or other nominee; your broker, bank or other nominee is the Stockholder of Record of such shares

Board: the Board of Directors of Dean Foods Company

Board Committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating/Corporate Governance Committee

Broker Non-Vote: a "Broker Non-Vote" occurs when a broker, bank or other nominee holding shares for a Beneficial Owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular proposal and has not received instructions from the Beneficial Owner

Bylaws: the Amended and Restated Bylaws of Dean Foods, effective as of May 15, 2014

CD&A: the Compensation Discussion and Analysis included in this Proxy Statement

CEO: Chief Executive Officer of the Company

CFO: Chief Financial Officer of the Company

CIC Agreement: a Change-in-Control Agreement with the Company

Code: Internal Revenue Code of 1986, as amended

CPU: cash performance unit, a form of LTI compensation. For award features, see page 58

Dean Foods, our Company, the Company, "we," "our" or "us:" Dean Foods Company, a Delaware corporation and, where the context requires, its consolidated subsidiaries

Deferred Compensation Plan: the Dean Foods Amended and Restated Executive Deferred Compensation Plan

Executive Officers: officers of Dean Foods designated by the Board as executive officers (as defined by Rule 3b-7 under the Exchange Act). Dean Foods has certain disclosure obligations with respect to its Executive Officers and the Executive Officers must report certain transactions in the Company's equity securities under Section 16 of the Exchange Act

Executive LTD: Executive Long-Term Disability Plan for the Company's executive officers and other key employees

Executive Severance Plan: the Company's Amended and Restated Executive Severance Pay Plan, a copy of which is filed as Exhibit 10.1 of our Current Report on Form 8-K dated November 19, 2010

Exchange Act: the Securities and Exchange Act of 1934, as amended

FAS ASC Topic 718: Financial Accounting Standards related to "Compensation—Stock Compensation."

Independent Directors: the Company's directors who have been determined by the Board to have no material relationships with Dean Foods pursuant to the standards set forth in the NYSE Rules and, as to members of the Audit Committee, who meet the requirements of Section 10A of the Exchange Act and Rule 10A-3 under the Exchange Act and, as to members of the Compensation Committee, who meet the requirements of Section 10C of the Exchange Act and Rule 10C-1 under the Exchange Act

Internal Revenue Code: the Internal Revenue Code of 1986, as amended

LTI: long-term incentive compensation

Named Executive Officer or NEO: the Company's CEO, CFO and the next three most highly compensated executive officers other than our CEO and CFO during fiscal 2015

NYSE: The New York Stock Exchange

NYSE Rules: the NYSE's rules for companies with securities listed for trading on the NYSE, including the continual listing requirement and rules and policies on matters such as corporate governance, stockholder communication and stockholder approval

Proxy: your legal designation of another person to vote the stock that you own

Record Date: the date for the determination of those stockholders who are entitled to notice of and to vote at our 2016 Annual Meeting of Stockholders

RSA: restricted stock award, a form of LTI compensation. For award features, see page 24

RSU: restricted stock unit, a form of LTI compensation. For award features, see page 57

SEC: the U.S. Securities and Exchange Commission

SERP: the Dean Foods Company Supplemental Executive Retirement Plan, which is a nonqualified deferred compensation arrangement for our executive officers and other employees earning compensation in excess of the maximum compensation that can be taken into account with respect to the Dean Foods 401(k) plan, as set forth in the Internal Revenue Code

Share or Shares: a share or shares of Dean Foods Company common stock, $0.01 par value per share

STI: short-term incentive compensation

Stockholder of Record: if your shares were registered directly in your name with our transfer agent, Computershare, then you are the Stockholder of Record

Street Name: shares held in an account at a broker, bank or other nominee

WhiteWave: The WhiteWave Foods Company, a former subsidiary of Dean Foods Company

WhiteWave IPO: WhiteWave's initial public offering in the fourth quarter of 2012

WhiteWave Spin-Off: the spin-off effective on May 23, 2013 of a portion of the Company's ownership interest in WhiteWave to our stockholders

ANNEX A
Non-GAAP Financial Measures

We have presented in this Proxy Statement certain adjusted financial results and certain other non-GAAP financial measures. These non-GAAP financial measures are from continuing operations and are adjusted to eliminate the net expenses and net gains related to the items identified in the tables below. This information is provided to assist investors in making meaningful comparisons of our operating performance between periods and to view our business from the same perspective as our management. Because we cannot predict the timing and amount of expenses or gains associated with certain non-recurring items; asset impairment charges; gains or losses related to discontinued operations and divestitures; facility closing, reorganization and realignment costs; costs associated with the early retirement of long-term debt; gains (losses) on the mark-to-market of our derivative contracts; litigation settlements; incremental non-cash trademark amortization triggered by the launch of a national fresh white milk brand; and certain other charges, our management does not consider these items when evaluating our performance, when making decisions regarding the allocation of resources, in determining incentive compensation for management, or in determining earnings estimates.

We have defined Adjusted EBITDA as net income (loss), which is the most comparable GAAP financial measure, adjusted for the items above as well as interest, taxes, depreciation and amortization. We believe Adjusted EBITDA is a useful measure for analyzing the performance of our business and is a widely-accepted indicator of our ability to incur and service indebtedness and generate free cash flow. We also believe that Adjusted EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company's operating performance and debt servicing ability because such measures assist in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly) and non-operating factors (such as historical cost). The reconciliation of net income to Adjusted EBITDA for the twelve months ended December 31, 2015 is set forth below.

This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. Additionally, these non-GAAP measures may be different than similar measures used by other companies. We believe that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliations to the corresponding GAAP financial measures, provides investors with a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. A full reconciliation of our results and financial measures reported in accordance with GAAP for the twelve months ended December 31, 2015 to the non-GAAP financial measures included elsewhere in this Proxy Statement is set forth below.

Computation of Adjusted EBITDA (Unaudited) (In thousands)

Twelve Months ended December 31, 2015
Net income (loss)	$115,277
Interest expense	65,525
Income tax expense (benefit)	70,656
Depreciation and amortization	152,699
Adjusted EBITDA	$404,157
Computation of Bank EBITDA (Unaudited) (In thousands)

Twelve Months ended December 31, 2015
Adjusted EBITDA	$404,157
Non-cash LTI	8,494
Bank EBITDA	$412,651

Reconciliation of GAAP to Adjusted Earnings (Unaudited) (In thousands, except per share data)

	Twelve Months ended December 31, 2015
	GAAP	Asset write- downs and (gain) loss on sale of assets (a)	Facility closing, reorganization and realignment costs (b)	Loss on early retirement of debt (c)	Other adjustments (d)	Income tax (e)	Adjusted
Operating income (loss):
Dean Foods	$244,768	$–	$–	$–	$5,963	$–	$250,731
Amortization of intangibles	(21,653)	18,629	–	–	–	–	(3,024)
Facility closing and reorganization costs	(19,844)	–	19,844	–	–	–	–
Impairment of long-lived assets	(109,910)	109,910	–	–	–	–	–

Total operating income	93,361	128,539	19,844	–	5,963	–	247,707
Interest expense	66,813	–	–	–	(1,288)	–	65,525
Loss on early retirement of debt	43,609	–	–	(43,609)	–	–	–
Other income, net	(3,751)	–	–	–	–	–	(3,751)
Income tax expense (benefit)	(5,229)	–	–	–	–	75,885	70,656

Income (loss) from continuing operations	(8,081)	128,539	19,844	43,609	7,251	(75,885)	115,277
Loss from discontinued operations, net of tax	(427)	–	–	–	427	–	–

Net income (loss)	$(8,508)	$128,539	$19,844	$43,609	$7,678	$(75,885)	$115,277

Diluted earnings (loss) per share (f)	$(0.09)	$1.38	$0.21	$0.46	$0.08	$(0.81)	$1.23

For the twelve months ended December 31, 2015, the adjusted results and certain other non-GAAP financial measures differ from the Company's results under GAAP due to the exclusion of net gains or net losses associated with certain non-recurring items, including facility closing, reorganization and realignment costs; costs associated with the early retirement of long-term debt; (gains) losses on the mark-to-market of our derivative contracts; and discontinued operations, as well as certain asset impairment and amortization charges. These adjustments are made to facilitate meaningful comparisons of our operating performance between periods as the Company cannot predict the timing and amount of charges associated with such items.

(a)
The adjustment reflects the elimination of the following:

i.
In conjunction with our decision to launch DairyPure in the first quarter of 2015, we changed certain of our indefinite-lived assets to finite-lives resulting in a triggering event for impairment testing purposes. As a result, we recorded a non-cash charge of $109.9 million ($68.7 million net of tax) related to the impairment of certain intangible assets during the first quarter of 2015. In addition, we recorded amortization expense on these finite-lived trademarks of $18.6 million for the twelve months ended December 31, 2015;

  ii.
  Asset impairment charges on certain fixed assets and indefinite lived intangible assets. We evaluate our long-lived assets for impairment when circumstances indicate that their carrying value may not be recoverable. Indicators of impairment could include, among other factors, significant changes in the business environment or the planned closure of a facility;

  iii.
  Accelerated depreciation related to machinery and equipment at certain of our production facilities as a result of revisions made to the estimated remaining useful lives due to our evaluation of the impact that we expect changes in our business to have on estimated future cash flows at those production facilities; and

  iv.
  Other operating income related to the final disposal of assets associated with the closure of one of our production facilities.

(b)
The adjustment reflects the elimination of severance charges and non-cash asset impairments related to approved facility closings and restructuring plans, as well as other organizational realignment activities.

(c)
The adjustment reflects the elimination of the following:

i.
During the first quarter of 2015, we retired the remaining outstanding principal amount of $476.2 million of our 2016 senior notes. As a result, we recorded a $38.3 million pre-tax loss on the early extinguishment of debt in the first quarter of 2015, which consisted of debt redemption premiums of $37.3 million, a write-off of unamortized debt issue costs of $0.8 million, and a write-off of the remaining bond discount and interest rate swaps of $0.2 million. In addition, in conjunction with the execution of a new credit agreement and the amendment of our receivables-backed facility in the first quarter of 2015, we wrote off unamortized debt issue costs related to the prior facilities of $5.3 million; and

ii.
During the fourth quarter of 2014, we successfully completed a cash tender offer for the remaining $24 million of our Senior Notes Due 2018. As a result of the tender offer, we recorded a $1.4 million pre-tax loss ($0.9 million, net of tax) on early extinguishment of debt.

(d)
The adjustment reflects the elimination of the following:

i.
The (gain) loss on the mark-to-market of our commodity derivative contracts. Effective January 1, 2014, we de-designated all open commodity derivative positions that were previously designated as hedges. As of the de-designation date, all commodities contracts are now marked to market in our statement of operations during each reporting period and a derivative asset or liability is recorded on our balance sheet;

ii.
Interest accretion in connection with our previously disclosed dairy farmer class action lawsuit filed in the United States District Court for the Eastern District of Tennessee. The Court granted final approval of the settlement agreement on June 15, 2012; and

iii.
A taxing authority settlement of certain contingent obligations that we retained in connection with prior discontinued operations.

(e)
The adjustment reflects the income tax impact of adjustments (a) through (d) and to reflect our adjusted tax rate at 38%, which we believe represents our normalized long-term effective tax rate as a U.S. domiciled business.

(f)
The adjustment reflects an add-back of the dilutive shares, which were anti-dilutive for GAAP purposes.

ANNEX B
2016 Stock Incentive Plan

DEAN FOODS COMPANY
2016 STOCK INCENTIVE PLAN

SECTION 1.    Purpose

The Plan is intended to promote the interests of the Company and its shareholders by (i) attracting and retaining non-employee directors and executive personnel and other key employees of outstanding ability; (ii) motivating non-employee directors and executive personnel and other key employees, by means of performance-related incentives, to achieve longer-range Performance Criteria; and (iii) enabling such non-employee directors and employees to participate in the growth and financial success of the Company.

SECTION 2.    Definitions

(a)    Certain Definitions.    Capitalized terms used herein without definition shall have the respective meanings set forth below:

"Act" means the Securities Exchange Act of 1934, as amended.

"Affiliate" means (i) for purposes of Incentive Stock Options, any corporation that is a "parent corporation" (as defined in Section 424(e) of the Code) or a "subsidiary corporation" (as defined in Section 424(e) of the Code) of the Company, and (ii) for all other purposes, with respect to any person, any other person that (directly or indirectly) is controlled by, controlling or under common control with such person.

"Award" means any grant or award made pursuant to Sections 5 through 8 of the Plan, inclusive.

"Award Agreement" means either a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant, or a written or electronic statement issued by the Company describing the terms and conditions of an Award or Awards.

"Board" means the Board of Directors of the Company, as constituted at any time.

"Cause" means (i) the willful failure of a Participant to perform substantially his or her duties; (ii) a Participant's willful or serious misconduct that has caused, or could reasonably be expected to result in, material injury to the business or reputation of an Employer; (iii) a Participant's conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony; (iv) the breach by a Participant of any written covenant or agreement with an Employer, any material written policy of any Employer or any Employer's "code of conduct", or (v) the Participant's failure to cooperate with an Employer in any internal investigation or administrative, regulatory or judicial proceeding. In addition, the Participant's Service shall be deemed to have terminated for Cause if, after the Participant's Service has terminated (for a reason other than Cause), facts and circumstances are discovered that would have justified a termination for Cause.

"Change in Control" means the first occurrence of any of the following events after the Effective Date:

  (i)    any person, entity or "group" (as defined in Section 13(d) of the Act), other than the Company, a wholly-owned subsidiary of the Company, and any employee benefit plan of the Company or any wholly-owned subsidiary of the Company, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Act), of 30% or more of the combined voting power of the Company's then outstanding voting securities;

  (ii)    the persons who, as of the Effective Date, are serving as the members of the Board (the "Incumbent Directors") shall cease for any reason to constitute at least a majority of the Board (or the board of directors of any successor to the Company), provided that any director elected to the Board, or nominated for election, by at least two-thirds of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (ii);

  (iii)    the Company consummates a merger or consolidation with any other corporation, and as a result of which (A) persons who were shareholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Company immediately prior to the merger or consolidation, more than 50% of the combined voting power of the voting securities entitled to vote generally in the election of directors of (x) the Company or the surviving entity or (y) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity described in subclause (x), and (B), within the twelve-month period after such consummation of the merger or consolidation, the members of the Board as of the consummation of such merger or consolidation cease to constitute a majority of the board of directors of the Company or the surviving entity (or the entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the Company or such surviving entity);

  (iv)    the shareholders of the Company approve a sale, transfer or other disposition of all or substantially all of the assets of the Company, which is consummated and immediately following which the persons who were shareholders of the Company immediately prior to such sale, transfer or disposition, do not own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Company immediately prior to the sale, transfer or disposition, more than 50% of the combined voting power of the voting securities entitled to vote generally in the election of directors of (x) the entity or entities to which such assets are sold or transferred or (y) an entity that, directly or indirectly, owns more than 50% of the combined voting power entitled to vote generally in the election of directors of the entities described in subclause (x); and

  (v)    the shareholders of the Company approve a plan of complete liquidation of the Company, or such a plan is commenced.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Compensation Committee of the Board or such other committee of the Board as the Board shall from time to time designate to administer the Plan.

"Company" means Dean Foods Company, a Delaware corporation, and any successor thereto.

"Consultant" means any person, including an advisor, engaged by an Employer to render services to such Employer and who is not a Director or an Employee.

"Designated Beneficiary" means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

"Director" means any individual who is a member of the Board or the board of directors of an Affiliate of the Company.

"Disability" means, unless another definition is incorporated into the applicable Award Agreement, disability as specified under the long-term disability plan of the Company or an Affiliate thereof that covers the Participant, or if there is no such long-term disability plan, any other termination of a Participant's Service under such circumstances that the Committee determines to qualify as a Disability for purposes of this Plan; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term "Disability" then, with respect to any Award made to such Participant, "Disability" shall have the meaning set forth in such employment or severance agreement.

"Effective Date" means May 11, 2016, the date on which the Plan was approved by the Company's stockholders.

"Employee" means any officer or employee employed by any Employer in a common-law employee-employer relationship.

"Employer" means the Company and any Affiliate thereof.

"Executive Officer" means any "officer" within the meaning of Rule 16(a)-1(f) promulgated under the Act or any "covered employee" within the meaning of Section 162(m)(3) of the Code.

"Fair Market Value" means the closing sales price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Stock on the date specified as reported by the principal national exchange or trading system on which the Stock is then listed or traded. If there is no reported price information for the Stock, the Fair Market Value will be determined by the Board or the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Stock.

"Full Value Award" shall mean any award of Restricted Stock, Restricted Stock Units or Performance Shares and any Other-Stock Based Awards.

"Incentive Stock Option" means a stock option granted under Section 7 of the Plan that is designated as an Incentive Stock Option that is intended to meet the requirements of Section 422 of the Code.

"Net Exercised" means the exercise of an Option or any portion thereof by the delivery of the greatest number of whole shares of Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

"New Employer" means, after a Change in Control, a Participant's employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

"Non-statutory Stock Option" means a stock option granted under Section 7 of the Plan that is not intended to be an Incentive Stock Option.

"Option" means an Incentive Stock Option or a Non-statutory Stock Option.

"Other Stock-Based Award" means an award of, or related to, shares of Stock other than Options, Restricted Stock, Performance Shares, Restricted Stock Units or Performance Units, as granted by the Committee in accordance with the provisions of Section 8 of the Plan.

"Participant" means an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

"Performance Award" means an Award granted pursuant to Section 5 of the Plan of a contractual right to receive cash or Stock (as determined by the Committee) upon the achievement, in whole or in part, of the applicable Performance Criteria.

"Performance Criteria" means the objectives established by the Committee for a Performance Period pursuant to Section 5(c) of the Plan for the purpose of determining the extent to which an Award of Performance Shares, Performance Awards or Performance Units has been earned. The Performance Criteria that will be used to establish such objectives may be based on any one of, or combination of, the following as selected by the Committee and specified in an Award Agreement from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to the Award have been satisfied: profit before tax; revenue; net revenue; earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings and which may be calculated in accordance with existing credit agreements); operating income; operating margin; operating profit; controllable operating profit, or net operating profit; net profit; gross margin; operating expenses or operating expenses as a percentage of revenue; net income; earnings per share; total shareholder return; market share; return on assets or net assets; the Company's share price; growth in shareholder value relative to a pre-determined index; cash flow (including free cash flow or operating cash flows); individual confidential business objectives; overhead or other expense reduction; credit rating; strategic plan development and implementation; succession plan development and implementation; improvement in workforce diversity; new product invention or innovation; attainment of research and development milestones; improvements in productivity; and any other metric that is capable of measurement as determined by the Committee. Partial achievement of the Performance Criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

"Performance Period" means the period selected by the Committee during which performance is measured for the purpose of determining the extent to which an Award of Performance Shares, Performance Awards or Performance Units has been earned.

"Performance Share" means an Award granted pursuant to Section 5 of the Plan of a contractual right to receive one share of Stock (or the Fair Market Value thereof in cash or any combination of cash and Stock, as determined by the Committee), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria.

"Performance Unit" means an Award granted pursuant to Section 5 of the Plan of a contractual right to receive a fixed or variable dollar denominated unit (or a unit denominated in the Participant's local currency), or a fraction or multiple thereof, upon the achievement, in whole or in part, of the applicable Performance Criteria. The Committee shall determine whether the earned portion of any such Performance Units shall be payable in cash, Stock or any combination thereof.

"Predecessor Plan" means the Dean Food Company 2007 Stock Incentive Plan, as in effect on the Effective Date.

"Plan" means the Dean Foods Company 2016 Stock Incentive Plan, as amended and/or amended and restated from time to time.

"Qualifying Termination of Employment" means a termination of a Participant's Service with an Employer by reason of the Participant's death, Disability or Retirement.

"Restriction Period" means the period of time selected by the Committee during which an Award of Restricted Stock and Restricted Stock Units, as the case may be, is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

"Restricted Stock" means shares of Stock contingently granted to a Participant under Section 6 of the Plan.

"Restricted Stock Unit" means a fixed or variable stock denominated unit contingently awarded to a Participant under Section 6 of the Plan.

"Retirement" means, unless another definition is incorporated into the applicable Award Agreement, a termination of the Participant's Service at or after the Participant's normal retirement age or earlier retirement date established under any qualified retirement plan maintained by the Company; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term "Retirement" then, with respect to any Award made to such Participant, "Retirement" shall have the meaning set forth in such employment or severance agreement.

"Service" means the provision of services to the Company or its Affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant.

"Special Termination" means a termination of the Participant's Service due to death or Disability.

"Stock" means the common stock of the Company, par value $0.01 per share.

"Stock Appreciation Right" or "SAR" means an Award, granted alone or in tandem with an Option, designated as an SAR under Section 7 of the Plan.

"Subsidiary" means any business entity in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.

(b)    Gender and Number.    Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3.    Powers of the Committee

(a)    Eligibility.    Each Employee, Director or Consultant who, in the opinion of the Committee, has the capacity to contribute to the success of the Company is eligible to be a Participant in the Plan.

(b)    Power to Grant and Establish Terms of Awards.    The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine which Employees, Directors or Consultants to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of shares of Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different

Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times. Subject to the otherwise applicable provisions of the Plan, the Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(c)    Administration.    The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee's decisions (including any failure to make decisions) shall be binding upon all persons, including the Company, shareholders, Employers, and each Employee, Director, Consultant, Participant or Designated Beneficiary, and shall be given deference in any proceeding with respect thereto

(d)    No Repricing.    Notwithstanding anything in the Plan to the contrary, except to the extent arising pursuant to an adjustment effected in accordance with Section 4(d), the Committee shall not have the authority to amend or otherwise modify any outstanding Option or SAR in a manner that would have the effect of reducing its original exercise price or otherwise constitute repricing or otherwise provide consideration for the cancellation or surrender of any Option or SAR that has an exercise price above the then Fair Market Value of a share of Stock.

(e)    Minimum Service Requirement.    Except as specified below, notwithstanding the Committee's discretion in setting the original terms of any Award, except in the case of any Award granted under the Plan in respect of an adjustment under Section 4(d) or any Award granted in replacement or assumption of a pre-existing award in connection with an acquisition by the Company or a Subsidiary of, or merger or other consolidation with the Company or a Subsidiary, of another entity, no Award may provide that such Award shall vest, in whole or in part, prior to the Participant completing of one year of service or the achievement of the performance conditions applicable to the vesting if such Award. Regardless of this Section 3(e), the Committee may grant Awards under the Plan for up to 5% of the number of shares authorized for issuance under Section 4(a) that have terms that do not comply with this minimum service requirement.

(f)    Delegation by the Committee.    The Committee may delegate to the Company's Chief Executive Officer and/or to such other officer(s) of the Company, the power and authority to make and/or administer Awards under the Plan with respect to individuals who are below the position of an executive officer of the Company, pursuant to such conditions and limitations as the Committee may establish, and only the Committee or the Board may select, and grant Awards to, executive officers or exercise any other discretionary authority under the Plan in respect of Awards granted to such executive officers. Unless the Committee shall otherwise specify, any delegate shall have the authority and right to exercise (within the scope of such person's delegated authority) all of the same powers and discretion that would otherwise be available to the Committee pursuant to the terms hereof. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements, including Award Agreements, or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

(g)    Restrictive Covenants and Other Conditions.    Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Stock) or covenants in favor of the Company and/or one or more Affiliates thereof (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the termination of the Participant's Service and after the Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.

(h)    Clawback.    Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company).

(i)    Participants Based Outside the United States.    To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth in Section 4 of the Plan regarding the maximum number of shares of Stock issuable hereunder and the maximum Award to any single Participant, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States ("Non-US Awards"), (ii) establish, without amending the Plan, subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances ("Subplans"), and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Committee's decision to grant Non-US Awards or to establish Subplans is entirely voluntary and at the complete discretion of the Committee. The Committee may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates of any of the foregoing and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (i) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate of any of the foregoing, do not constitute regular or periodic payments and (ii) are not to be considered part of the Participant's salary or compensation under the Participant's employment with the Participant's local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Committee may direct the payment of Non-US Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee's discretion, such payments may be made in a lump sum or in installments.

SECTION 4.    Maximum Amount Authorized For Awards

(a)    Number.    Subject in all cases to the provisions of this Section 4, the maximum number of shares of Stock that are authorized for Awards shall be 11,750,000 shares, which number is inclusive of the number of shares of Stock remaining available for issuance as of the Effective Date under the Predecessor Plan (which shall be transferred into this Plan upon the Effective

Date and shall become available for grant under this Plan). Such maximum number of shares shall be subject to adjustment in Section 4(d). For purposes of complying with the authorization set forth in this Section 4(a), any shares of Stock subject to Full Value Awards granted under the Plan shall be counted as though the grant of two (2) shares of Stock for every share of Stock subject thereto. Notwithstanding the provisions of Section 4(b) of the Plan, the maximum number of shares of Stock that may be issued in respect of Incentive Stock Options shall not exceed 1,000,000 shares. Shares of Stock may be made available from Stock held in treasury or authorized but unissued shares of the Company not reserved for any other purpose.

(b)    Canceled, Terminated or Forfeited Awards, Etc.    Any shares of Stock subject to an Award granted under the Plan or the Predecessor Plan which for any reason expires after the Effective Date without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Stock shall be available for grant under the Plan; provided that, for purposes of Section 4(a), (i) upon the Net Exercise of any Options or the exercise of any SAR granted under the Plan or the Predecessor Plan, the gross number of shares as to which such Option or SAR is being exercised, and not just the net number of shares delivered upon such exercise, shall be treated as issued pursuant to the Plan and (ii) any shares of Stock that are cancelled or surrendered to satisfy a Participant's applicable tax withholding obligations with respect to any awards granted under the Plan or the Predecessor Plan shall not again become available for issuance. To the extent that any Full Value Award granted under the Plan, or granted under the Predecessor Plan expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Stock, such recovery of such Award shall be treated for purposes of applying the maximum share limitation in Section 4(a) as a recovery of two (2) shares of Stock for each share of Stock subject to such Full Value Award granted under the Plan after the Effective Date or 1.67 shares of Stock for each such share of Stock granted at any time under the Predecessor Plan. In no event shall any shares surrendered by a Participant to exercise any Award or the repurchase of shares by the Company from any cash proceeds paid to exercise any Award increase the number of shares of Stock available for issuance under the Plan.

(c)    Individual Award Limitations.    No Participant may be granted under the Plan in any calendar year Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units covering an aggregate of more than 1,000,000 shares of Stock, subject to adjustment in Section 4(d). No Participant may be granted Options and SARs on more than 1,000,000 shares of Stock under the Plan in any calendar year, subject to adjustment in Section 4(d). The maximum aggregate cash payment with respect to cash-based Awards (including Performance Awards) granted in any one fiscal year that may be made to any Participant shall be $5,000,000. Notwithstanding the foregoing, no non-employee Director may be granted under the Plan in any calendar year (i) stock based Awards having a value, at the date of grant, in excess of $500,000, as determined based on the methodologies then applicable under the financial accounting rules applicable in respect of the Company's audited financial statements, or (ii) cash-based Awards having a value, at the date of grant, in excess of $500,000.

(d)    Adjustment of Awards Upon the Occurrence of Certain Events.    In the event of changes in the outstanding Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and SARs, the maximum number of shares of Stock subject to all Awards stated in Section 4(a) and the maximum number of shares of Stock with respect to which any one person may be granted Awards during any period stated in Section 4(c) shall be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 4(d), unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 4(d) will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 4(d) will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Further, with respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code. Fractional shares of Stock resulting from any adjustment in Awards pursuant to this Section 4(d) may be settled in cash or otherwise as the Committee determines. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

SECTION 5.    Performance Awards, Performance Shares and Performance Units

(a)    Generally.    The Committee shall have the authority to determine the Participants who shall receive Performance Awards, Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Period, and the Performance Criteria applicable in respect of such Performance Awards, Performance Shares and Performance Units for each Performance Period. The Committee shall determine the duration of each Performance Period (which may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants. Each grant of Performance Shares and Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Criteria applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units. Subject to the terms of the Plan, Performance Awards may be granted to Participants in such amounts, subject to such Performance Criteria, and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

(b)    Earned Performance Awards, Performance Shares and Performance Units.     Performance Awards, Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Criteria or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. In addition to the achievement of the specified Performance Criteria, the Committee may, at the grant date, condition payment of Performance Awards, Performance Shares and Performance Units on the Participant completing a minimum period of Service following the grant date or on such other conditions as the Committee shall specify. The Committee may provide, at the time of any grant of Performance Shares or Performance Units, that if performance relative to the Performance Criteria exceeds targeted levels, the number of shares issuable in respect of each

Performance Share or the value payable in respect of each Performance Unit shall be adjusted by such multiple (not in excess of 200%) as the Committee shall specify.

(c)    Performance Criteria.    Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries. When establishing Performance Criteria for a Performance Period, the Committee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, mergers, acquisitions, divestitures, discontinued operations, other unusual or non-recurring items, the cumulative effects of accounting changes or such other objective factors as the Committee deems appropriate. Except in the case of Awards to Executive Officers intended to be "other performance-based compensation" under Section 162(m)(4) of the Code, the Committee may also adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(d)    Special Rule for Performance Criteria.    If, at the time of grant, the Committee intends an Award of Performance Awards, Performance Shares or Performance Units to qualify as "other performance-based compensation" within the meaning of Section 162(m)(4) of the Code, the Committee must establish the Performance Criteria for the applicable Performance Cycle no later than the 90th day after the Performance Cycle begins (or by such other date as may be required under Section 162(m) of the Code).

(e)    Certification of Attainment of Performance Criteria.    As soon as practicable after the end of a Performance Cycle and prior to any payment in respect of such Performance Cycle, the Committee shall certify in writing the amount of the Performance Award, the number of Performance Shares, or the number and value of Performance Units, that have been earned on the basis of performance in relation to the established Performance Criteria. In no event may the Committee (i) with respect to an Award of Performance Awards, Performance Shares or Performance Units intended to qualify as "other performance-based compensation" within the meaning of Section 162(m)(4) of the Code, increase the value of an Award of Performance Award, Performance Shares or Performance Units above the maximum value determined pursuant to the attainment of the applicable Performance Criteria, but the Committee may retain the discretion to reduce the value below such maximum, or (ii) increase the value of an Award of Performance Awards, Performance Shares or Performance Units above the maximum amounts set forth in Section 4(c) hereof.

(f)    Payment of Awards.    Earned Performance Awards, Performance Shares and the value of earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable after the expiration of the Performance Period and the Committee's certification under Section 5(e) above, provided that (i) earned Performance Awards, Performance Shares and the value of earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied, and (ii) any amounts payable in respect of Performance Awards, Performance Shares or Performance Units pursuant to Section 9 of the Plan shall be distributed in accordance with Section 9. The Committee shall determine whether Performance Awards, Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Stock or in a combination thereof, with the value or number of shares of Stock payable to be determined based on the Fair Market Value of Stock on the date of the Committee's certification under Section 5(e) above.

(g)    Dividend Equivalents.    The Committee shall determine whether and to what extent dividends payable on Stock will be credited to a Participant in respect of a Performance Share, Performance Unit or Performance Award. Unless otherwise determined by the Committee at or after the grant date, a Participant holding Performance Shares shall not be entitled to exercise any voting rights and any other rights as a shareholder with respect to shares of Stock underlying such Award.

(h)    Newly Eligible Participants.    Notwithstanding anything in this Section 5 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Awards, Performance Shares or Performance Units after the commencement of a Performance Cycle.

(i)    Termination of Service.    Notwithstanding the otherwise applicable terms of any Performance Award or award of Performance Shares or Performance Units, the following provisions shall apply in respect of the termination of a Participant's Service for the Company and its Subsidiaries:

  (i)    Qualifying Termination of Employment.    Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, a Participant whose Service terminates by reason of a Qualifying Termination of Employment on or after the first anniversary of the commencement of the relevant Performance Cycle (or such other period as the Committee shall specify at the time of grant of the Performance Awards, Performance Shares or Performance Units) shall be entitled to a distribution of the same Performance Awards, number of Performance Shares, or the value of Performance Units (without pro-ration) that would have been payable for the Performance Cycle had his or her Service continued until the end of the applicable Performance Cycle. Any Performance Awards, Performance Shares or value of Performance Units becoming payable in accordance with the preceding sentence shall be paid at the same time as the Performance Awards, Performance Shares and the value of Performance Units are paid to other Participants (or at such earlier time as the Committee may permit). Any rights that a Participant or Designated Beneficiary may have in respect of any Performance Awards, Performance Shares or Performance Units outstanding at the date of the Qualifying Termination of Employment that are not available to be earned or that are not earned in accordance with this Section 5(h)(i) shall be forfeited and canceled, effective as of the date of the Participant's termination of Service.

  (ii)    Termination for any Other Reason.    Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if a Participant's Service is terminated for any reason other than a Qualifying Termination of Employment during a Performance Cycle, all of the Participant's rights to Performance Awards, Performance Shares and Performance Units related to such Performance Cycle shall be immediately forfeited and canceled as of the date of such termination of Service. Notwithstanding the immediately preceding sentence, a Participant's rights in respect of unearned Performance Awards, Performance Shares and Performance Units shall in all events be immediately forfeited and canceled as of the date of the Participant's termination of Service for Cause.

  (iii)    Termination in Connection with a Change in Control.    Notwithstanding anything to the contrary in this Section 5(h), Section 9 of the Plan shall determine the treatment of Performance Awards, Performance Shares and Performance Units upon a Change in Control, including the treatment of such Awards granted to any Participant whose Service is involuntarily terminated by an Employer other than for Cause or whose Service is terminated due to a Special Termination, in either case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof.

SECTION 6.    Restricted Stock and Restricted Stock Units

(a)    Grant.    Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee, or such other date as the Committee shall determine. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Restricted Stock and the number of Restricted Stock Units granted to each Participant, (ii) the Restriction Period(s) applicable thereto and (iii) such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Awards of Restricted Stock Units shall be evidenced by a bookkeeping entry in the Company's records (or by such other reasonable method as the Company shall determine from time to time).

(b)    Vesting.    Restricted Stock and Restricted Stock Units granted to Participants under the Plan shall be subject to a Restriction Period. Except as otherwise determined by the Committee at or after the grant date, and subject to the Participant's continued Service with his or her Employer on such date, the Restricted Stock shall vest ratably over three (3) years upon each anniversary of the grant date. The Committee may provide that the Restriction Period on Restricted Stock or Restricted Stock Units shall lapse, in whole or in part, upon the achievement of performance criteria (and without regard to the minimum service requirement), which criteria shall be selected from those available to the Committee under Section 5(c) of the Plan, provided that any Award of Restricted Stock made to any Executive Officer that is intended to qualify as "other performance-based compensation" under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Awards of Performance Shares under Section 5(d) of the Plan and subject to the certification required under Section 5(e) of the Plan. The Restriction Period shall also lapse, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Award.

(c)    Dividend Equivalents.    The Committee shall determine whether and to what extent dividends payable on Stock will be credited, or paid currently, to a Participant in respect of an Award of Restricted Stock Units. Unless otherwise determined by the Committee at or after the grant date, a Participant holding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a shareholder with respect to shares of Stock underlying such Award.

(d)    Settlement of Restricted Stock and Restricted Stock Units.    At the expiration of the Restriction Period for any Restricted Stock, the Company shall remove the restrictions applicable to the Restricted Stock, and shall, upon request, deliver the stock certificates evidencing such Restricted Stock to the Participant or the Participant's legal representative (or otherwise evidence the issuance of such shares free of any restrictions imposed under the Plan). At the expiration of the Restriction Period for any Restricted Stock Units, for each such Restricted Stock Unit, the Participant shall receive, in the Committee's discretion, (i) a cash payment equal to the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination of cash and shares of Stock having an aggregate value equal to the Fair Market Value of one share of Stock.

(e)    Restrictions on Transfer.    Except as provided herein in Section 12(b) or in an Award Agreement, shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restriction Period. Any such attempt by the Participant to sell, assign, transfer, pledge or encumber shares of Restricted Stock and Restricted Stock Units without complying with the provisions of the Plan shall be void and of no effect.

(f)    Termination of Service.    Notwithstanding the otherwise applicable terms of any Restricted Stock or Restricted Stock Unit Award, the following provisions shall apply in respect of the termination of a Participant's Service for the Company and its Subsidiaries:

  (i)    Qualifying Termination of Employment.    Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if a Participant's Service terminates by reason of a Qualifying Termination of Employment during the Restriction Period, a pro rata portion of any Stock related to Restricted Stock or a Restricted Stock Unit held by such Participant shall become nonforfeitable at the date of such termination, based on the number of full calendar months of such Participant's Service relative to the number of full calendar months in the relevant Restriction Period.

  (ii)    Termination for any Other Reason.    Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if a Participant's Service terminates for any reason other than a Qualifying Termination of Employment during the Restriction Period, any Restricted Stock or Restricted Stock Units held by such Participant shall be forfeited and canceled as of the date of such termination of Service. Notwithstanding the immediately preceding sentence, a Participant's rights in respect of unvested Restricted Stock or Restricted Stock Units shall in all events be immediately forfeited and canceled as of the date of the Participant's termination of Service for Cause.

  (iii)    Termination in Connection with a Change in Control.    Notwithstanding anything to the contrary in this Section 6(f), Section 9 of the Plan shall determine the treatment of Restricted Stock and Restricted Stock Units upon a Change in Control, including the treatment of such Awards granted to any Participant whose Service is involuntarily terminated by an Employer other than for Cause or whose Service is terminated due to a Special Termination, in either case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof.

SECTION 7.    Stock Options and Stock Appreciation Rights

(a)    Grant.    Options and Stock Appreciation Rights ("SARs") may be granted to Participants at such time or times as shall be determined by the Committee. The Committee shall have the authority to grant Incentive Stock Options, Non-statutory Stock Options and SARs. The grant date of an Option or SAR under the Plan will be the date on which the Option or SAR is awarded by the Committee, or such other future date as the Committee shall determine in its sole discretion. Each Option or SAR shall be evidenced by an Award Agreement that shall specify the type of Option Award granted, the exercise price, the duration of the Option or SAR, the number of shares of Stock to which the Option or SAR pertains, the conditions upon which the Option or SAR or any portion thereof shall become vested or exercisable and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. For the avoidance of doubt, Incentive Stock Options may only be granted to Employees.

(b)    Exercise Price.    The Committee shall establish the exercise price at the time each Option or SAR is granted, which price shall not be less than 100% of the Fair Market Value of the Stock on the grant date. Notwithstanding the foregoing, if an Incentive Stock Option is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate thereof, the exercise price shall be at least 110% of the Fair Market Value of the Stock on the grant date.

(c)    Vesting.    Except as otherwise determined by the Committee at or after the grant date, and subject to the Participant's continued Service with his or her Employer on such date, each Option and SAR awarded to a Participant under the Plan shall become vested and exercisable in three (3) approximately equal installments on each of the first three (3) anniversaries of the grant date. In its discretion, the Committee may establish performance conditions with respect to the exercisability of any Option or SAR during a Performance Period selected by the Committee.

(d)    Exercisability.    No Option or SAR shall be exercisable on or after the tenth (10th) anniversary of its grant date (or, with respect to an Incentive Stock Option granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate thereof, the fifth (5th) anniversary of the grant). No Option may be exercised for a fraction of a share of Stock. The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(e)    Payment of Option Exercise Price.    No Stock shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefore is received by the Company. Such payment may be made in cash or its equivalent or, if permitted by the Committee, (i) by exchanging shares of Stock owned by the Participant for at least six months (or for such greater or lesser period as the Committee may determine from time to time) and which are not the subject of any pledge or other security interest, (ii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price of the portion of the Option being exercised. Additionally, to the extent authorized by the Committee (whether at or after the grant date), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose. The Company may not make a loan to a Participant to facilitate such Participant's exercise of any of his or her Options or payment of taxes.

(f)    Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price; by (ii) the number of shares of Stock with respect to which the SAR is exercised. At the sole discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Stock of equivalent value, or in some combination thereof.

(g)    Incentive Stock Option Status.    Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time.

(h)    Termination of Service.    Notwithstanding the otherwise applicable terms of the Option or SAR, the following provisions shall apply in respect of the termination of a Participant's Service for the Company and its Subsidiaries:

  (i)    Special Termination.    Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, if the Participant's Service is terminated due to a Special Termination, then all Options and SARs held by the Participant on the effective date of such Special Termination shall vest and become exercisable and shall remain exercisable until the first to occur of (A) the first anniversary of the effective date of such Special Termination (or, for Incentive Stock Options, the first anniversary of such Special Termination) or (B) the expiration date of the Option or SAR.

  (ii)    Termination for any Other Reason.    Unless otherwise determined by the Committee at or after the grant date, or except as provided in an employment or individual severance agreement between a Participant and an Employer, (A) if the Participant's Service is voluntarily or involuntarily terminated for any reason other than a Special Termination prior to the expiration date of the Option or SAR, any Options and SARs that have not become vested and exercisable on or before the effective date of such termination shall terminate on such effective date, and (B) if the Participant's Service is terminated voluntarily or involuntarily for any reason other than a Special Termination or for Cause, any vested and exercisable Options and SARs then held by the Participant shall remain exercisable for a period of 90 days following the effective date of such termination of Service.

  (iii)    Termination for Cause.    Notwithstanding anything contrary in this Section 7(g), if the Participant's Service is terminated for Cause, then all Options or SARs (whether or not then vested or exercisable) shall terminate and be canceled immediately upon such termination, regardless of whether then vested or exercisable.

  (iv)    Termination in Connection with a Change in Control.    Notwithstanding anything to the contrary in this Section 7(g), Section 9 of the Plan shall determine the treatment of Options and SARs upon a Change in Control, including the treatment of Options and SARs granted to any Participant whose Service is involuntarily terminated by an Employer other than for Cause or whose Service is terminated due to a Special Termination, in either case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof.

(i)    Restrictions on Transferability.    The Committee may impose such restrictions on any Stock acquired pursuant to the exercise of an Option granted pursuant to this Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Stock acquired pursuant to exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Stock is listed and/or traded.

(j)    Dividends and Other Distributions.    Participants who hold Options or SARs granted hereunder shall not be credited with dividends, dividend equivalents, or other additional rights or benefits on account of dividends declared or paid with respect to the underlying Shares, except as provided in Section 4(d).

SECTION 8.    Other Stock-Based Awards

(a)    Other Stock Based Awards.    The Committee may grant Other Stock-Based Awards, including, but not limited to, the outright grant of Stock in satisfaction of obligations of the Company or any Affiliate thereof under another compensatory plan, program or arrangement, modified Awards intended to comply with or structured in accordance with the provisions of applicable non-U.S. law or practice, or the sale of Stock, in such amounts and subject to such terms and conditions as the Committee shall determine, including, but not limited to, the satisfaction of Performance Criteria. Each Other-Stock Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions applicable thereto. Any Other Stock-Based Award may entail the transfer of actual shares of Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Stock, or any combination of the foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.

(b)    Termination of Service.    In addition to any other terms and conditions that may be specified by the Committee, each Other Stock-Based Award shall specify the impact of a termination of Service upon the rights of a Participant in respect of such Award. At the discretion of the Committee, such conditions may be the same as apply with respect to Restricted Stock or Restricted Stock Units, or may contain terms that are more or less favorable to the Participant.

SECTION 9.    Change In Control

(a)    Awards Not Replaced By Alternative Awards.    Notwithstanding any other provision of the Plan to the contrary, the provisions of this Section 9 shall govern the rights of Participants in the event of a Change of Control. Except to the extent that an Alternative Award is provided to a Participant in accordance with Section 9(b) with respect to any Award, or except as may otherwise be provided in an employment or individual severance agreement or between a Participant and an Employer or an Award Agreement, upon a Change in Control (i) all outstanding Options shall become vested and exercisable immediately, (ii) the Restriction Period on all outstanding Restricted Stock and Restricted Stock Units shall lapse immediately and (iii) all outstanding Performance Awards, Performance Shares and Performance Units shall become vested and payable in the amounts determined as provided below. Each outstanding Performance Award, Performance Share and Performance Unit shall be canceled in exchange for a payment equal to the greater of the amount that would have been payable in respect to such Award (a) had the performance with respect thereto been achieved at target or (b) based on the actual performance to the date of the Change in Control (or the closest date to the Change in Control as of which such performance may reasonably be determined). Additionally, the Committee (as constituted prior to the Change in Control) may provide that in connection with the Change in Control (i) each Option shall be canceled in exchange for a payment in an amount equal to the excess, if any, of the Fair Market Value over the exercise price for such Option, with any Option having an exercise price at or below such Fair Market Value cancelled for a payment of zero, and (ii) each share of Restricted Stock and each Restricted Stock Unit shall be canceled in exchange for a payment in an amount equal to the Fair Market Value, multiplied by the number of shares of Stock covered by such Award. Any amounts payable in accordance with this Section 9(a) shall be made in cash or, if determined by the Committee (as constituted prior to the Change in Control), in shares of the stock of the New Employer that are registered and freely tradable on an established U.S. securities market and that have an aggregate fair market value equal to the amount otherwise payable in cash, or in a combination of such shares of New Employer stock and cash. All amounts payable under this Section 9(a) shall be payable in full, as soon as reasonably practicable, but in no event later than ten business days, following the Change in Control. For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined on the date the Change of Control occurs applying the definition of Fair Market Value hereunder to the New Employer common stock.

(b)    Alternative Awards.    Notwithstanding the provisions of Section 9(a), no cancellation, acceleration of exercisability, vesting, issuance of shares, cash settlement or other payment shall occur with respect to any Award or any class of Awards, in either case, if such Award or class of Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by a New Employer immediately following the Change in Control, provided that the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Alternative Award will:

  (i)    be based on stock which is traded on an established U.S. securities market, or which will be so traded within 60 days following the Change in Control;

  (ii)    provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

  (iii)    in the case of any Alternative Award provided in respect of any Award other than Performance Awards, Performance Shares and Performance Units, have substantially equivalent economic value to such Award (as determined by the Committee as constituted immediately prior to the Change in Control, in its sole discretion) promptly after the Change in Control;

  (iv)    in the case of any Alternative Award provided in respect of any Performance Awards, Performance Shares and Performance Units, relate to a number of shares of restricted stock (or a contractual right to receive a number of shares of the stock) of the New Employer having a fair market value at the date of the Change in Control equal to the amount that would have been payable in respect of such Performance Awards, Performance Shares or Performance Units at the time of the Change in Control under the provisions of Section 9(a) and that will become vested, if at all, subject to the continued performance of services by the Participant through the date the applicable performance period would otherwise have lapsed or, if earlier, the date of the Participant's death or termination of employment due to Disability;

  (v)    have terms and conditions which provide that if the Participant's employment is involuntarily terminated or constructively terminated (other than for Cause) upon or within two years following such Change in Control, any forfeiture conditions related to a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award (including any Alternative Award related to New Employer restricted stock or restricted stock units issued in respect of a Performance Award, Performance Share or Performance Unit pursuant to subclause (iv) above) shall be waived or shall lapse, as the case may be. For this purpose, a constructive termination shall have the meaning specified in an employment or individual severance agreement between a Participant and an Employer or in Award Agreement or, if no such agreement shall be in effect as to the Participant, shall mean a termination of employment by a Participant following a material reduction in the Participant's compensation or the relocation of the Participant's principal place of employment to another location more than 50 miles farther away from the Participant's home than the Participant's prior principal place of employment, in each case, without the Participant's prior written consent.

Notwithstanding the foregoing provisions of this Section 9(b), any Restricted Stock Units that are deferred compensation subject to Code Section 409A shall not be subject to the provisions of this Section 9(b) and, upon a Change in Control, the Restricted Period of each such Restricted Stock Unit Award shall expire, all such Restricted Stock Units shall become nonforfeitable, and payment of such Restricted Stock Units shall be made within thirty (30) days after the Change in Control.

(c)    Termination of Service Prior to Change in Control.    In the event that any Change in Control occurs as a result of any transaction described in clause (iii) or (iv) of the definition of such term, any Participant whose Service is involuntarily terminated by an Employer other than for Cause or is terminated due to a Special Termination, in either case, on or after the date on which the shareholders of the Company approve the transaction giving rise to the Change in Control, but prior to the consummation thereof, shall be treated, solely for purposes of this Plan (including, without limitation, this Section 9), as continuing in Service until the occurrence of such Change in Control and to have been terminated immediately thereafter.

SECTION 10.    Effective Date, Amendment, Modification and Termination of the Plan or Awards

The Plan shall be effective on the Effective Date, and shall continue in effect, unless sooner terminated pursuant to this Section 10, until the tenth anniversary of the Effective Date, after which no new Awards may be granted under the Plan. The Board may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(d) of the Plan, materially increase the number of shares of Stock subject to the Plan or the individual Award limitations specified in Section 4(c) of the Plan, (iii) materially modify the requirements for participation in the Plan or (iv) materially modify the Plan in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable. In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Company, the Committee may affirmatively act to amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, subject to Section 4(d), including without limitation, to change the date or dates as of which (A) an Option becomes exercisable, (B) a Performance Award, Performance Share or Performance Unit is deemed earned, or (C) Restricted Stock and Restricted Stock Units becomes nonforfeitable, except that no outstanding Option or SAR may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(d) of the Plan) in a manner that would have the effect of reducing its original exercise price or otherwise constitute repricing. Any such action by the Committee shall be subject to the Participant's consent if the Committee determines that such action would adversely affect in any material way the Participant's rights under such Award, whether in whole or in part. No amendment, modification or termination of the Plan or any Award shall adversely affect in any material way any Award theretofore granted under the Plan, without the consent of the Participant.

SECTION 11.    Deferrals and Section 409A

Notwithstanding anything in this Plan to the contrary, no terms of this Plan relating to Awards or any deferral with respect thereto shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to cause an Award, or the deferral or payment thereof, to become subject to interests and additional tax under Section 409A. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service (or the Participant's death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

SECTION 12.    General Provisions

(a)    Withholding.    The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy any applicable tax withholding requirements under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of Stock, at the Committee's discretion, the Participant shall be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Stock or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Stock whose Fair Market Value equals such amount required to be withheld.

(b)    Nontransferability of Awards.    No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have all of the beneficial interest and any other entity in which these persons (or the Participant) own all of the voting interests ("Permitted Transferees"). Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

(c)    No Limitation on Compensation.    Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation, in cash or property, in a manner which is not expressly authorized under the Plan.

(d)    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award Agreement. In such an instance, unless the Committee determines to round payments up to the nearest whole Share, determines that payment shall be made in cash, or determines otherwise, fractional Shares and any rights thereto shall be forfeited or otherwise eliminated.

(e)    No Right to Employment.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant.

The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with an Employer. Each Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. The Company expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing. Further, the Company expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.

(f)    No Rights as Shareholder.    Subject to the provisions of the applicable Award contained in the Plan and in the Award Agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Stock to be distributed under the Plan until he or she has become the holder thereof.

(g)    Construction of the Plan.    The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware (without reference to the principles of conflicts of law).

(h)    Compliance with Legal and Exchange Requirements.    The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state and foreign country laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any federal, state or foreign country law, rule or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

(i)    Indemnification.    Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or by-laws, by contract, as a matter of law, or otherwise.

(j)    No Impact On Benefits.    Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant's right under any such plan, policy or program.

(k)    No Constraint on Corporate Action.    Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.

(l)    Unfunded Plan.    The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

(m)    Severability.    If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

(n)    Successors.    Any obligations of the Company or any Employer under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company or Employer, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Employer, as applicable.

(o)    Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

DEAN FOODS COMPANY ANNUAL MEETING OF STOCKHOLDERS – MAY 11, 2016 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Gregg A. Tanner and Kristy N. Waterman, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all of the shares of common stock of Dean Foods Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 11, 2016, at 10:00 a.m. Central Daylight Time, or any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and any other matter that may properly come before the meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5, AND AGAINST PROPOSAL 6. IMPORTANT – IF YOU INTEND TO VOTE BY MAILING IN THIS PROXY CARD, RATHER THAN BY INTERNET OR TELEPHONE, YOU MUST COMPLETE, SIGN, AND DATE THE REVERSE SIDE. (Continued and to be marked, dated and signed on other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 11, 2016. Our 2016 Proxy Statement and our 2015 Annual Report to Stockholders are available at: www.viewproxy.com/deanfoods/2016

Please mark your votes like this x A. Proposals – The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5 and AGAINST Proposal 6. 1. Election of Directors FORAGAINST ABSTAIN FOR AGAINST ABSTAIN FORAGAINST ABSTAIN o o o o o o o o o o o o o o o o o o o o o o o 01 Janet Hill 02 J. Wayne Mailloux 03 Helen E. McCluskey 04 John R. Muse 05 B. Craig Owens 06 Gregg A. Tanner 07 Jim L. Turner 08 Robert T. Wiseman o 4. Advisory Vote to Approve our Executive Compensation oFORoAGAINSToABSTAIN 5. Approval of 2016 Stock Incentive Plan oFORoAGAINSToABSTAIN 6. Stockholder Proposal regarding GMO Reporting oFORoAGAINSToABSTAIN 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s Independent Public Accounting Firm oFORoAGAINSToABSTAIN 3. Approval, on an advisory basis, of Bylaw Amendment (Forum Selection Provision) oFORoAGAINSToABSTAIN B. Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below. Date Signature Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) o Please indicate if you plan to attend this meeting o Signature (Joint Owners) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.